Exhibit 10.2

THE HANOVER INSURANCE GROUP CASH BALANCE
PENSION PLAN

PART I

(As amended and restated generally effective January 1, 2016)

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THE HANOVER INSURANCE GROUP CASH BALANCE
PENSION PLAN

PART I

Part I

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8.03	Forfeitures	49
8.04	Resumption of Service	50
8.05	Service with Affiliates	50
8.06	Distribution of Benefits	50
8.07	Cashout Repayment Option	50
8.08	Early Retirement Election	51
8.09	Amendment to Vesting Schedule	51

Part I

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ARTICLE I

NAME, PURPOSE AND EFFECTIVE DATE OF PLAN

1.01     General Statement.  The Hanover Insurance Group Cash Balance Pension Plan (the “Plan”) consists of three parts, Part I, Part II and Part III.  Part I of the Plan provides a cash balance and pension benefit, which was formerly provided under a plan known as “The Allmerica Financial Cash Balance Pension Plan”.  Part II of the Plan provides a pension benefit, which was formerly provided under a plan known as “The Allmerica Financial Agents’ Pension Plan”.  Part III of the Plan contains provisions applicable to each of Part I and Part II.

The provisions of Part III of the Plan shall override any provision of Part I and or Part II of the Plan as provided in Part III of the Plan.

The benefits payable to eligible Participants under Part I of the Plan are governed by the terms and conditions of Part I of the Plan and Part III of the Plan.  The definitions of terms as used in this Part I of the Plan are as set forth in Article II, except as otherwise provided in this Article I.

1.02     Name of Plan.  The prior version of this Part I of the Plan, known as The Allmerica Financial Cash Balance Pension Plan, generally effective January 1, 1997 (“The Allmerica Cash Balance Plan”), was an amendment and restatement of the State Mutual Companies’ Pension Plan.  It was adopted by First Allmerica Financial Life Insurance Company (“First Allmerica”) and its affiliates, Citizens Insurance Company (“Citizens”) and The Hanover Insurance Company (“Hanover”).  Effective January 1, 1995, the State Mutual Companies Pension Plan added a cash balance benefit.  Effective December 31, 1994, benefit accruals provided under the integrated unit credit benefit formula of the State Mutual Companies’ Pension Plan were frozen for all Participants, except Participants eligible for certain continuing benefit accruals.  Certain other accruals and benefits under this Part I of the Plan were subsequently frozen as provided in this Part I.

Prior versions of this Part I of the Plan were sponsored by First Allmerica, formerly known as State Mutual Life Assurance Company of America, from January 1, 1941 to December 31, 2007.  Effective January 1, 2008, this Part I of the Plan was adopted by Hanover, an Affiliate of First Allmerica, as the sole Employer.  Effective January 1, 1992, a prior version of this Part I of the Plan was merged with The Allmerica Financial Agents’ Pension Plan (formerly known as the State Mutual Agents’ Pension Plan) (the “Agents’ Pension Plan”).

Benefits payable under the Agents’ Pension Plan are set forth in Part II of the Plan.  Parts I and II of the Plan are permissively aggregated for purposes of the qualification and non-discrimination requirements applicable to the Plan under Code Sections 401 and 410.

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1.03     Purpose.  The Plan has been established for the exclusive benefit of Participants and their Beneficiaries and as far as possible shall be interpreted and administered in a manner consistent with this intent and consistent with the requirements of Code Section 401.

Subject to Article IV of Part III of the Plan and to Section 10.04 of Part III of the Plan, which relates to the return of Employer contributions under special circumstances, until such time as the Plan has been terminated and all Plan liabilities have been satisfied, under no circumstances shall any assets of the Plan, or any contributions made under the Plan, be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries and to defray reasonable expenses incurred in the administration of the Plan.

1.04     Restated Plan Effective Date.  The “effective date” of this amended and restated Part I of the Plan is January 1, 2016 (except for those provisions of this Part of the Plan which have an alternative effective date).  Except to the extent otherwise specifically provided in this Part I of the Plan, (i) the provisions of this amended and restated Part I of the Plan shall apply to a Participant who is in the employ of the Employer on or after January 1, 2016.  The rights and benefits of any Participant whose employment with the Employer terminated prior to January 1, 2016 shall be determined in accordance with the provisions of this Part I of the Plan as were in effect at the appropriate time or times prior to January 1, 2016; provided, however, that if the Accrued Benefit of any such Participant has not been completely distributed before January 1, 2016, then such Accrued Benefit shall be accounted for and distributed in accordance with the provisions of this version of Part I of the Plan, but only to the extent that any such provision is not inconsistent with Part III of the Plan and subject to the requirements of applicable law.

ARTICLE II

DEFINITIONS

All section and article references in this Part I are to section and article references in this Part I, except as otherwise expressly provided.

As used in Parts I, II and III of the Plan, the following words and phrases shall have the meanings set forth in this Part I, unless a different meaning is clearly required by the context or is otherwise provided in Part II and or Part III of the Plan.

2.01    “Accrued Benefit”:

(a)       means, except as provided in Section 2.01(b) below, the sum of (i) the monthly retirement benefit payable as a single life annuity to the Participant beginning on his or her Normal Retirement Date which is the Actuarial Equivalent of the Participant’s Projected Account Balance, plus (ii) the Participant’s Grandfathered Benefit, if any.

(b)       means, with respect to the minimum benefit for Non-Key Employee Participants in a Top Heavy Plan, the sum of such benefits earned by the Participant, which

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benefits are payable at the Participant’s Normal Retirement Date and are described in Section 2.03 of Part III of the Plan.

2.02    “Actuarial Equivalent” means a benefit having the same value as the benefit or benefits otherwise payable.  Except as otherwise provided in this Section, the present value of any benefit determined under the terms of the Part I of the Plan will be the actuarial equivalent of the no-death benefit life annuity retirement benefit specified in Section 6.01.

Actuarial Equivalent life annuity settlements of Participants' Projected Account Balances or of optional life annuity Top Heavy Plan benefits will be computed utilizing (i) the Code Section 417 Mortality Table for determining the amount payable to a Participant having an annuity starting date on or after January 1, 2004, and (ii) the Code Section 417 Interest Rate for determining the amount payable to a Participant having an annuity starting date that occurred from January 1, 2004 through December 31, 2007, and the Code Section 417 Applicable Interest Rate for determining the amount payable to a Participant having an annuity starting date on or after January 1, 2008.

Optional annuity settlements of Grandfathered Benefits and of the Actuarial Equivalent monthly life annuity derived from a Participant's Projected Account Balance will be computed utilizing the 1983 Group Annuity Table with Projection H, with mortality rates based on calendar year of birth of 1930 and interest at the rate of 7% per annum.  Adjustment factors used to determine optional forms of Grandfathered Benefits and of the Actuarial Equivalent monthly life annuity derived from a Projected Account Balance are included in Exhibit A, attached hereto and made a part of Part I of the Plan.

Adjustment factors used to determine optional Grandfathered Benefits not illustrated and used to determine optional annuities for the Actuarial Equivalent monthly life annuity derived from a Projected Account Balance not included in the preceding paragraph, if any, will be computed on an actuarial basis consistent with that used in computing the factors shown in Exhibit A.

The present value (including, but not limited to, for purposes of Section 7.01(a)(i)(B), Section 7.01(a)(ii)(B), determining eligibility for cashout distributions under Sections 6.06 and 8.02 and determining the amount of any lump sum distribution of a Grandfathered Benefit or a benefit for Non-Key Employee Participants in a Top Heavy Plan) shall be determined on the basis of (i) the mortality rates specified above and an interest rate of 7% per annum, or (ii) the Code Section 417 Mortality Table and the Code Section 417 Interest Rate (or for determining the amount payable to a Participant having an annuity starting date on and after January 1, 2008, the Code Section 417 Applicable Interest Rate), whichever produces the greater benefit.

The preceding paragraphs shall not apply to the extent they would cause the Plan to fail to satisfy the requirements of Article IV of Part III of the Plan or Section 2.03 of Part III of the Plan.

For purposes of the Part I of the Plan,

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(a)       the “Code Section 417 Mortality Table” means the applicable mortality table prescribed by the Secretary of the Treasury pursuant to Code Section 417(e)(3), as in effect from time to time; provided, however, that notwithstanding the preceding provisions of this paragraph, for distributions commencing on or after December 31, 2002 and prior to January 1, 2008, the Code Section 417 Mortality Table means the Table set forth in Revenue Ruling 2001-62 and for purposes of determining the amount payable to a Participant with an annuity starting date on or after January 1, 2008, the Code Section 417 Mortality Table means the Table set forth in Revenue Ruling 2007-67 or such other Table as may be prescribed by the Secretary of the Treasury pursuant to Code Section 417(e)(3);

(b)        for periods beginning on and after January 1, 2004, the “Code Section 417 Interest Rate” means, for the Plan Year which contains the annuity starting date for the distribution, the annual rate of interest on 30-year Treasury securities in effect for the second month immediately preceding the first day of the Plan Year (e.g., November 2006 for the 2007 Plan Year); and

(c)       for periods beginning on and after January 1, 2008, the “Code Section 417 Applicable Interest Rate” means, for the Plan Year which contains the annuity starting date for the distribution, the applicable interest rate described by Code Section 417(e) after its amendment by the Pension Protection Act of 2006, which rate more specifically shall be the adjusted first, second, and third segment rates applied under rules similar to the rules of Code Section 430(h)(2)(C) (without considering any adjustment under rules similar to the rules of Code Section 430(h)(2)(C)(iv)) for the lookback month used to determine the previously applicable interest rate on 30-year Treasury securities (e.g., November 2009 for the 2010 Plan Year) or for such other time as the Secretary of the Treasury may by regulations prescribe.

(d)       For purposes of determining the Code Section 417 Applicable Interest Rate, the first, second, and third segment rates are the first, second, and third segment rates which would be determined under Code Section 430(h)(2)(C) (without considering any adjustment under Code Section 430(h)(2)(C)(iv)) if:

(i)        Code Section 430(h)(2)(D) were applied by substituting the average yields for the month described in clause (ii) below for the average yields for the 24-month period described in such Code section, and

(ii)       Code Section 430(h)(2)(G)(i)(II) were applied by substituting “Section 417(e)(3)(A)(ii)(II)” for “Section 412(b)(5)(B)(ii)(II)”, and

(iii)      The applicable percentage under Code Section 430(h)(2)(G) is treated as being 20% in 2008, 40% in 2009, 60% in 2010, and 80% in 2011.

2.03    (a)       “Affiliate” means any incorporated Career Agent of an Employer and corporation affiliated with the Employer through the action of such corporation’s board of directors and the Employer’s Board of Directors.

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(b)        “Affiliate” also means:

(i)        Any corporation or corporations which together with the Employer constitute a controlled group of corporations or an “affiliated service group”, as described in Code Sections 414 (b) and 414 (m), as now enacted or as later amended and in regulations promulgated thereunder; and

(ii)       Any partnerships or proprietorships under the common control of the Employer.

2.04    “Age” means, except for purposes of determining lump sum cash distributions and optional life annuity benefits, the age of a person at his or her last birthday.  Lump sum cash distributions and optional life annuity benefits will be determined on the basis of a person’s age nearest birthday.

2.05    “Allocation” means an amount equal to the percentage of a Participant’s Eligible Compensation specified below for each of the Plan Years commencing on or after January 1, 1995 and prior to January 1, 2005.

Plan Year	Percentage
1995	7%
1996	7%
1997	7%
1998	7%
1999	7%
2000	7%
2001	5%
2002	3%
2003	5%
2004	5.5%

An Employee will not receive more than one Allocation for any Plan Year with respect to the same Compensation.

2.06    “Annuity Commencement Date” means the date as of which a benefit commences under the Plan.

2.07    “Beneficiary” means the person, trust, organization or estate designated to receive Plan benefits payable on or after the death of a Participant.

2.08    “Compensation” means:

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(a)        For purposes of determining a Participant’s Allocation specified in Section 4.02, the total wages or salary, overtime, bonuses, and any other taxable remuneration paid to an Employee by the Employer during the Plan Year, while the Employee is a Participant, as reported on the Participant’s W-2 for the Plan Year; provided, however, that Compensation for this purpose shall be determined without reduction for (i) any Code Section 401(k) salary reduction contributions contributed on the Participant’s behalf for the Plan Year to any defined contribution plan sponsored by the Employer and (ii) the amount of any salary reduction contributions contributed on the Participant’s behalf for the Plan Year to any Code Section 125 plan sponsored by the Employer.

Notwithstanding the above, Compensation for the above purpose shall not include:

(i)        incentive compensation paid to Participants pursuant to the Employer’s Executive Long Term Performance Unit Plan or pursuant to any similar or successor executive compensation plan;

(ii)       Employer contributions to a deferred compensation plan or arrangement (other than salary reduction contributions to a Code Section 401(k) or Code Section 125 plan, as described above) either for the year of deferral or for the year included in the Participant’s gross income;

(iii)      any income which is received by or on behalf of a Participant in connection with the grant, receipt, settlement, exercise, lapse of risk of forfeiture or restriction on transferability, or disposition of any stock option, stock award, stock grant, stock appreciation right or similar right or award granted under any plan, now or hereafter in effect, of the Employer or any successor to the Employer, the Employer’s parent, any such successor’s parent, any subsidiaries or affiliates of the Employer, or any stock or securities underlying any such option, award, grant or right;

(iv)      severance payments paid in a lump sum;

(v)       Code Section 79 imputed income or long term disability and workers’ compensation benefit payments;

(vi)      taxable moving expense allowances or taxable tuition or other educational reimbursements;

(vii)     for Plan Years commencing after December 31, 1998, compensation paid in the form of commissions;

(viii)    non-cash taxable benefits provided to executives, including the taxable value of Employer-paid club memberships, chauffeur services and Employer-provided automobiles; and

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(ix)    other taxable amounts received other than cash compensation for services rendered, as determined by the Plan Administrator.

(b)        For purposes of Section 2.03 of Part III of the Plan and for purposes of Article IV of Part III of the Plan, the term “Compensation” means a Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan (as described in Section 1.62-2(c) of the Treasury Regulations), and excluding the following:

(i)        Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(ii)       amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)      amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)       other amounts which receive special tax benefits.

For Plan Years commencing after December 31, 1997, Compensation for purposes of the Part I of the Plan shall also include Employee elective deferrals under Code Section 402(g)(3), and amounts contributed or deferred by the Employer at the election of the Employee and not includible in the gross income of the Employee, by reason of Code Sections 125, 132(f)(4), 402(e)(3) and 402(h)(1)(B).

Additionally, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage (deemed Code Section 125 compensation).  Such an amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(c)        Notwithstanding Sections 2.08(a) and (b) above, for Plan Years beginning on or after January 1, 1994 and prior to January 1, 2002, the annual Compensation of each Participant taken into account for determining all benefits provided under

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Part I of the Plan for any determination period shall not exceed $150,000.  This limitation shall be adjusted for inflation by the Secretary under Code Section 401(a)(17)(B) in multiples of $10,000 by applying an inflation adjustment factor and rounding the result down to the next multiple of $10,000 (increases of less than $10,000 are disregarded).  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined beginning in such calendar year.

If Compensation is being determined for a Plan Year that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

If Compensation for any prior determination period is taken into account in determining a Participant’s benefits for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that prior period.  For this purpose, in determining benefits in Plan Years beginning on or after January 1, 1989, the annual Compensation limit in effect for determination periods beginning before that date is $200,000.  In addition, in determining benefits in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for determination periods beginning before that date is $150,000.

(d)        Notwithstanding the foregoing, the annual Compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000.  Annual compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Part I of the Plan (the “determination period”).  For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, the annual Compensation for any prior determination period shall be limited to $200,000.

The $200,000 limit on annual Compensation for determination periods beginning after December 31, 2001 shall be adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

2.09    “Credited Service” means and includes all Hours of Service (except excluded Hours described in Sections 2.23(b), (c), (g) and (h)) completed with the Employer as an eligible Employee on and after the date an Employee becomes a Participant in Part I of the Plan.

For purposes of the Part I of the Plan, a Participant shall receive a Year of Credited Service for each Plan Year in which he or she completes at least 1,000 Hours of Credited Service; provided that for the Plan Year in which an Employee initially becomes a

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Participant in Part I of the Plan, such Participant shall receive a Year of Credited Service if he or she completes at least 1,000 Hours of Service in the Plan Year.

A Participant who is absent because of sickness or injury shall receive Credited Service for the period described in Sections 2.23(b) or (g).  Except as provided in Section 6.05, if any such absence continues beyond such period, the Participant shall receive no further Credited Service.

Notwithstanding the rules for determining Credited Service described above:

(i)        Eligible Re-employed Pensioners of First Allmerica, Citizens, Hanover and General Agents of First Allmerica (as each is described in Section 6.09) shall receive no further Credited Service for periods of re-employment following their retirement unless they complete at least 1,000 Hours of Service in a Plan Year.

(ii)       If during a Plan Year a Participant is employed by the Employer as a member of an eligible class of Employees and is also employed by an Affiliate, employed as a member of an ineligible class of Employees, or employed as a Career Agent or General Agent of First Allmerica, he or she shall receive Credited Service under this Part I of the Plan only for Hours of Service completed while employed as a member of an eligible class of Employees.

(iii)      For purposes only of determining eligibility for early retirement and eligibility for the Rule of 85 and Rule of 95 subsidized Early Retirement Benefits described in Section 6.02, but not for purposes of computing the amount of benefits payable, Credited Service shall include Hours of Service completed with Craftsman Insurance Company and the Hanover Life Insurance Company, both former affiliates of Hanover, and as a Career Agent or General Agent of First Allmerica.

2.10    “Determination Date” means the date as of which a Participant’s Accrued Benefit is calculated.

2.11    “Eligible Compensation” means the Compensation taken into account for purposes of determining a Participant’s Allocation for a Plan Year pursuant to Section 4.02.  If a Participant is a Participant in Part I of the Plan on the first day of any Plan Year, such Participant’s Eligible Compensation shall be his or her Compensation for such Plan Year paid while the Participant is employed as a member of an eligible class of Employees.  If an Employee becomes a Participant in Part I of the Plan on any day after the first day of a Plan Year, such Participant’s Eligible Compensation shall be his or her Compensation for such Plan Year paid on and after the date he or she becomes a Participant and while the Participant is employed as a member of an eligible class of Employees.

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2.12    “Eligibility Computation Period” means a period of twelve consecutive months commencing on an Employee’s Employment Commencement Date or, if an Employee does not complete at least 1,000 Hours of Service during such initial period, such Employee’s Eligibility Computation Period means the Plan Year commencing with the first Plan Year following the Employee’s Employment Commencement Date and, if necessary, each succeeding Plan Year.

2.13    “Employee” means any employee who is employed by the Employer.

2.14    “Employer” means The Hanover Insurance Company.

2.15    “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service or, in the case of an Employee who has a One-Year Break in Service, the date on which he or she first performs an Hour of Service after such Break.

2.16    “Fiduciary” means any person who (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets; (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so; or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Plan Administrator.

2.17    “First Allmerica” means First Allmerica Financial Life Insurance Company.

2.18    “Five Percent Owner” means, in the case of a corporation, any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer.  In the case of an Employer that is not a corporation; “Five Percent Owner” means any person who owns or under applicable regulations is considered as owning more than five percent of the capital or profits interest in the Employer.  In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers.

2.19    “Former Participant” means a person who had been an active Participant in Part I or Part II of the Plan (as applicable), but who has ceased to accrue further Credited Service for any reason.

2.20    “Grandfathered Benefit” means either the Basic Grandfathered Benefit or the Special Grandfathered Benefit, as defined below.

(a)       “Basic Grandfathered Benefit” means the monthly retirement benefit payable as a single life annuity to an actively employed Participant on his or her Normal Retirement Date, calculated in accordance with the benefit formula set forth in Section 6.01 of Part I of the Plan, as in effect on December 31, 1994.  Such benefit shall be calculated based on the Participant’s Average Monthly

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Compensation and Credited Service, determined as of December 31, 1994, based on the provisions of Part I of the Plan as in effect on such date.

(b)       “Special Grandfathered Benefit” means the monthly retirement benefit payable as a single life annuity to an actively employed Participant on his or her Normal Retirement Date, calculated in accordance with the benefit formula set forth in Section 6.01 of Part I of the Plan, as in effect on December 31, 1994.  Such benefit shall be based on the Participant’s Average Monthly Compensation and Credited Service calculated as of the date of determination, both being determined in accordance with the provisions of Part I of the Plan as in effect on December 31, 1994.  The Special Grandfathered Benefit is available only to Participants who were actively employed by the Employer or by an Affiliate and accruing Credited Service on December 31, 1994, whose age on December 31, 1994, when added to two times their Credited Service as of such date (determined in accordance with the provisions of Part I of the Plan as in effect on December 31, 1994), total at least 85.

For purposes of this Section “actively employed” means that the Participant was performing work duties for the Employer or an Affiliate on December 31, 1994 or was then absent by reason of a scheduled day off, paid vacation day, personal day, or sick day or was then absent due to an Employer-approved leave of absence.  Additionally, a Participant shall be deemed to have been actively employed on December 31, 1994 if on such date the Participant was then employed by the Employer or by an Affiliate and was then receiving disability benefits under his or her Employer’s long-term disability benefit plan.

Notwithstanding the above, each Section 401(a)(17) Employee’s Special Grandfathered Benefit under this Part I of the Plan will be the greater of the Special Grandfathered Benefit determined for the Employee under (i) or (ii) below:

(i)        the Employee’s Special Grandfathered Benefit, calculated as described above, based on the Employee’s total Years of Credited Service as of the date of determination; or

(ii)       the sum of:

(A)      the Employee’s Plan Accrued Benefit as of December 31, 1993, frozen in accordance with Section 1.401(a)(4)-13 of the Treasury Regulations, and

(B)      the Employee’s Special Grandfathered Benefit determined under the benefit formula applicable for the 1994 Plan Year, as applied to the Employee’s Years of Credited Service (calculated as of the date of determination in accordance with the provisions of Part I of the Plan as in effect on December 31, 1994) for Plan Years beginning on or after January 1, 1994 and prior to January 1, 2005.

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A “Section 401(a)(17) Employee” means an Employee whose Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a Year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

Notwithstanding anything in  Part I of the Plan to the contrary, if an Employee who is accruing additional Special Grandfathered Benefits ceases to be eligible to accrue further benefits under Part I of the Plan because of termination of employment, retirement, transfer to an ineligible class of Employees, or for any other reason, such Employee shall not be eligible to accrue any additional Special Grandfathered Benefits upon resumption of service as an otherwise eligible Employee of the Employer.

Notwithstanding anything in Part I of the Plan to the contrary, no additional Special Grandfathered Benefits shall accrue for periods after December 31, 2004.  Except as provided in the following paragraph, the amount of a Participant’s Special Grandfathered Benefit shall be frozen as of December 31, 2004, with such frozen Special Grandfathered Benefit being calculated based on the Participant’s Average Monthly Compensation and Credited Service as of the earlier of December 31, 2004 or the date the Participant ceases to be eligible to accrue additional Special Grandfathered Benefits determined in accordance with the provisions of Part I of the Plan as in effect on such date.

If a Participant was eligible to accrue additional Special Grandfathered Benefits as of December 31, 2004 under the provisions of Part I of the Plan in effect on December 31, 2004, the amount of the Participant’s frozen Special Grandfathered Benefit shall be increased to reflect increases in the cost of living after December 31, 2004 by:

(i)        5% per annum, compounded annually, for each Plan Year commencing on or after January 1, 2005 and ending on the earlier of (A) the date the Participant commences distribution of his or her Special Grandfathered Benefit or (B) the last day of the month within which the Participant would have completed 35 years of Credited Service (based on the provisions of Part I of the Plan in effect on December 31, 2004) if he or she had remained in continuous employment with the Employer through such date (the “Maximum Service Date”), and

(ii)       If the Participant has not commenced receiving distribution of his or her Special Grandfathered Benefit prior to his or her Maximum Service Date, 3% per annum, compounded annually, for each Plan Year commencing after the Participant’s Maximum Service Date and ending on the date the Participant begins receiving his or her Special Grandfathered Benefit.

If the Participant commences receiving distribution of his or her Special Grandfathered Benefit as of any date other than the first day of a Plan Year, the

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cost of living adjustment percentage for such Plan Year shall be determined by multiplying the applicable cost of living adjustment percentage for such year by a fraction the numerator of which is the number of full or partial months from the first day of such Plan Year until the date as of which distribution of the Participant’s Special Grandfathered Benefit commences and the denominator of which is 12.  If a Participant would have completed 35 years of Credited Service on a day other than the last day of the Plan Year, then the cost of living adjustment for such Plan Year shall be determined by multiplying 5% by a fraction the numerator of which is the number of full or partial months from the first day of such Plan Year until the date the Participant would have completed 35 years of Credited Service and the denominator of which is 12.  The remaining months of the Plan Year after the Participant would have completed 35 years of Credited Service will be credited with a cost of living adjustment determined by multiplying 3% by a fraction the numerator of which is the remaining full months of such Plan Year and the denominator of which is 12.  The foregoing cost of living adjustment provided in this Section 2.20(b) shall be applied to each eligible Participant’s Special Grandfathered Benefit without regard to his or her employment status after December 31, 2004.  A Participant will not be eligible for this cost of living adjustment if the Participant had ceased accruing additional Special Grandfathered Benefits prior to December 31, 2004 due to the Participant’s retirement, death or other termination of employment prior to December 31, 2004.

2.21    “Group Annuity Contract” means the group annuity contract or contracts issued by the Insurer through which benefits of the Plan are to be funded.

2.22    “Highly Compensated Employee” means any Employee who:

(a)        was a Five Percent Owner at any time during the Plan Year or the preceding Plan Year; or

(b)        for the preceding Plan Year:

(i)        had Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Code Section 414(q)(1)), and

(ii)       for such preceding Plan Year was in the top-paid group of Employees for such preceding Year.

For purposes of this Section the “top-paid group” for a Plan Year is the top 20% of Employees ranked on the basis of Compensation paid during such Year.

In addition to the foregoing, the term “Highly Compensated Employee” shall also mean any former Employee who separated from service prior to the Plan Year, performs no service for the Employer during the Plan Year, and was an actively employed Highly Compensated Employee in the separation year or any Plan Year ending on or after the date the Employee attained Age 55.

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In determining whether an Employee is a Highly Compensated Employee for Plan Years beginning in 1997, the amendments of Code Section 414(q) stated above are treated as having been in effect for Plan Years beginning in 1996.

For purposes of this Section, “Compensation” means Compensation determined for purposes of Article IV of Part III of the Plan but, for Plan Years beginning before January 1, 1998, without regard to Code Sections 125, 402(e)(3) and 402(h)(1)(B).

The determination of who is a Highly Compensated Employee, including the determinations of the numbers and identity of employees in the top-paid group and the Compensation that is considered will be made in accordance with Code Section 414(q) and regulations thereunder.

2.23     “Hour of Service” means:

(a)       Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.  For purposes of Part I of the Plan, an Employee who is exempt from the requirements of the Fair Labor Standards Act of 1938, as amended, shall be credited with 45 Hours of Service for each complete or partial week he or she would be credited with at least one Hour of Service under this Section 2.23.

(b)       Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.  Notwithstanding the preceding sentence:

(i)        No more than the number of Hours in one regularly scheduled work year of the Employer shall be credited to an Employee under this Subsection (b) on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(ii)       No hours shall be credited under this Section 2.23(b) for any payments made or due under a plan maintained solely for the purpose of complying with any applicable workers’ compensation, unemployment compensation or disability insurance laws; and

(iii)      No hours shall be credited under this Section 2.23(b) for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Section 2.23(b) a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premium.

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(c)       Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service shall not be both credited under Sections 2.23(a) or (b), as the case may be, and under this Section 2.23(c).  No more than 501 Hours shall be credited under this Subsection for a period of time during which an Employee did not or would not have performed duties.

(d)       Special rules for determining Hours of Service for reasons other than the performance of duties.

In the case of a payment which is made or due and which results in the crediting of Hours of Service under Section 2.23(b) or in the case of an award or agreement for back pay, to the extent that such an award or agreement is made with respect to a period during which an Employee performs no duties, the number of Hours of Service to be credited shall be determined as follows:

(i)        In the case of a payment made or due which is calculated on the basis of units of time (such as hours, days, weeks or months), the number of Hours of Service to be credited for “exempt” Employees described in Section 2.23(a) shall be determined as provided in such Section 2.23(a).  For all other Employees, the Hours of Service to be credited shall be those regularly scheduled hours in such unit of time; provided, however, that when an Employee does not have regularly scheduled hours, such Employee shall be credited with eight (8) Hours of Service for each workday for which he or she is entitled to be credited with Hours of Service under Section 2.23(b).

(ii)       Except as provided in Section 2.23(d)(iii), in the case of a payment made or due which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the Employee’s most recent hourly rate of compensation (as determined below) before the period during which no duties are performed.

(A)      The hourly rate of compensation of Employees paid on an hourly basis shall be the most recent hourly rate of such Employees.

(B)      In the case of Employees whose compensation is determined on the basis of a fixed rate for specified periods of time (other than hours) such as days, weeks or months, the hourly rate of compensation shall be the Employee’s most recent rate of compensation for a specified period of time (other than an hour), divided by the number of hours regularly scheduled for the performance of duties during such period of time.  The rule described in Section 2.23(d)(i) shall be applied under this Section 2.23(d)(ii)(B) to Employees without a regular work schedule.

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(C)      In the case of Employees whose compensation is not determined on the basis of a fixed rate for specified periods of time, the Employee’s hourly rate of compensation shall be the lowest hourly rate of compensation paid to Employees in the same job classification as that of the Employee or, if no Employees in the same job classification have an hourly rate, the minimum wage as established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.

(iii)      Rule against double credit.  An Employee shall not be credited on account of a period during which no duties are performed with more hours than such employee would have been credited but for such absence.

(e)       Crediting of Hours of Service to computation periods

(i)        Hours of Service described in Section 2.23(a) shall be credited to the Employee for the computation period or periods in which the duties are performed.

(ii)       Hours of Service described in Section 2.23(b) shall be credited as follows:

(A)      Hours of Service credited to an Employee on account of a payment which is calculated on the basis of units of time (such as hours, days, weeks or months) shall be credited to the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

(B)      Hours of Service credited to an Employee by reason of a payment which is not calculated on the basis of units of time shall be credited to the computation period in which the period during which no duties are performed occurs, or if the period during which no duties are performed extends beyond one computation period, such Hours of Service shall be allocated between not more than the first two computation periods in accordance with reasonable rules established by the Employer, which rules shall be consistently applied with respect to all Employees within the same job classification, reasonably defined.

(iii)      Hours of Service described in Section 2.23(c) shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement or payment is made.

(f)        For purposes only of determining participation and vesting under Part I of the Plan, Hours of Service shall include periods of service calculated in accordance with the rules set forth in the other subsections of this Section 2.23:

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(i)        with the Employer in a job or position in which the Employee was not eligible to participate in this Part I of the Plan; or

(ii)       as a Career Agent or General Agent of First Allmerica;

(iii)      for periods prior to January 1, 1998, with Citizens, Hanover or as an employee of a General Agent of First Allmerica;

(iv)      with Financial Profiles, Inc., or Advantage Insurance Network, Affiliates of First Allmerica, including periods of service completed prior to the date it became an Affiliate; or

(v)       with an Affiliate.

(g)       Rules for Non-Paid Leaves of Absence.  For purposes of Part I of the Plan, a Participant will also be credited with Hours of Service during any non-paid leave of absence granted by the Employer.  Except as provided in Section 2.23(a) for exempt Employees, the number of Hours of Service to be credited under this Section 2.23(g) shall be the number of regularly scheduled working hours in each workday during the leave of absence; provided, however, that no more than the number of Hours in one regularly scheduled work year of the Employer will be credited for each non-paid leave of absence.  In the case of a non-exempt Employee without a regular work schedule, the number of Hours to be credited shall be based on a 40 hour work week and an eight hour workday.  Hours of Service described in this Section 2.23(g) shall be credited to the Employee for the computation period or periods during which the leave of absence occurs.

Notwithstanding the foregoing, for Plan Years beginning after December 31, 1998, all Employees (exempt and non-exempt) shall be credited with eight Hours of Service for each workday for which they are entitled to be credited with Hours of Service for a non-paid leave of absence pursuant to this Section 2.23(g)

(h)       Rules for Maternity or Paternity Leaves of Absence.  In addition to the foregoing rules and solely for purposes of determining whether a One Year Break in Service for participation and vesting purposes has occurred in a computation period, an individual who is absent for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours of Service cannot be determined, 8 Hours of Service per day of such absence; provided, however, that:

(i)        Hours of Service shall not be credited under both this Section 2.23(h) and one of the other subsections of this Section 2.23;

(ii)       no more than 501 Hours of Service shall be credited for each maternity or paternity absence; and

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(iii)      if a maternity or paternity leave extends beyond one Plan Year, the Hours of Service shall be credited to the Plan Year in which the absence begins to the extent necessary to prevent a One Year Break in Service, otherwise such Hours of Service shall be credited to the following Plan Year.

For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(i)        Other Federal Law.  Nothing in this Section 2.23 shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law.

2.24     “Insurer” means First Allmerica.

2.25     “Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended, and any future Internal Revenue Code or similar Internal Revenue laws.

2.26     “Key Employee”.  In determining whether the Plan (in the aggregate, including Parts I, II, and III) is top-heavy for Plan Years beginning after December 31, 2001, “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date is: (a) an officer of the Employer (as that term is defined within the meaning of Code Section 416 and the regulations thereunder) having an annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a (b) Five Percent Owner, or (c) a 1-percent owner of the Employer having an annual Compensation of more than $150,000.  In determining whether a Plan is top heavy for Plan Years beginning before January 1, 2002, “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the 5-year period ending on the determination date, is (i) an officer of the Employer (as that term is defined within the meaning of Code Section 416 and the regulations thereunder) having an annual Compensation that exceeds 50 percent of the dollar limitation under Code Section 415(b)(1)(A), (ii) an owner (or an individual considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual’s Compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(1)(A), (ii) a Five Percent Owner, or (iv) a 1-percent owner of the Employer who has an annual Compensation of more than $150,000.

The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations and other guidance of general applicability issued thereunder.  For purposes of determining whether a Participant is a Key Employee, the Participant’s Compensation means Compensation as defined for purposes of Article IV of Part III of the Plan, but for Plan Years beginning before January 1, 1998, without regard to Code Sections 125, 402(e)(3) and 402(h)(1)(B).

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2.27     “Limitation Year” means a calendar year.

2.28     “Non-Highly Compensated Employee” means any employee who is not a Highly Compensated Employee.

2.29     “Non-Key Employee” means any Employee who is not a Key Employee.

2.30     “Normal Retirement Age” means Age 65.

2.31     “Normal Retirement Date” means the first day of the month in which the Participant’s Normal Retirement Age occurs.

2.32     “One Year Break in Service” means any Plan Year or Eligibility Computation Period during which the Employee has not completed more than 500 Hours of Service.

2.33     “Participant” means any eligible Employee who participates in the Plan as provided in Article III of Part I of the Plan and or Article III of Part II of the Plan as applicable; and who has not for any reason become ineligible to participate further in the Plan.

2.34     “Plan Administrator” means the Benefits Committee, which shall have fiduciary responsibility for the interpretation and administration of the Plan as provided in Article VII of Part III of the Plan (Plan Fiduciary Responsibilities).  Members of the Benefits Committee shall be appointed as provided in Section 8.01 of Part III of the Plan.

2.35     “Plan Sponsor” means the Employer.

2.36     “Plan Year” means a calendar year.

2.37     “Plan Year Allocation Date” means for any Plan Year the date each Participant’s Account shall be credited with an Allocation for the Plan Year.  Such date shall be the March 1 following the Plan Year with respect to which the Allocation is made.

Notwithstanding the foregoing, for Plan Years beginning after December 31, 1997 the Plan Year Allocation Date means the first business day of March following the Plan Year with respect to which the Allocation is made.

2.38     “Projected Account Balance” means:

(a)       With respect to a Participant who has attained his or her Normal Retirement Date on the Determination Date, the Participant’s Account Balance as of such Determination Date; and

(b)       With respect to a Participant who has not attained his or her Normal Retirement Date as of the Determination Date, the projected value of the Participant’s Account Balance as of his or her Normal Retirement Date determined as if (i) the Participant has a separation from service on the Determination Date, and (ii) the Participant’s Account Balance is credited with earnings on a daily basis based

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upon an annual effective rate equal to the Code Section 417 Interest Rate from the Determination Date through the Participant’s Normal Retirement Date.

(c)       Notwithstanding anything in Part I of the Plan to the contrary, in determining a Participant’s Projected Account Balance, the Code Section  417 Interest Rate in effect for the Plan Year that contains the Determination Date shall be assumed to remain the same for all future Plan Years, and a Participant's Projected Account Balance valued as of his Annuity Commencement Date for payment of his entire remaining Account Balance will not be less than the sum of the Allocations to his Account Balance, reduced to reflect the value of any prior distributions.

2.39     “Qualified Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which:

(a)       relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

(b)       is made pursuant to a state domestic relations law (including a community property law);

(c)       constitutes a “qualified domestic relations order” within the meaning of Code Section 414(p); and

(d)       is entered on or after January 1, 1985.

Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (“QDRO”) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

2.40     “Qualified Joint and Survivor Annuity” means an immediate annuity for the life of the Participant, with a survivor annuity for the life of the Participant’s spouse which is the amount of the annuity payable during the joint lives of the Participant and the Participant’s spouse.  The Qualified Joint and Survivor Annuity (i) for the purposes of Part I of the Plan will be the Actuarial Equivalent of the Plan’s no-death benefit life annuity normal form of benefit; and (ii) for the purposes of Part II of the Plan will be the Actuarial Equivalent of the Plan’s normal form of benefit.

2.41     “Top Heavy Plan” means for any Plan Year beginning after December 31, 1983 that any of the following conditions exists:

(a)       If the top heavy ratio (as defined in Article II of Part III of the Plan) for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

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(b)       If this Plan is a part of a required aggregation group and part of a permissive aggregation group and the top heavy ratio for the group of plans exceeds 60 percent.

(c)       If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds 60 percent.

See Article II of Part III of the Plan for requirements and additional definitions applicable to Top Heavy Plans.

2.42     “Top Heavy Plan Year” means that, for a particular Plan Year commencing after December 31, 1983, the Plan is a Top Heavy Plan.

2.43     “Trustee” means the bank, trust company or person(s) who shall be constituted the original trustee or trustees for the Plan and Trust created therefor, and also any such successor trustee or trustees.  The duties and responsibilities of the Trustee are set forth in the Trust Indenture in the form annexed hereto.

2.44     “Year of Service” means any Plan Year during which an Employee completes at least 1,000 Hours of Service; provided, however, that for purposes of determining Plan entry under Article III of Part I of the Plan, “Year of Service” means an Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service; provided, further however, that for purposes of determining Plan entry under Article III of Part II of the Plan, “Year of Service” shall mean any twelve consecutive month period during which he completes 1,000 Hours of Service computed from the date an Employee first performs an Hour of Service, or any anniversary thereof (or again performs an Hour of Service upon re-employment following a termination resulting in a One Year Break in Service).

ARTICLE III

PARTICIPATION REQUIREMENTS

3.01     Participation Requirements.

(a)       Employee Participation.  Individuals who were Participants in Part I of the Plan on December 31, 2015 shall continue to be Participants in Part I of the Plan on January 1, 2016.

Notwithstanding anything in Part I of the Plan to the contrary, for periods commencing on and after January 1, 2005, (i) no Employee who had not previously been a Participant in Part I of the Plan shall become a Participant in Part I of the Plan, and (ii) a Former Participant who is re-employed as an Employee shall be reinstated as an active Participant in Part I of the Plan but only for purposes of increasing Plan vesting on his or her frozen Accrued Benefit and for purposes of determining eligibility for early retirement under Section 6.02.

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For Plan Years that commenced prior to January 1, 2005, an Employee became eligible to be a Participant on the first day of the calendar month coincident with or next following completion of one Year of Service, provided he or she was then an eligible Employee.

Eligible Employees who were actively employed and who were Participants in The Allmerica Financial Cash Balance Pension Plan as adopted by Citizens Insurance Company of America or in The Allmerica Financial Cash Balance Pension Plan as adopted by The Hanover Insurance Company, each of which were merged with and into this Part I of the Plan, became Participants in this Part I of the Plan on January 1, 1998.

Notwithstanding the foregoing:  (i) an Employee who was formerly employed by Financial Profiles, Inc. shall not become eligible to become a Participant in this Part I of the Plan until January 1, 1999; and (ii) an Employee who was formerly employed by Advantage Insurance Network shall not become eligible to become a Participant in this Part I of the Plan until August 1, 1999.

Notwithstanding the foregoing, the following persons shall not be eligible to become or remain active Participants in Part I of the Plan:

(i)        Employees who are or were eligible to participate in The Allmerica Financial Agents’ Retirement Plan;

(ii)       Retirees of First Allmerica or retirees of General Agents of First Allmerica who are receiving retirement benefits under this Part I of the Plan whose current period of post-retirement re-employment with First Allmerica, Citizens or Hanover began prior to January 1, 1988;

(iii)      Retirees of Citizens or Hanover who are receiving retirement benefits under this Part I of the Plan whose current period of post-retirement re-employment with First Allmerica, Citizens or Hanover began prior to January 1, 1993;

(iv)     Leased Employees, within the meaning of Code Sections 414(n) and (o);

(v)       A contractor’s employee, i.e., a person working for a company providing goods or services (including temporary employee services) to the Employer or to an Affiliate whom the Employer does not regard to be its common law employee, as evidenced by its failure to withhold taxes from his or her compensation, even if the individual is actually the Employer’s common law employee; or

(vi)      An independent contractor, i.e., a person who is classified by the Employer as an independent contractor, as evidenced by its failure to withhold taxes from his or her compensation, even if the individual is actually the Employer’s common law employee.

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(b)       Reeligibility of Former Participants.  A Former Participant, who again becomes eligible to participate in Part I of the Plan, will become a Participant in Part I of the Plan on the date of his or her recommencement of service with the Employer.  Any other former Employee who again becomes eligible will become a Participant on the entry date determined under the rules set forth in Section 3.01(a).

3.02     Classification Changes.  In the event of a change in job classification, such that an Employee, although still in the employment of the Employer, no longer is an eligible Employee, he or she shall receive no further Credited Service under Part I of the Plan, and the Participant’s Accrued Benefit on the date he or she becomes ineligible shall continue to vest, become payable or be forfeited, as the case may be, in the same manner and to the same extent as if the Employee had remained an eligible Participant.

For periods commencing prior to January 1, 2005, in the event a Participant becomes ineligible to accrue further Credited Service because he or she is no longer a member of an eligible class of Employees, but has not terminated his or her employment with an Employer, such Participant shall again be eligible to accrue further Credited Service immediately upon his or her return to an eligible class of Employees.

In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum service requirements of Part I of the Plan, and would have previously become a Participant had he or she been in the eligible class.

3.03     Participant Cooperation, Participant Refusal.  Each Employee who is eligible shall become a Participant on the entry date specified in Section 3.01(a) unless he or she notifies the Plan Administrator in writing prior to such entry date that he or she does not wish to be a Participant under this Part I of the Plan.  Any such election not to participate in this Part I of the Plan shall be irrevocable.  In order to waive participation in this Part I of the Plan, an Employee must agree to irrevocably waive his or her right to become a Participant in any other qualified retirement plan sponsored by the Employer.  Each eligible Employee who becomes a Participant hereunder thereby agrees to be bound by all of the terms and conditions of this Part I of the Plan.  Each eligible Employee, by becoming a Participant in this Part I of the Plan, agrees to cooperate fully with the Insurer, including completion and signing of such forms as are required by the Insurer under the Group Annuity Contract.

ARTICLE IV

PARTICIPANT ACCOUNTS

4.01     Establishment of Accounts.  For Plan Years commencing on or after January 1, 1995, a memorandum Account shall be established under Part I of the Plan for each Participant.  Such Account shall be credited with Allocations in accordance with Section 4.02 and shall be adjusted in accordance with Section 4.03 and for any distributions in accordance with Section 4.04.  The resultant value determined at any time, after the operation of

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Sections 4.02, 4.03 and 4.04, shall be the Participant’s “Account Balance.”  The memorandum Account is part of a mechanism for computing benefits under Part I of the Plan.  Accordingly, there need be no relationship between Participants’ Account Balances and the amount or nature of Plan assets.

4.02     Allocations to Accounts.  For each Plan Year commencing on or after January 1, 1995 and prior to January 1, 2005 during which a Participant completes a Year of Credited Service and, regardless of the number of Hours of Service credited to the Participant, for any such Plan Year during which a Participant dies or first retires, such Participant’s Account shall be credited with an Allocation for such Plan Year as of the Plan Year Allocation Date.  Allocations under the Plan are part of the mechanism for computing benefits under the Plan and do not relate to actual contributions to the Plan.

Notwithstanding anything in the Plan to the contrary, no Allocations shall be credited to Participants for Plan Years beginning on or after January 1, 2005; provided, however, (i) that Allocations shall be credited to eligible Participants for the 2004 Plan Year as of the 2004 Plan Year Allocation Date and (ii) memorandum Accounts shall continue to be credited with investment experience credits after December 31, 2004, as provided in Section 4.03 of Part I of the Plan.

4.03     Adjustments of Accounts.

(a)       Adjustment for Earnings for Plan Years beginning on and after January 1, 2004.  For each Plan Year beginning on or after January 1, 2004, each Participant’s Account shall be credited with earnings on a daily basis based upon an annual effective rate equal to the Code Section 417 Interest Rate in effect for such Plan Year.

(b)       Adjustment for Investment Experience for Plan Years beginning on or after January 1, 1995 and before January 1, 2004.  For each Plan Year beginning on or after January 1, 1995 and before January 1, 2004, Participants in Part I of the Plan shall make investment experience elections with respect to their respective Account Balances from among choices prescribed by the Plan Administrator.  The specific investment choices and the time and manner of making elections may be changed from time to time.  Each Participant’s Account Balance shall be adjusted to reflect investment experience in the same manner as if the Account Balance were actually invested pursuant to the Participant’s elections and as if each Allocation were actually a contribution made to the Plan on the relevant Plan Year Allocation Date.

4.04     Distributions.  The Account Balance shall be decreased for any non-annuity distributions paid to the Participant or his or her Beneficiary.  In the event a benefit becomes payable as an annuity in accordance with Article VI or as a survivor annuity in accordance with Article VII, the Account Balance shall be decreased by the Actuarial Equivalent of such annuity as of the Annuity Commencement Date.

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ARTICLE V

EMPLOYER CONTRIBUTIONS

5.01     Employer Contributions.

(a)       Employer Contributions for Plan Years beginning after December 31, 1997.  The Employer shall contribute for each Plan Year during which Part I of the Plan is in effect that amount, if any, which the enrolled actuary for the Plan determines is necessary to fund the Plan under the actuarial cost method in effect for the Plan.  No contributions will be required of or permitted by Employees.

(b)       Employer Contributions for Plan Years beginning prior to January 1, 1998.  Each Employer shall contribute for each Plan Year during which the Plan is in effect that amount, if any, which the enrolled actuary for the Plan determines is necessary to fund Part I of the Plan under the actuarial cost method in effect for Part I of the Plan.  No contributions will be required of or permitted by Employees.

Except as provided below, contributions paid by each Employer and earnings thereon will be used only to fund Plan costs and benefits for its Employees and will not be used to fund Plan costs and benefits for any other Employees.  Notwithstanding the foregoing:

(i)        Plan contributions paid by First Allmerica and General Agents of First Allmerica and earnings thereon will be used to fund Plan costs and benefits of both First Allmerica and such General Agents.

(ii)       Plan contributions paid by First Allmerica and General Agents of First Allmerica and earnings thereon will also be used to fund costs and benefits of The Allmerica Financial Agents’ Pension Plan (Part II of the Plan), which plan was merged with this Part I of the Plan on January 1, 1992.

5.02     Payment of Contributions to Trustee.  The Employer shall make payment of all contributions directly to the Trustee to be held, managed and invested in one or more Group Annuity Contracts and in other investments permitted under the Trust, but subject to Section 5.03.

5.03     Receipt of Contributions by Trustee.  The Trustee shall accept and hold under the Trust such contributions of money, or other property approved by the Employer for acceptance by the Trustee, on behalf of the Employer and its Employees and Beneficiaries as it may receive from time to time from the Employer, other than cash it is instructed to remit to the Insurer for deposit with the Insurer.  However, the Employer may pay contributions directly to the Insurer, and such payment shall be deemed a contribution to the Trust to the same extent as if payment had been made to the Trustee.  All such contributions shall be accompanied by written instructions from the Plan Administrator or its designee accounting for the manner in which they are to be credited.

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ARTICLE VI

RETIREMENT AND DISABILITY BENEFITS

6.01     Normal Retirement Benefit.  Subject to Section 6.07, each Participant who retires on his or her Normal Retirement Date (and each Former Participant with a vested benefit deferred to his or her Normal Retirement Date) shall be entitled to receive a monthly life annuity commencing on such Date and terminating on the last regular payment date prior to his or her death, which monthly benefit shall equal the Participant’s Accrued Benefit (or, in case of each Former Participant with a vested benefit, the Former Participant’s vested Accrued Benefit).

Notwithstanding the foregoing, the Grandfathered Benefit (if any) of each Participant shall not be less than the largest periodic Grandfathered Benefit that would have been payable to the Participant upon separation from service at or prior to Normal Retirement Age under Part I of the Plan.  For purposes of comparing periodic benefits in the same form commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments.

Notwithstanding the foregoing, Non-Key Employees who are Participants in a Top Heavy shall be entitled to the minimum benefit described in Section 2.03 of Part III of the Plan if such benefit is greater than the benefit provided by this Section 6.01.

Each actively employed Participant’s Accrued Benefit shall become 100% vested and nonforfeitable when the Participant attains his or her Normal Retirement Age.  An actively employed Participant may terminate employment with the Employer and retire on his or her Normal Retirement Date.  Upon such date the Participant shall be entitled to receive, or to begin to receive, his or her Normal Retirement Benefit.

The Plan Administrator shall notify the Trustee (and Insurer, if appropriate) as and when the Normal Retirement Age and Normal Retirement Date of each Participant shall occur and shall also advise the Trustee (and Insurer, if appropriate) as to the manner in which retirement benefits are to be distributed to a Participant, subject to the provisions of this Article.  Upon receipt of such notification and subject to the other provisions of this Article, the Trustee or Insurer shall take such action as may be necessary in order to commence payment of the Participant’s Normal Retirement Benefit.

6.02     Early Retirement Benefit.  Any actively employed Participant who has completed at least fifteen Years of Service (or, if earlier, who has completed at least fifteen Years of Credited Service, with Years of Credited Service completed before 1995 being determined in accordance with the terms of Part I of the Plan as in effect on December 31, 1994) may elect to retire on the first day of any month following attainment of Age 55, in which event he or she shall receive, subject to Section 6.07 in the case of a married Participant, a monthly life annuity commencing on the date of his or her early retirement and terminating on the last regular payment date prior to his or her death. Each early

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retiree’s monthly life annuity will be equal to the Actuarial Equivalent of the early retiree’s Accrued Benefit, except that the portion of the Accrued Benefit attributable to the Participant’s Grandfathered Benefit, if any, shall equal the early retiree’s Grandfathered Benefit multiplied by the appropriate percentage.

Retirement Age	Percentage of Monthly Grandfathered Benefit*
65	100
64	93 1/3
63	86 2/3
62	80
61	73 1/3
60	66 2/3
59	63 1/3
58	60
57	56 2/3
56	53 1/3
55	50

*If benefit payments commence in a month other than the month in which the Participant attains the specified Age, the percentage shall be determined by straight line interpolation.

Provided,  however, that an actively employed Participant (i) who is entitled to a Special Grandfathered Benefit, (ii) who has been continuously employed as a member of an eligible class of Employees from January 1, 1995 until the date of his or her early retirement, and (iii) whose combined Age and Years of Credited Service as of the date of determination (calculated in accordance with the provisions of Part I of the Plan in effect on December 31, 1994) total at least 85 (the “Rule of 85”) shall be entitled to receive a Special Grandfathered Benefit determined without the above actuarial reduction.

Provided,  however, that an actively employed Participant (i) who is entitled to a Grandfathered Benefit, (ii) who has attained Age 62, and (iii) whose combined Age and Years of Credited Service as of the date of determination (calculated in accordance with the provisions of Part I of the Plan in effect on December 31, 1994) total at least 95 (the “Rule of 95”) shall be entitled to receive a Grandfathered Benefit determined without the above actuarial reduction.

For purposes of determining eligibility for the Rule of 85 and Rule of 95 subsidized early retirement benefits, but not for purpose of computing actual benefit amounts, Years of Credited Service shall include Hours of Service completed as a Career Agent or General Agent of First Allmerica.

If a Participant terminates employment after having completed at least fifteen Years of Service, he or she may elect to retire on the first day of any month following his or her 55th birthday and prior to his or her Normal Retirement Date.  If any such Former Participant elects to retire early, he or she shall be entitled to receive a monthly retirement

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benefit equal to a percentage of the monthly benefit to which the Participant would have been entitled on his or her Normal Retirement Date.  Such percentage shall be obtained by applying the appropriate percentage set forth in the table above to the monthly benefit payable on the Former Participant’s Normal Retirement Date.

Notwithstanding the foregoing, if this Plan is a Top Heavy Plan, and if greater than the benefit described above, each Non-Key Employee who elects early retirement shall be entitled to receive a monthly early retirement benefit equal to the appropriate percentage above of his or her Accrued Benefit described in Section 2.01(b).

6.03     Subsidized Early Retirement Benefit.  Any eligible Participant who elected an immediate early retirement benefit to commence between March 1, 2003 and May 1, 2004 shall be entitled to an increased retirement benefit, computed as described below, to commence on the date of his or her actual retirement.

(a)       Eligible Participants.  Only Participants in Part I of the Plan who are actively employed by First Allmerica on February 1, 2003 (or are then on an Employer-approved paid leave of absence, which paid leave commenced no earlier than December 18, 2002) shall be eligible for the subsidized early retirement benefit described in this Section 6.03.  In addition, in order to be eligible for such benefits, a Participant must have retired between March 1, 2003 and May 1, 2004 and met the following requirements:

(i)        The Participant must be eligible for a “Special Grandfathered Benefit” (as described in Section 2.20(b)) on the date of his or her early retirement.

(ii)       The Participant must have been continuously employed as a member of an eligible class of Employees from January 1, 1995 until the date of his or her retirement.

(iii)      The Participant must not have attained Age 65 on the date of his or her retirement.

(iv)      The Participant must not be eligible for the Rule of 85 subsidized early retirement benefit (as described in Section 6.02) on the date of his or her retirement.

(v)       The Participant’s job or position with First Allmerica must have been or will be eliminated by May 1, 2003 as a result of the reorganization of the Allmerica Financial Services Division of First Allmerica.

(vi)      The Participant must be actively at work on the last business day preceding the date of his or her early retirement or then be on vacation, be on an Employer-approved paid leave of absence or be absent due to sickness or injury.

(vii)    The Participant must execute an appropriate release satisfactory to First Allmerica releasing the company (and its subsidiaries and affiliates and its

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and their officers, directors and employees) from all liability arising out of or relating to his or her employment with First Allmerica or with any of its predecessors, subsidiaries or affiliates.

(b)       Qualified Early Retirement Benefit.  Those eligible Participants as described in Section 6.03(a) who retired between March 1, 2003 and May 1, 2004 shall be entitled to a subsidized early retirement benefit, to be computed as follows:

(i)        Subsidized Early Retirement Benefit.  Those eligible Participants electing early retirement under Section 6.03 shall be entitled to an increased retirement benefit commencing on their date of actual retirement, to be computed as follows:

The Participant’s early retirement benefit shall be computed as provided in Section 6.02, except as provided below:

Any eligible Participant may elect to retire on the first day of any month between March 1, 2003 and May 1, 2004, in which event he or she shall receive, subject to Section 6.07 in the case of a married Participant, a monthly life annuity commencing on the date of his or her early retirement and terminating on the last regular payment date prior to his or her death.  An eligible Participant may also choose one of the distribution options set forth in Section 6.06, with spousal consent if the Participant is married.  In the case of a Participant who chooses a monthly life annuity, such benefit will be equal to the sum of (A) and (B) below:

(A)      A monthly life annuity benefit that is the Actuarial Equivalent (as described in Section 2.02) of the Participant’s Account Balance (as described in Section 4.01), plus

(B)      A monthly life annuity benefit which is equal to a percentage of the Participant’s Special Grandfathered Benefit, accrued to the date of actual retirement, based on the Participant’s Age, Average Monthly Compensation and Credited Service (such Average Monthly Compensation and Credited Service being calculated in accordance with the provisions of Part I of the Plan in effect on December 31, 1994), each determined as of the date of the Participant’s early retirement.  Such percentage shall be equal to the appropriate percentage determined from the Schedule below of the Special Grandfathered Benefit that would have been payable had the Participant’s date of initial eligibility for the Rule of 85 subsidized early retirement benefit (as described in Section 6.02) been his or her Normal Retirement Date, based on the assumption that his or her continuous employment had continued until such date, but with the actual benefit being based on the Participant’s Special Grandfathered Benefit actually accrued as of the date of early retirement.

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Retirement Age*	Percentage of Special Monthly Grand-Fathered Benefit**

55	1.0000
54	0.9333
53	0.8667
52	0.8000
51	0.7333
50	0.6667
49	0.6333
48	0.6000
47	0.5667
46	0.5333
45	0.500

*This Schedule assumes the Participant would have been eligible for the Rule of 85 subsidized early retirement benefit at Age 55.  If a Participant would have been eligible for the Rule of 85 at a date later than Age 55, the appropriate percentage shall be determined by the Plan actuary using the same assumptions used in constructing the above Schedule.

**If a benefit commences in a month other than the month in which the Participant attains the specified Age, the percentage shall be determined by straight line interpretation.

Example.  Assume an eligible Participant will attain Age 52 on January 1, 2004 and will have completed 32 Years of Credited Service on such date.  Assume further that as of such date the Participant has accrued a Special Grandfathered Benefit, payable as a single life annuity, of $1,000 per month.  Thus, the Participant will initially be eligible for the Rule of 85 subsidized early retirement benefit on January 1, 2007, the date the Participant will attain Age 55.  Under the terms of Section 6.03, the Participant may elect to retire on January 1, 2004 and begin to receive an immediate early retirement benefit.  If a single life annuity benefit is chosen, such life annuity benefit will be equal to $800 per month ($1,000 x 0.8000 = $800).

(ii)       Cost-for-Living (“COL”) Adjustments.  Notwithstanding anything in Section 6.08 to the contrary, Participants (and the Beneficiaries of Participants) who elect to retire pursuant to this Section 6.03 shall be eligible to receive COL benefits, subject to the other rules and requirements set forth in Section 6.08.  Notwithstanding anything in Section 6.08 to the contrary, the early retirement monthly annuity benefits described in this Section 6.03 shall be a part of a Participant’s basic plan

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benefit and shall be included in determining any COL adjustment to which the Participant may become entitled pursuant to Section 6.08.

6.04     Late Retirement Benefit.  If a Participant shall continue in active service beyond his or her Normal Retirement Date, he or she shall continue to participate under Part I of the Plan and Trust.  For Employees in Section 203(a)(3)(B) service (as described in Section 6.09(a)), who continue in active employment beyond their Normal Retirement Date, retirement benefits shall be suspended, as provided in Section 6.09.  Except as provided in Section 6.07 in the case of a married Participant, the monthly retirement benefit payable to a Participant retiring on a late retirement date shall be a monthly life annuity commencing on the date of his or her late retirement and terminating on the last regular payment date prior to his or her death.  Each late retiree’s monthly life annuity will be equal to the late retiree’s Accrued Benefit; provided, however, that the portion of the Accrued Benefit attributable to the Participant’s Grandfathered Benefit, if any, shall equal the Participant’s Basic Grandfathered Benefit, if any, or the Participant’s Special Grandfathered Benefit, if any.

Notwithstanding the foregoing, if this Plan is a Top Heavy Plan and if greater than the benefit described above, each Non-Key Employee who elects late retirement shall be entitled to receive a monthly late retirement benefit equal to his or her Accrued Benefit described in Section 2.01(b).

Notwithstanding the above, monthly annuity benefits shall commence no later than a Participant’s required beginning date (as defined in Article III of Part III of the Plan).  If a Participant has not retired by his or her required beginning date, monthly retirement benefits shall commence on such date and shall be computed as described in the preceding paragraph, with benefits based on the assumption that the Participant’s required beginning date was the date of late retirement.

Notwithstanding the foregoing, if late retirement benefits commence after Age 70½, to the extent required under Code Section 401(a)(9)(C) and regulations thereunder, a Participant’s Accrued Benefit shall be actuarially increased to take into account the period after Age 70½ in which the Participant was not receiving any benefits under the Plan, including any period during which the Employee is in Section 203(a)(3)(B) service, as described in Section 6.09(a).

6.05     Disability Benefit.  Notwithstanding anything in Part I of the Plan to the contrary, if a Participant becomes Totally Disabled while employed by the Employer as an active Participant in Part I of the Plan, such Participant shall have a 100% vested and nonforfeitable right to his or her Accrued Benefit, regardless of his or her length of service.

In addition, if a Participant in Part I of the Plan who is eligible for a Special Grandfathered Benefit was Totally Disabled on December 31, 1994 and before January 1, 2005, becomes Totally Disabled while employed by the Employer as an active Participant in Part I of the Plan, it shall be assumed for purposes of this Part I of the Plan that his or her employment continues from the date of the commencement of his or her

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total disability to the earliest of his or her Normal Retirement Date, death, termination of employment or date that he or she is no longer Totally Disabled.  Prior to January 1, 2005 and while an eligible Employee is Totally Disabled, it shall be assumed for purposes of calculating the Participant’s Special Grandfathered Benefit that the Employee continues to earn monthly one-twelfth of the Compensation paid to the Participant during the 12 complete months prior to the month in which he or she ceased active service because of his or her having become Totally Disabled.

For purposes of Part I of the Plan “Totally Disabled” means the inability to perform the duties of any occupation for which the Employee is or becomes reasonably fitted by education, training or experience; provided, however, in the case of an Employee receiving disability benefits under a long term disability plan sponsored by the Employer, until benefits have been paid under such policy for 24 months, such Employee will be considered Totally Disabled if he or she is unable to perform the duties of his or her occupation and is not working at any other occupation.

6.06     Distribution of Benefits.  The Plan Administrator shall direct the Trustee (or Insurer, if applicable) to commence payment of benefits provided under this Article VI of Part I of the Plan (or provided to a Former Participant pursuant to Article VIII of Part I of the Plan).  Plan benefits will be paid only on death, termination of service, Plan termination or retirement.

Except as otherwise provided in Section 6.07, the requirements of this Section shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Part I of the Plan.

All distributions required under the Plan shall be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9), including, to the extent applicable, the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Treasury Regulations.

Except as provided below and in Section 6.07, a Participant’s retirement benefit shall be payable as a life annuity for the life of the Participant with no further benefits payable after the last regular payment date prior to his or her death.

At any time prior to actual retirement, a Participant, with spousal consent if the Participant is married, may elect to receive his or her retirement benefit under one or more of the following settlement options; provided, however, that a Participant may not elect to have the balance of his or her Account, described in Section 4.01, distributed under more than one annuity option, or his or her Grandfathered Benefit distributed under more than one annuity option.

(a)       An annuity for the joint lives of the Participant and his or her spouse with 50% or 66 2/3% (whichever is specified when this option is elected) of such amount payable as an annuity for life to the survivor.  No further benefits are payable after the death of both the Participant and his or her spouse.

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(b)       An annuity for the life of the Participant and upon his or her death 100%, 66 2/3%, or 50% (whichever is specified when this option is elected) of the annuity amount will be continued to his or her spouse as his or her contingent annuitant.  No further benefits are payable after the death of both the Participant and his or her spouse.

(c)       An annuity for the life of the Participant with guaranteed installment payments for a period certain not longer than the life expectancy of the Participant.

(d)       An annuity for the life of the Participant with guaranteed installment payments for a period certain not longer than the life expectancy of the Participant and his or her spouse.

(e)       Notwithstanding anything in Part I of the Plan to the contrary, a single lump sum payment in an amount equal to the Participant’s vested Account Balance on the Determination Date; provided, however, that except as provided in Sections 6.06(f) and (g) below, this form of payment shall not be available with respect to the Participant’s vested Accrued Benefit attributable to the Participant’s Grandfathered Benefit, if any, on the Determination Date.  In the event a Participant elects to have his or her vested Account Balance on the Determination Date payable in a lump sum under this Section 6.06(e), the portion of his or her Accrued Benefit attributable to his or her Grandfathered Benefit, if any, shall be paid only in accordance with the otherwise applicable provisions of this Article VI of Part I of the Plan.

(f)       If the present value of a Participant’s vested Grandfathered Benefit, if any, on the Determination Date does not exceed $5,000, an immediate single sum payment in an amount equal to such present value.  If the present value of a Participant’s vested Grandfathered Benefit exceeds $5,000, only annuity options in Sections 6.06(a) through (d) above and the option in Section 6.06(h) below shall be available with respect to such vested Grandfathered Benefit.

(g)       Notwithstanding anything in Part I of the Plan to the contrary except Section 6.10, for involuntary cashouts paid after December 1, 2012, an immediate single lump sum payment of the present value of the Former Participant’s vested Accrued Benefit on the Determination Date will be paid to a Former Participant (other than a Former Participant who is a participant in The Hanover Excess Benefit Retirement Plan) who is not an Employee of the Employer or an Affiliate if the present value of the Former Participant’s vested Accrued Benefit, if any, on the Determination Date does not exceed $5,000.  Consent to this involuntary cashout from the Former Participant will not be required, and spousal consent to this involuntary cashout will not be required in the case of a married Former Participant.  For purposes of Sections 6.06 and 8.02, an “involuntary cashout” is a payment under Section 6.06(g) or its counterpart in Section 8.02, as appropriate.

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(h)       An annuity for only the life of the Participant that terminates on the last regular payment date prior to the death of the Participant.

All optional forms of benefits shall be the Actuarial Equivalent (as of the date selected) of the normal retirement benefit described in Section 6.01 or in Section 2.03 of Part III of the Plan, if applicable.  Any spousal consent shall satisfy the requirements of Section 6.07.

Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the later of the close of the Plan Year in which:

(i)        the Participant attains Normal Retirement Age; or

(ii)       the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and spouse (or where either the Participant or the spouse has died, the survivor) to consent to a distribution (other than an involuntary cashout) when a benefit is “immediately distributable” (as described below) shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 6.06 (and provisions of Article III of Part III of the Plan).  In no event will benefits begin to be distributed (other than as an involuntary cashout) prior to the later of Age 62 or Normal Retirement Age without the consent of the Participant.  The consent of the Participant’s spouse will also be required for any such distribution (other than an involuntary cashout) unless the benefit is paid in the form of a Qualified Joint and Survivor Annuity.  Any spousal consent shall satisfy the requirements of Section 6.07.

If the Accrued Benefit is immediately distributable, the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution (other than as an involuntary cashout) of such Accrued Benefit.  Needed consents of the Participant and the Participant’s spouse shall be obtained in writing within the 180-day period ending on the annuity starting date.  The “annuity starting date” is the first day of the first period for which an amount is paid as an annuity or any other form.  The Plan Administrator shall notify the Participant and the Participant’s spouse of the right to defer any distribution (other than an involuntary cashout) until the Participant’s Accrued Benefit is no longer immediately distributable.  Such notification shall include a general description of the material features, and an explanation of the relative values, of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 180 days prior to the annuity starting date; provided, however, that the minimum 30 day notice period described in this sentence may be waived by the Participant's written waiver given after notice to the Participant has described that the Participant was allowed at least 30 days to consider his choice under this Section and that the Participant was allowed to revoke his waiver under this Section at any time through his or her annuity starting date.

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Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Accrued Benefit is immediately distributable.  Neither the consent of the Participant nor the Participant’s spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415.

An Accrued Benefit is “immediately distributable” if any part of the Accrued Benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or Age 62.

Notwithstanding the above the entire interest of a Participant or a Beneficiary must be distributed in accordance with the minimum required distribution rules set forth in Article III of Part III of the Plan.

6.07     Qualified Joint and Survivor Annuity for Married Participants.

(a)       General Rules.  Notwithstanding anything in this Article to the contrary, unless a married Participant’s Accrued Benefit has been paid in a lump sum pursuant to Section 6.06, such Participant’s retirement benefit will be payable to the Participant and his or her spouse in the form of a Qualified Joint and Survivor Annuity, with the survivor to receive 100% of the benefit which had been payable during their joint lives, unless an optional form of benefit is selected pursuant to a qualified election within the 180-day period ending on the annuity starting date.  In the case of an unmarried Participant, unless the Participant elects an optional form of benefit, the Participant’s retirement benefit will be paid in the form of a no- death benefit life annuity.

(b)       Definitions.

(i)        Qualified election:  A “qualified election” means a waiver of a Qualified Joint and Survivor Annuity meeting the requirements of this Section 6.07(b)(i).  A qualified election shall not be effective unless:  (A) the Participant’s spouse consents in writing to the election; (B) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (C) the spouse’s consent acknowledges the effect of the election; and (D) the spouse’s consent is witnessed by a Plan representative or notary public.  Additionally, a Participant’s qualified election will not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent).  If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

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Any consent by a spouse obtained under this Section 6.07(b) (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse.  A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights.  A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.  No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 6.07(c) below.

(ii)       Spouse (surviving spouse): A “spouse” means the person, if any, to whom the Participant is lawfully married at his annuity starting date.  A “surviving spouse” means the person, if any, to whom the Participant is lawfully married at the date of his death. A former spouse will be treated as the spouse or surviving spouse only to the extent provided under a Qualified Domestic Relations Order.

(iii)      Annuity starting date:  An “annuity start date” means the first day of the first period for which an amount is paid as an annuity or under any other form.

(c)       Notice Requirement.

(i)        In the case of a Qualified Joint and Survivor Annuity as described in Section 6.07(a), the Plan Administrator shall provide each Participant no less than 30 days and no more than 180 days prior to the annuity starting date a written explanation of:  (A) the terms and conditions of a Qualified Joint and Survivor Annuity; (B) the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (C) the rights of a Participant’s spouse; (D) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and (E) the relative values of the various optional forms of benefit under the Plan.  Notices given to Participants pursuant to Code Section 411(a)(11) shall include a description of how much larger benefits will be if the commencement of distributions is deferred.

(ii)       A Participant may commence receiving a distribution in a form other than a Qualified Joint and Survivor Annuity less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (A) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity; (B)

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the Participant is permitted to revoke any affirmative distribution election at least until the Distribution Commencement Date or, if later, at any time prior to the expiration of the seven day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (C) the Distribution Commencement Date is after the date the written explanation was provided to the Participant.  For distributions on or after December 31, 1996, the Distribution Commencement Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not commence until at least 30 days after such written explanation is provided, subject to the waiver of the 30-day period.  For the purposes of this paragraph, the “Distribution Commencement Date” is the date a Participant commences distributions from the Plan.  If a Participant commences distribution with respect to a portion of his/her Account Balance, a separate Distribution Commencement Date applies to any subsequent distribution.  If distribution is made in the form of an annuity, the Distribution Commencement Date is the first day of the first period for which annuity payments are made.

(d)       Applicability.  The provisions of this Section 6.07 shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after January 1, 1976.  In addition, any living Participant or Former Participant not receiving benefits under Part I of the Plan on August 23, 1984 who would otherwise not receive the benefits prescribed by this Section 6.07 shall be given the opportunity to elect to have the provisions of this Section apply, provided such Participant or Former Participant was credited with at least one Hour of Service under this Part I of the Plan or a predecessor plan on or after September 2, 1974.

The opportunity to elect a Qualified Joint and Survivor retirement option must be afforded to the appropriate Participants or Former Participants during the period commencing on August 23, 1984 and ending on the dates benefits would otherwise commence to such person.

6.08     Supplementary Pension Benefits.  Effective July 1, 1986, and on each July 1 thereafter, the amount of monthly retirement benefits payable to eligible retirees (as described below) or their Beneficiaries shall be increased by a percentage determined in accordance with the following formula:

Percentage Increase = .8 (M - .07) x 100

For Plan Years beginning after December 31, 2008, for purposes of the above formula, “M” equals the annual coupon return on December 31, 2009 and on each December 31 thereafter of the Barclays Capital U.S. Government/Credit 5-10 Year Index, or its successor.

For Plan Years beginning after December 31, 1997 and prior to January 1, 2009, for purposes of the above formula, “M” equaled the earnings rate for the prior Plan Year on

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assets representing retired life reserves for retirees of First Allmerica, Citizens and Hanover.  Additionally, retired life reserve assets of the Agents’ Pension Plan (Part II of the Plan) and retired life reserve assets attributable to retirees of General Agents of First Allmerica and retirees of Beacon Insurance Company of America (“Beacon”), formerly an affiliate of Hanover, shall be aggregated and combined with the retired life reserve assets of this Part I of the Plan.

For Plan Years beginning prior to January 1, 1998, for purposes of the above formula, “M” equaled the earnings rate for the prior Plan Year on assets representing retired life reserves for retirees of each Employer.  The formula shall be applied separately and retired life reserves shall be determined separately for each Employer; provided, however, (i) that for retirees of First Allmerica and its General Agents who have adopted this Part I of the Plan, retired life reserve assets shall be aggregated and combined with the retired life reserve assets of The First Allmerica Agents’ Pension Plan (Part II of the Plan) and (ii) for Plan Years beginning after December 31, 1992, the retired life reserve assets of Beacon shall be combined with the retired life reserve assets of Hanover.

For the Plan Years for which “M” depended on the returns of designated retired life reserve assets, the earnings rate on retired life reserve assets was to be determined by an actuary, using the “investment year block” method of crediting interest that First Allmerica used to credit interest on its Experience Rated group annuity contracts that were in force on an active basis.  The resulting earnings rate(s) should neither be associated with nor construed as the investment yield (all or in part) of the pension fund.

For each Plan Year for which “M” depended on the returns of designated retired life reserve assets, the retired life reserve assets for newly qualified retirees to be added to the total retired life assets outstanding was to be determined using a 7% interest rate and the 1971 GAM mortality table.

The determination of “M’’ and of the overall earning rate(s) shall be final and conclusively binding for all persons.

The effective date for the payment of supplemental pension benefits paid as a result of this Section shall be each July 1, commencing with July 1, 1986.  Those eligible to receive supplemental pension benefits as a result of this Section shall be those retirees of First Allmerica, Citizens, Hanover and General Agents of First Allmerica (and their Beneficiaries) who were receiving basic retirement benefits under Part I of the Plan on the July 1 increase effective date, had been retired for at least 18 months on such increase effective date, and:

(i)        had elected an immediate early retirement benefit pursuant to Section 6.02 (or its successor, if any)

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(ii)       had terminated employment after having met the eligibility requirements for early retirement specified in Section 6.02 (or its successor, if any) and elected to defer receipt of retirement benefits: or

(iii)      had retired on or after their Normal Retirement Age after having completed at least 15 years of Credited Service.

The Beneficiaries of any retiree meeting the above requirements shall be entitled to receive a supplemental pension benefit under this Section if the Beneficiaries were receiving survivor benefits under Part I of the Plan on the July 1 increase effective date.

A supplemental pension benefit determined under this Section shall be added to and become a part of the recipient’s basic benefit under Part I of the Plan and shall be payable during such period and under such option as the basic benefit under Part I of the Plan is being paid.

6.09     Suspension of Retirement Benefits.

(a)       Suspension of Benefits.  Except as provided below, Normal, Early or Late Retirement Benefits will be suspended for each calendar month during which an Employee or Eligible Re-employed Pensioner (a “Pensioner”) completes more than 80 Hours of Service as described in Sections 2.23(a) and (b) with an Employer in a job or position in which the Employee or Pensioner is eligible to participate in Part I of the Plan (“Section 203(a)(3)(B) service”).

For purposes of this Section 6.09, an “Eligible Re-employed Pensioner” means (i) a retiree of First Allmerica or a retiree of a General Agent of First Allmerica who is re-employed by First Allmerica, Citizens or Hanover on or after January 1, 1988, or (ii) a retiree of Citizens or Hanover who is re-employed by First Allmerica, Citizens or Hanover on or after January 1, 1993 and (iii) for Plan Years beginning after December 31, 1988, who had not attained Age 70; provided, however, that (i) benefits will not be suspended during the calendar month a Pensioner first retires from the Employer, regardless of the number of Hours of Service completed by the Pensioner during such month, and (ii) this Section shall not apply to the Top-Heavy Plan minimum benefits to which any Non-Key Employee may be entitled under the top-heavy rules of Section 2.03 of Part III of the Plan.

(b)       Amount Suspended.  The benefit suspended shall be equal to the portion of the Employee’s or Pensioner’s monthly annuity benefit derived from Employer contributions, including any temporary early retirement supplement; provided, however, that earnings credits provided under Section 4.03(a) shall not be suspended by operation of this Section 6.09.

(c)       Resumption of Payment.  If retirement benefit payments have been suspended, payments shall resume no later than the first day of the third calendar month after the calendar month in which the Employee or Pensioner ceases to be employed in Section 203(a)(3)(B) service.  The initial payment upon resumption shall include

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the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of Section 203(a)(3)(B) service and the resumption of payments.

Notwithstanding the foregoing in this Section 6.09(c), there shall be an offset from any payments to be resumed for the amount of any retirement benefits that had been paid but which should have been withheld under the suspension rules of this Section 6.09.  In no event may the offset exceed in any one month more than 25 percent of the amount that would otherwise be payable under Part I of the Plan (excluding the first payment made after resumption which may be offset without limitation).  The amount to be resumed shall be the greater of the benefit amount suspended or a benefit computed as described in Sections 6.01 or 6.02 or 6.04, as appropriate, but based on the pensioner’s Age (and any joint or contingent annuitant’s Age), Credited Service and Compensation on the date of resumption.

(d)       Notification.  Notwithstanding anything in Part I of the Plan to the contrary, effective January 1, 2007, no retirement benefits (Early, Normal or Late) shall be withheld by the Plan unless the Employee or Pensioner is notified by personal delivery or first class mail during the first calendar month in which the Plan withholds payments that his or her benefits are suspended.

Such notifications shall contain a description of the specific reasons why benefit payments are being suspended, a description of the plan provisions relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of the Labor Regulations.

In addition, the notice shall inform the Employee or Pensioner of the Plan’s procedures for affording a review of the suspension of benefits.  Requests for such reviews may be considered in accordance with the claims procedure adopted by the Plan, as described in Article IX of Part III of the Plan.

6.10     Rollovers to Other Qualified Plans.

(a)       Notwithstanding any provision of Part I of the Plan to the contrary that would otherwise limit a distributee’s election under this Article or under Articles VII and VIII other than this Section 6.10(a), a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover; provided, however, that if the Actuarial Equivalent present value of a distributee’s vested Accrued Benefit does not exceed $1,000, the distributee does not have to be allowed the eligible rollover election described in this sentence.  If the Actuarial Equivalent present value of a Participant’s Accrued Benefit exceeds $1,000 and does not exceed $5,000 and the Participant does not elect a distribution or a rollover, the Plan shall automatically distribute the Participant’s Accrued Benefit, in a direct rollover, to an eligible individual retirement plan (a “Rollover IRA”) for the benefit of such Participant and

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pursuant to a written agreement with the Rollover IRA provider that provides (i) the amount rolled over to the Rollover IRA shall be invested in a manner designed to preserve principal and provide a reasonable rate of return and liquidity; (ii) all fees and expenses attendant to a Rollover IRA shall not exceed the fees and expenses charged by the Rollover IRA provider for comparable IRAs established for reasons other than receipt of a rollover distribution; and (iii) the Participant on whose behalf the automatic rollover is made under this Section shall have the right to enforce the terms of the written agreement establishing the Rollover IRA, with regard to his or her rolled over funds, against the Rollover IRA provider.  All fees and expenses attendant to the Rollover IRA shall be allocated to the Rollover IRA.

(b)       Definitions.

(i)        Eligible rollover distribution:  An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.  A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to (A) an individual retirement account or annuity described in Code Sections 408(a) or (b); (B) for taxable years beginning after December 31, 2001 and before January 1, 2007, to a qualified trust which is part of a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible; or (C) for taxable years beginning after December 31, 2006, to a qualified trust or to an annuity contract described in Code Section 403(b), if such trust or contract provides for separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(ii)       Eligible retirement plan:  An “eligible retirement plan”  is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a Roth IRA as pursuant to in Code Section 408A(e), an annuity contract described in

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Code Section 403(b), an annuity plan described in Code Section 403(a), a qualified plan described in Code Section 401(a) that accepts the distributee’s eligible rollover distribution, or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(iii)      Distributee:  A “distributee” includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(iv)      Direct rollover:  A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)       For distributions after June 9, 2009, a non-spouse Beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of his or her distribution to an individual retirement account the Beneficiary establishes for purposes of receiving the distribution.  In order to do a direct rollover of the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.

Although a non-spouse Beneficiary may roll over directly a distribution as provided above, any distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c)).  If a non-spouse Beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.

If the Participant’s named Beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a “designated beneficiary” within the meaning of Code Section 401(a)(9)(E).

A non-spouse Beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury Regulations and other Internal Revenue Service guidance.  If the Participant dies before his or her required beginning date and the non-spouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulation Section

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1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse Beneficiary’s distribution.

ARTICLE VII

DEATH BENEFITS

7.01     Pre-Retirement Death Benefits.

(a)       General Rules.  The provisions of this Section shall apply to any Participant or Former Participant provided that such Participant or Former Participant completes at least one Hour of Service on or after January 1, 1995.

(i)        If a married Participant who has satisfied the eligibility requirements for an early retirement benefit or normal retirement benefit dies (regardless of whether the Participant is still working for the Employer) before beginning to receive such benefits, then the Participant’s surviving spouse will receive a monthly retirement benefit equal to the sum of:

(A)      the portion of the Accrued Benefit attributable to the Participant’s Grandfathered Benefit, if any, that would have been payable if the Participant had retired on the day before his or her death after having elected an immediate Qualified Joint and Survivor Annuity Option with a 50% continuation of monthly benefits to be payable to the survivor; and

(B)      the Actuarial Equivalent annuity (payable on the Participant’s death) of the portion of the vested Accrued Benefit attributable to the Participant’s Projected Account Balance.

The amount of such benefit shall be payable monthly for the life of the spouse, with the first payment payable as of the date of the Participant’s death, unless the spouse requests a later commencement date (consistent with the provisions of the Part I of the Plan).

(ii)       If a fully or partially vested married Participant dies on or before attaining eligibility for early retirement, the Participant’s surviving spouse will receive a monthly retirement benefit equal to the sum of (A) and (B) below.

(A)      The portion of the Accrued Benefit attributable to the Participant’s Grandfathered Benefit, if any, which would be payable if the Participant had:

(1)       separated from service on the date of death;

(2)       survived to Age 55 (if younger than Age 55 on the date of death);

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(3)       retired at Age 55 (or retired on the day before his or her death, if older than Age 55 at the date of death) after having elected an immediate Qualified Joint and Survivor Annuity Option with a 50% continuation of monthly benefits to be payable to the survivor; and

(4)       died on the day after retirement.

(B)      The Actuarial Equivalent annuity (payable when the Participant would have attained age 55) of the portion of the vested Accrued Benefit attributable to the Participant’s Projected Account Balance.

A surviving spouse entitled to benefits under this Section 7.01(a)(ii) will begin to receive payments on the first day of the month following the date the Participant would have attained Age 55 (or on the first day of the month following the date of death, if the Participant was Age 55 or older on the date of his or her death), unless the spouse requests an earlier or later commencement date (consistent with the provisions of Part I of the Plan).

For purposes of this Section 7.01(a)(ii), the “earliest retirement age” is the earliest date on which, under Part I of the Plan, the Participant could elect to receive retirement benefits attributable to his or her Grandfathered Benefit.

The surviving spouse of a Participant who is entitled to receive a pre-retirement death benefit as described in Section 7.01(a)(i) or Section 7.01(a)(ii) may, in lieu of receiving such benefit, elect to receive the portion of such death benefit which is the Participant’s Account Balance on the Determination Date in a single sum amount.  Such single sum benefit shall be distributed as soon as practicable after the date of the Participant’s death (or at any later date, as elected by the surviving spouse, consistent with the provisions of Part I of the Plan) and shall be in an amount equal to the Account Balance as of the Determination Date.  Alternatively, the surviving spouse may elect to have the Actuarial Equivalent of the pre-retirement death benefit (or the Actuarial Equivalent of the Grandfathered Benefit, if the Account Balance is to be paid as a single sum) payable commencing as of the date of the Participant’s death (or at any later date as elected by the surviving spouse, consistent with the provisions of Part I of the Plan) in any of the other optional forms of payment available under Section 6.06.  In the event that a surviving spouse elects to have the portion of his or her benefit attributable to the Participant’s Account Balance payable in a lump sum in accordance with this paragraph, the balance of the death benefit otherwise payable under Part I of the Plan in accordance with Section 7.01(a)(i) or Section 7.01(a)(ii), shall consist solely of that portion of such death benefit that is attributable to the Participant’s Grandfathered Benefit, if any.

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Any surviving spouse described in the preceding paragraph who elects to receive the Participant’s Account Balance in a single sum payment may also elect to receive the present value of the Participant’s Grandfathered Benefit, if any, in a single sum amount; provided, however, that this option with respect to a Grandfathered Benefit shall only be available to a surviving spouse if the present value of the Grandfathered Benefit does not exceed $5,000.  Any such single sum benefit shall be distributed as soon as practicable after the date of the Participant’s death.

If a Participant, on or after the earlier of the first day of the Plan Year in which he or she attains age 35 or the date of his or her separation from service and prior to his or her death, elects to waive the pre-retirement death benefit which is attributable to the Participant’s Projected Account Balance and the participant’s spouse consents to the waiver in accordance with Section 6.07(b)(i) (as if the pre-retirement death benefit waiver was a waiver of a Qualified Joint and Survivor Annuity), the Participant may designate a Beneficiary other than his or her spouse to receive the portion of the Participant’s pre-retirement death benefit which is attributable to the Participant’s Projected Account Balance.

Any such designation shall be in writing on a form provided by or satisfactory to the Plan Administrator, and such designation may include primary and contingent Beneficiaries.  Such benefit shall be paid in the form of a lump sum as soon as practicable after the death of the Participant and shall equal the Participant’s Account Balance at the Determination Date.  In the event that a portion of a Participant’s benefit under the Plan is payable to a non-spouse Beneficiary in accordance with this paragraph, the remaining portion of the death benefit attributable to such Participant shall be paid to the Participant’s surviving spouse in accordance with Section 7.01(a)(i) or Section 7.01(a)(ii), as applicable.  Before a Participant is permitted to waive the pre-retirement death benefit which is attributable to the Participant’s Account Balance, the Plan Administrator shall provide each Participant a written explanation with respect to the pre-retirement death benefit comparable to the explanation described in Section 6.07(c)(i).

(b)       Unmarried Participants.  If any unmarried Participant dies in any of the circumstances described in Section 7.01(a)(i) or Section 7.01(a)(ii) with respect to married Participants, the Beneficiary (designated in accordance with the rules described in Section 7.01(a)) of such Participant shall receive a death benefit in a single sum as soon as practicable after the date of the Participant’s death.  The amount of such death benefit shall be equal to the Participant’s Account Balance at the Determination Date.  There shall be no death benefit payable with respect to the Grandfathered Benefits of any such Participant.

7.02     Death Benefits for Certain Dependent Spouses (Applicable only to certain Employees entitled to Special Grandfathered Benefits).

(a)       Eligibility.  The spouse of a deceased Employee (including the spouse of any such deceased Employee who had become and continuously remained Totally Disabled

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[as described in Section 6.05] until death) shall be entitled to a monthly income as set forth in Section 7.02(b), provided:

(i)        The spouse was married to, living with and was a dependent of the Employee for at least the three year period immediately preceding the death of the Employee.  For purposes of this Section 7.02, dependency shall be assumed only if the average earned income of the spouse during such three year period was less than the average earned income of the Employee during the same three year period;

(ii)       The Employee had attained Age 50 prior to the date of death;

(iii)      The Employee was an employee of First Allmerica or a General Agent of First Allmerica prior to January 1, 1976 and had not thereafter retired or attained Age 65 and since December 31, 1975 was continuously employed with the Employer until the date of his or her death;

(iv)      The Employee was eligible to accrue additional Special Grandfathered Benefits (as described in Section 2.20(b)) on December 31, 2004 (or on the date of his or her death, if earlier); and

(v)       The Employee was not a Highly Compensated Employee on the date of his or her death.

Whether or not a spouse qualifies as a “dependent spouse” shall be determined by the Plan Administrator, whose determination shall be conclusive and binding on all persons.  If an Employee or spouse is Totally Disabled (as described in Section 6.05), the “average earned income” of the disabled person shall be determined as of the date the Total Disability commenced.  The term “earned income” for a year means a person’s Compensation as defined in Section 2.08(b) paid during the year, plus the sum of (i) any salary reduction contributions allocated during the year on the person’s behalf to any tax sheltered annuity qualified under Code Section 403(b) or to any defined contribution plan qualified under Code Section 401(k) maintained by the person’s employer, and (ii) the amount of any salary reduction contributions contributed on the person’s behalf during the year to any Code Section 125 plan maintained by the person’s employer.

(b)       Amount of Benefit.  The benefit to spouses qualifying under Section 7.02(a) shall be a monthly income commencing as of the date of the death of the Employee, in an amount equal to (i) less (ii) below:

(i)        the applicable percentage below of the Special Grandfathered Benefit which the Employee would have received at his or her Normal Retirement Date had the Employee lived and remained a Participant in Part I of the Plan until such date and had the Participant continued to earn monthly one-twelfth of the Compensation paid to the Participant during the 12

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complete months prior to the month in which occurred the date of his or her death.

Number of Completed Years Over Employee’s Age 49 at Date of Employee’s Death	Percentage of Grandfathered Retirement Benefit*

1	10%
2	20%
3	30%
4	40%
5 and over	50%; less

* If death occurs in a month other than the month in which the Participant attains the specified Age, the percentage shall be determined based on straight line interpolation.

(ii)       the amount of any benefits provided to the surviving spouse pursuant to Section 7.01 attributable to the Employee’s Special Grandfathered Benefit.

ARTICLE VIII

BENEFITS UPON TERMINATION FROM SERVICE

8.01     In General.  In the event that a Participant shall terminate from service with the Employer for any reason other than death, his becoming Totally Disabled (as described in Section 6.05) or Normal, Early or Late Retirement, the interests and rights of such Participant shall be limited to those contained in this Article.

8.02     Termination Benefits.  Upon any termination of service described in Section 8.01, a Participant shall be entitled to a benefit under Part I of the Plan, payable at his or her Normal Retirement Date, equal to the vesting percentage specified below of the Participant’s Accrued Benefit.  The automatic form of benefit shall be a Qualified Joint and Survivor Annuity, with the survivor to receive 100% of the benefit which had been payable during their joint lives, if the Participant is married at the time of commencement of benefits, or a single life annuity if the Participant is not married at the time of commencement.  With spousal consent, the Participant may elect to have his or her benefit paid in any of the optional forms described in Section 6.06.  The amount of any annuity attributable to a Participant’s vested Account Balance shall be the Actuarial Equivalent of such vested Account Balance.

Vesting Percentages

(a)       With respect to the portion of the Accrued Benefit attributable to such Participant’s Grandfathered Benefit, if any:

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Completed Years of Service	Nonforfeitable Percentage

Less than 5	0
5 or more	100

(b)       With respect to the portion of the Accrued Benefit attributable to such Participant’s Projected Account Balance:

Completed Years of Service			Nonforfeitable Percentage

Less than	2		0
	2		25
	3		50
	4		75
	5	or more	100

(c)       Notwithstanding the above, if the Plan is a Top Heavy Plan, then the Plan shall meet the following vesting requirements for such Plan Year and for all subsequent Plan Years, even if the Plan is not a Top Heavy Plan for such subsequent Plan Years.

Completed Years of Service			Nonforfeitable Percentage

Less than	2		0
	2		25
	3		50
	4		75
	5	or more	100

(d)       Notwithstanding anything in Part I of the Plan to the contrary, effective on August 17, 2006, for those Participants employed by the Employer on or after such date, such Participants shall be 25% vested in their Account Balance, as defined in Section 4.01, upon completion of two (2) Years of Service and 100% vested in their Accrued Benefit, as described in Section 2.01, upon completion of three (3) Years of Service.

For purposes of this Article, “Years of Service” means Plan Years during which an Employee was credited with at least 1,000 Hours of Service.

Notwithstanding the foregoing, a Participant who is entitled to a deferred Normal Retirement Benefit may elect to receive his or her vested Account Balance on the

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Determination Date in a single lump sum.  In addition, if a Participant makes an election described in the immediately preceding sentence and if the present value of the portion of the vested Accrued Benefit attributable to such Participant’s vested Grandfathered Benefit does not exceed $5,000, the Participant may elect to receive such portion of his or her vested Accrued Benefit attributable to the Grandfathered Benefit in a lump sum.  Any such Participant may elect to receive either such lump sum at any time after separation from service and, in the case of a single lump sum distribution of his or her vested Account Balance, must receive such benefit no later than the time at which benefits attributable to the Participant’s Grandfathered Benefit, if any, commence.  Any such election shall be subject to spousal consent in the case of a married Participant.  Any spousal consent must satisfy the requirement of Section 6.07.

Notwithstanding anything in Part I of the Plan to the contrary except Section 6.10, effective for involuntary cashouts paid after December 1, 2012, a Former Participant (other than a Former Participant who is a participant in The Hanover Excess Benefit Retirement Plan) who is not an Employee of the Employer or an Affiliate will be paid the present value of his or her vested Accrued Benefit on the Determination Date in an immediate lump sum if the present value of his or her vested Accrued Benefit, if any, on the Determination Date does not exceed $5,000.  Consent to this involuntary cashout by the Former Participant will not be required, and spousal consent to this involuntary cashout will not be required in the case of a married Former Participant.

Notwithstanding anything in Part I of the Plan to the contrary, an actively employed Participant’s Accrued Benefit shall become 100% vested and non-forfeitable upon the earliest of (i) the date of such Participant’s death; (ii) the date such a Participant becomes Totally Disabled (within the meaning of Section 6.05); or (iii) the date such a Participant attains his or her Normal Retirement Age.

Any distributions under this Article shall be subject to the requirements of Sections 6.06 and 6.07, including the requirement that a Participant shall be eligible to receive any form of distribution provided under Section 6.06 at such time as he or she is eligible to receive his or her vested Account Balance in a lump sum, except to the extent expressly provided otherwise in this Section.

8.03     Forfeitures.  The non-vested portion of a Participant’s Accrued Benefit shall be treated as a forfeiture when the Participant or his or her spouse (or surviving spouse) receives a distribution of the present value of his or her vested Accrued Benefit, pursuant to Section 8.02, and the Participant’s service attributable to such distribution shall be disregarded as provided in Section 8.07.  For purposes of this Section, if the present value of a Participant’s vested Accrued Benefit is zero, the Participant shall be deemed to have received a distribution of such vested Accrued Benefit.

In the case of a partially vested terminated Participant who does not receive a distribution pursuant to the above paragraph, the value of the nonvested portion of his Accrued Benefit shall be treated as a forfeiture at the end of the Plan Year in which the Participant incurs a One Year Break in Service until the Participant has completed one Year of Service after he has been re-employed.

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Forfeitures will be used to reduce (i) Employer contributions for the Plan Year following the Plan Year in which the forfeiture occurs; and or (ii) the Employer’s costs under the Plan.

8.04     Resumption of Service.  A Participant who terminates his or her participation in Part I of the Plan and who subsequently resumes service with the Employer will again become a Participant on the entry date determined in accordance with Section 3.01(b).

8.05     Service with Affiliates.  As provided in Section 2.23, in determining a Participant’s vesting percentage, Hours of Service completed with an Affiliate or as a Career Agent or General Agent of First Allmerica shall be deemed to be Hours of Service completed with the Employer.

8.06     Distribution of Benefits.  On the Former Participant’s Normal Retirement Date, benefits to which he or she is entitled pursuant to this Article shall be distributed in accordance with Article VI.

If a Former Participant entitled to a deferred benefit pursuant to this Article VIII dies prior to his or her Normal Retirement Date, the death benefit, if any, to which he or she is entitled shall be as is specified in Article VII.

8.07     Cashout Repayment Option.

(a)       Notwithstanding anything in this Article or in Section 2.01 to the contrary, unless a repayment has been made in accordance with Section 8.07(b) below, in determining a partially vested Employee’s Grandfathered Benefit (or, in the case of a Top Heavy Plan, the minimum benefit for Non-Key Employees described in Section 2.01(b)) after a resumption of participation, periods of service with respect to which the Employee received a distribution of the present value of his or her vested Accrued Benefit shall be disregarded.

(b)       In the case of the distribution of the present value of a Participant's or Former Participant's vested Accrued Benefit in accordance with Sections 6.06 or 8.02, the Participant's Accrued Benefit described in Sections 2.01(a) and (b) (including all optional forms of benefits and subsidies relating to such benefits) shall be restored if he or she is subsequently an Employee and repays the amount distributed plus interest, if applicable, compounded annually from the date of distribution at the rate of five percent.  In determining the amount of any required repayment, interest shall be charged on the portion of any distribution attributable to a Participant’s Grandfathered Benefit, if any or, in the case of a Top Heavy Plan, on the portion of any distribution that is a minimum benefit for Non-Key Employees described in Section 2.01(b).  No interest shall be payable with respect to the portion of a Participant’s distribution attributable to his or her Account Balance.  Such repayment must be made by the Employee before the earlier of five years after the first date on which the Employee is subsequently reemployed by the Employer, or the date the Employee incurs five consecutive One Year Breaks in Service following the date of distribution.

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If an Employee is deemed to receive a distribution pursuant to this Article, and the Employee resumes employment covered under this Plan before the date the Participant incurs five consecutive One-Year Breaks in Service, upon the reemployment of such Employee, the Employer-derived Accrued Benefit will be restored to the amount of such Accrued Benefit on the date of the deemed distribution.

8.08     Early Retirement Election.  Any Participant who terminates service after having completed at least fifteen Years of Service may elect to retire on the first day of any month following his or her 55th birthday, as described in Section 6.02.

8.09     Amendment to Vesting Schedule.  If the Vesting Schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have their nonforfeitable percentage computed under the Plan without regard to such amendment or change.  The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i)        60 days after the amendment is adopted;

(ii)       60 days after the amendment becomes effective; or

(iii)      60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

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EXHIBIT A - ADJUSTMENT FACTORS FOR OPTIONAL GRANDFATHERED BENEFITS

Factors for ages not illustrated on the following tables will be computed on an actuarial basis consistent with that used to compute the factors shown.

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JOINT AND SURVIVOR OPTION PERCENTAGES

(Applicable only if the Participant's age, nearest birthday, on the date monthly income commences is 65).

Age Nearest Birthday of Joint Annuitant on the Date Monthly Income Commences to the Participant	Percentage of the Adjusted Grandfathered Retirement Annuity Payments which are to be Continued to the Surviving Joint Annuitant

	100%	66 2/3%	50%

50	80.3%	87.1%	90.9%
51	80.7	87.5	91.3
52	81.1	87.9	91.8
53	81.5	88.4	92.2
54	82.0	88.8	92.7
55	82.4	89.3	93.2
56	82.9	89.8	93.8
57	83.3	90.3	94.3
58	83.8	90.9	94.9
59	84.3	91.4	95.5
60	84.8	92.0	96.1
61	85.3	92.7	96.8
62	85.9	93.3	97.5
63	86.4	94.0	98.3
64	86.9	94.7	99.1
65	87.5	95.4	100.0
66	88.0	96.2	100.0
67	88.6	97.0	101.9
68	89.1	97.9	102.9
69	89.6	98.7	104.0
70	90.2	99.6	105.1

	1983 Group Annuity Table with Projection H, with mortality rates based on calendar year of birth of 1930 and interest at the rate of 7% per annum.

	Life Ann/Opt.

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CONTINGENT ANNUITANT OPTION PERCENTAGES

(Applicable only if the Participant's age, nearest birthday, on the date monthly income commences is 65).

Age Nearest Birthday of Contingent Annuitant on the Date Monthly Income Commences to the Participant	Percentage of the Adjusted Grandfathered Retirement Annuity Payments which are to be Continued to the Surviving Contingent Annuitant

	100%	66 2/3%	50%

50	80.3%	85.9%	89.0%
51	80.7	86.2	89.3
52	81.1	86.5	89.6
53	81.5	86.9	89.8
54	82.0	87.2	90.1
55	82.4	87.5	90.4
56	82.9	87.9	90.6
57	83.3	88.2	90.9
58	83.8	88.6	91.2
59	84.3	89.0	91.5
60	84.8	89.3	91.8
61	85.3	89.7	92.1
62	85.9	90.1	92.4
63	86.4	90.5	92.7
64	86.9	90.9	93.0
65	87.5	91.3	93.3
66	88.0	91.7	93.6
67	88.6	92.1	93.9
68	89.1	92.5	94.2
69	89.6	92.9	94.5
70	90.2	93.2	94.8

	1983 Group Annuity Table with Projection H, with mortality rates based on calendar year of birth of 1930 and interest at the rate of 7% per annum.

	Life Ann/Opt.

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ANNUITY OPTION ADJUSTMENT PERCENTAGES

Percentages to be applied (to the monthly benefit which would be payable to the Participant on his or her Retirement Date if no Optional Form of Annuity were in effect) to determine the monthly income benefit commencing on the Participant's Retirement Date if one of the following options is in effect.

Age Nearest Birthday on the Date Monthly Income Commences	Annuity Option for Grandfathered Benefit

	5C&C	10C&C	15C&C	20C&C

50	99.8%	99.2%	98.3%	97.2%
51	99.8	99.1	98.1	96.9
52	99.7	99.0	97.9	96.6
53	99.7	98.9	97.7	96.3
54	99.7	98.8	97.5	96.0
55	99.6	98.6	97.3	95.6
56	99.6	98.5	97.0	95.2
57	99.6	98.4	96.8	94.8
58	99.5	98.3	96.5	94.3
59	99.5	98.1	96.2	93.8
60	99.4	98.0	95.9	93.3
61	99.4	97.8	95.5	92.7
62	99.3	97.6	95.0	92.0
63	99.3	97.3	94.5	91.2
64	99.2	97.1	94.0	90.4
65	99.1	96.7	93.3	89.5
66	99.0	96.4	92.6	88.5
67	98.9	95.9	91.8	87.4
68	98.8	95.4	91.0	86.2
69	98.6	94.9	90.0	84.9
70	98.4	94.3	89.0	83.5

	1983 Group Annuity Table with Projection H, with mortality rates based on calendar year of birth of 1930 and interest at the rate of 7% per annum.

	Life Ann/Opt.

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THE HANOVER INSURANCE GROUP CASH BALANCE
PENSION PLAN

PART II

(As amended and restated generally effective January 1, 2016)

Part II

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THE HANOVER INSURANCE GROUP CASH BALANCE
PENSION PLAN

PART II

Part II

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ARTICLE I

NAME, PURPOSE AND EFFECTIVE DATE OF PLAN

1.01     General Statement.  The Hanover Insurance Group Cash Balance Pension Plan (the “Plan”) consists of three parts, Part I, Part II and Part III.  Part I of the Plan provides a cash balance and pension benefit, which was formerly provided under a plan known as “The Allmerica Financial Cash Balance Pension Plan”.  Part II of the Plan provides a pension benefit, which was formerly provided under a plan known as “The Allmerica Financial Agents’ Pension Plan”.  Part III of the Plan contains provisions applicable to each of Part I and Part II.

The provisions of Part III of the Plan shall override any provision of Part II of the Plan as provided in Part III of the Plan.

The benefits payable to eligible Participants under Part II of the Plan are governed by the terms and conditions of Part II of the Plan and Part III of the Plan.  Terms used in this Part II of the Plan are defined in Part I of the Plan, except as otherwise specifically provided in this Part II of the Plan.

1.02     Name of Plan.  The prior version of this Part II of the Plan, known as The Allmerica Financial Agents’ Pension Plan, was generally effective January 1, 1999 (except for those provisions of the Plan which had an alternative effective date).  The effective date of the prior version of this Part II of the Plan (the “Prior Agents’ Plan”) was January 1, 1971.  Effective January 1, 1992, the Prior Agents’ Plan was merged with and became a part of The Allmerica Financial Cash Balance Pension Plan, formerly known as The State Mutual Companies’ Pension Plan.  Thus, the Prior Agents’ Pension Plan became Part II of The Hanover Insurance Group Cash Balance Pension Plan.  On December 31, 2007, First Allmerica did not employ any person who was eligible to participate or was actively participating in The Allmerica Financial Agents’ Pension Plan.  Effective January 1, 2008, First Allmerica transferred sponsorship of, and the liabilities and obligations associated with, The Hanover Insurance Group Cash Balance Plan (including The Allmerica Financial Agents’ Pension Plan) to Hanover, and Hanover agreed to assume sponsorship of, and the liabilities and obligations associated with, The Hanover Insurance Group Cash Balance Pension Plan as of such date.

1.03     Purpose.  This Part II of the Plan has been established for the exclusive benefit of Participants and their Beneficiaries and as far as possible shall be interpreted and administered in a manner consistent with this intent and consistent with the requirements of Section 401 of the Internal Revenue Code.

Subject to Article IV of Part III of the Plan and to Section 10.04 of Part III of the Plan, which relates to the return of Employer contributions under special circumstances, until such time as the Plan has been terminated and all Plan liabilities have been satisfied, under no circumstances shall any assets of the Plan, or any contributions made under the Plan, be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries and to defray reasonable expenses incurred in the administration of the Plan.

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1.04     Restated Plan Effective Date.  The effective date of this amended and restated Part II of the Plan is January 1, 2016 (except for those provisions of this Part II of the Plan which have an expressly stated alternative effective date).  Except to the extent otherwise specifically provided in this Part II of the Plan, (i) the terms and conditions of this amended and restated Part II of the Plan shall apply only to those eligible Employees actively employed by the Employer (or to those eligible Career Agents with a Career Agent Contract in force) on or after January 1, 2016.  The rights and benefits of any Participant whose employment with the Employer terminated (or whose Career Agent Contract terminated) prior to January 1, 2016 shall be determined in accordance with the provisions of this Part II of the Plan as were in effect during the appropriate time or times prior to January 1, 2016; provided, however, that if the Accrued Benefit of any such Participant has not been completely distributed before January 1, 2016, then such Accrued Benefit shall be accounted for and distributed in accordance with the provisions of this version of Part II of the Plan, but only to the extent that any such provision is not inconsistent with Part III of the Plan and subject to the requirements of applicable law and as otherwise specifically provided herein.

ARTICLE II

DEFINITIONS

All section and article references in this Part II are to section and article references in this Part II, except as otherwise expressly provided.

Except to the extent a word or phrase is specifically defined in this Part II of the Plan, the words and phrases used in this Part II of the Plan shall have the meanings set forth in Part I of the Plan, unless a different meaning is clearly required by the context or is otherwise provided in Part III of the Plan.

2.01    “Accrued Benefit”:

(a)       means, except as provided in Section 2.01(c) or Section 2.01(d) below, the sum of a Participant’s frozen Grandfathered Benefit (accrued during Years of Credited Service completed prior to January 1, 1999) and the defined benefit credited to eligible Participants in accordance with Section 5.01 attributable to Years of Credited Service completed by the Participant after December 31, 1998.

(b)       No Employee contributions shall be required or permitted for Plan Years beginning after December 31, 1988.  The portion of a Participant’s Accrued Benefit derived from required Employee contributions made on or after January 1, 1971 and prior to January 1, 1989 will be determined in accordance with the rules set forth below:

(i)        STEP ONE - Determine the total amount of such contributions made by a Participant as a condition of participation in Part II of the Plan;

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(ii)       STEP TWO - Add to the amount in Step One interest required by the terms of Part II of the Plan to be credited to such contributions up to the Plan’s ERISA compliance date;

(iii)      STEP THREE - Add to the sum of the amounts determined in Steps One and Two interest compounded annually at the rate of 5% from the Plan’s ERISA compliance date or the date the Participant began participation in Part II of the Plan, whichever is later, to the end of the last Plan Year beginning before January 1, 1988 or the Participant’s Normal Retirement Date, whichever is earlier.

(iv)       STEP FOUR - Add to the sum of the amounts determined in Steps One, Two and Three interest compounded annually -

(A)      at the rate of 120 percent of the Federal mid-term rate (as in effect under Code Section 1274 for the first month of the Plan Year) from the beginning of the first Plan Year beginning after December 31, 1987, and ending with the date on which the determination is being made, and

(B)      at the interest rate which would be used under Part II of the Plan under Code Section 417(e)(3) (as of the determination date) for the period beginning with the determination date and ending on the date on which the Employee attains his Normal Retirement Date.

Notwithstanding the foregoing, for Plan Years beginning after December 31, 1998, the interest rate credited in Step Four (A) shall not be less than 5%.

(v)       STEP FIVE - The amount in Step Four will be converted into the normal form of benefit using the interest rate that would be used under Part II of the Plan under Code Section 417(e)(3).

The portion of a Participant’s Accrued Benefit derived from Employee contributions made prior to January 1, 1971 shall be equal to the total amount of such contributions made by a Participant, plus interest credited thereon.  For Plan Years beginning prior to January 1, 1999, interest on such contributions shall be credited at the rate or rates in effect for each Plan Year under the terms of Part II of the Plan as in effect on December 31, 1998.  For Plan Years beginning after December 31, 1998, interest on such contributions shall be credited as provided in Steps Four and Five above.

The portion of the Accrued Benefit described in Section 2.01(a) derived from Employer contributions as of any date is equal to such total Accrued Benefit less the portion derived from Employee contributions.

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At all times the portion of a Participant’s Accrued Benefit attributable to mandatory Employee contributions shall be 100% vested and nonforfeitable.

(c)       means, with respect to the minimum benefit for Non-Key Employee Participants in a Top Heavy Plan, the sum of such benefits earned by the Participant, which benefits are payable at the Participant’s Normal Retirement Date and are described in Section 2.03 of Part III of the Plan.

(d)        (i)       Notwithstanding anything in Sections 2.01(a), (b) or (c) to the contrary, unless a repayment has been made in accordance with the rules set forth in Section 2.01(d)(ii) below, in determining the portion of an Employee’s Accrued Benefit derived from Employer Contributions upon a resumption of participation, periods of service with respect to which the Employee received a distribution of the present value of his vested Accrued Benefit shall be disregarded.

(ii)       In the case of an election of Option 2 described in Section 7.02 or in the case of an involuntary cash-out of the present value of an Employee’s Accrued Benefit in accordance with such Section, the Employee’s Accrued Benefit described in Sections 2.01(a), (b) and (c) (including all optional forms of benefits and subsidies relating to such benefits) shall be restored if the Employee repays the amount distributed plus interest, compounded annually from the date of distribution at the rate of 5 percent.  Such repayment must be made by the Employee before the earlier of five years after the first date on which the Employee is subsequently reemployed by the Employer, or the date the Employee incurs five consecutive One Year Breaks in Service following the date of distribution;  provided, however, that there shall be no right of repayment if the Employee was 100% vested on the date of his termination of participation.

Notwithstanding anything in Part II of the Plan to the contrary, for Plan Years beginning before Code Section 411 is applicable hereto, the Participant’s Accrued Benefit shall be the greater of that provided by Part II of the Plan, or ½ of the benefit which would have accrued had the provisions of this Section 2.01 been in effect.  In the event the Accrued Benefit as of the effective date of Code Section 411 is less than that provided hereunder, such difference shall be accrued in accordance with this Section.

2.02    “Actuarial Equivalent” means a benefit having the same value as the benefit or benefits otherwise payable.  Except as otherwise provided in this Section, the present value of any benefit determined under the terms of Part II of the Plan will be the actuarial equivalent of the no-death benefit life annuity retirement benefit specified in Section 5.01.

Actuarial Equivalent life annuity settlements of optional life annuity Top Heavy Plan benefits will be computed utilizing (i) the Code Section 417 Mortality Table for determining the amount payable to a Participant having an annuity starting date on or

Part II - 4

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after January 1, 2004, and (ii) the Code Section 417 Interest Rate for determining the amount payable to a Participant having an annuity starting date from January 1, 2004 through December 31, 2007, and the Code Section 417 Applicable Interest Rate for determining the amount payable to a Participant having an annuity starting date on or after January 1, 2008.

Optional life annuity benefits will be computed on the basis of the 1983 Group Annuity Table with Projection H, with mortality rates based on calendar year of birth of 1930 and interest at the rate of 7% per annum.  Adjustment factors used to determine optional forms of life annuity benefits are included in Exhibit A, attached hereto and made a part of Part II of the Plan.  Adjustment factors for optional life annuity benefits not illustrated will be computed on an actuarial basis consistent with that used in computing the factors shown in Exhibit A.

The present value of any Plan benefit and the amount of any cash distribution shall be determined on the basis of (i) the mortality rates specified above and an interest rate of 7% per annum or (ii) the Code Section 417 Mortality Table and the Code Section 417 Interest Rate (or for determining the amount payable to a Participant having an annuity starting date on and after January 1, 2008, the Code Section 417 Applicable Interest Rate), whichever produces the greater benefit.

The preceding paragraphs shall not apply to the extent they would cause the Plan to fail to satisfy the requirements of Article IV of Part III of the Plan or Section 2.03 of Part III of the Plan.

For purposes of Part II of the Plan,

(a)        the “Code Section 417 Mortality Table” means the applicable mortality table prescribed by the Secretary of the Treasury pursuant to Code Section 417(e)(3), as in effect from time to time; provided, however, that notwithstanding the preceding provisions of this paragraph, for distributions commencing on or after December 31, 2002 and prior to January 1, 2008, the Code Section 417 Mortality Table means the Table set forth in Revenue Ruling 2001-62 and for purposes of determining the amount payable to a Participant with an annuity starting date on or after January 1, 2008, the Code Section 417 Mortality Table means the Table set forth in Revenue Ruling 2007-67 or such other Table as may be prescribed by the Secretary of the Treasury pursuant to Code Section 417(e)(3);

(b)       for periods beginning on and after January 1, 2004, the “Code Section 417 Interest Rate” means, for the Plan Year which contains the annuity starting date for the distribution, the annual rate of interest on a 30-year Treasury securities in effect for the second month immediately preceding the first day of the Plan Year (e.g., November 2006 for the 2007 Plan Year); and

(c)       for periods beginning on and after January 1, 2008, the “Code Section 417 Applicable Interest Rate” means, for the Plan Year which contains the annuity starting date for the distribution, the applicable interest rate described by Code Section 417(e) after its amendment by the Pension Protection Act of 2006, which

Part II - 5

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rate more specifically shall be the adjusted first, second, and third segment rates applied under rules similar to the rules of Code Section 430(h)(2)(C) (without considering any adjustment under Code Section 430(h)(2)(C)(iv)) for the lookback month used to determine the previously applicable interest rate on 30-year Treasury securities (e.g., November 2009 for the 2010 Plan Year) or for such other time as the Secretary of the Treasury may by regulations prescribe.

(d)       For purposes of determining the Code Section 417 Applicable Interest Rate, the first, second, and third segment rates are the first, second, and third segment rates which would be determined under Code Section 430(h)(2)(C) (without considering any adjustment under Code Section 430(h)(2)(C)(iv)) if:

(i)        Code Section 430(h)(2)(D) were applied by substituting the average yields for the month described in clause (ii) below for the average yields for the 24-month period described in such Code section, and

(ii)       Code Section 430(h)(2)(G)(i)(II) were applied by substituting “Section 417(e)(3)(A)(ii)(II) for “Section 412(b)(5)(B)(ii)(II)”, and

(iii)      The applicable percentage under Code section 430(h)(2)(G) is treated as being 20% in 2008, 40% in 2009, 60% in 2010, and 80% in 2011.

2.03    “Compensation” means:

(a)        For purposes of determining a Participant’s Normal Retirement Benefit specified in Section 5.01, a Participant’s total calendar year compensation paid (or deferred pursuant to an unfunded, non-qualified deferred payment arrangement) on and after the date he becomes a Participant and while he remains in an eligible class of Employees for (i) and (ii) below:

(i)        services performed in connection with the sale and service of products of First Allmerica Financial Life Insurance Company.

(ii)       services performed in connection with the sale and service of products of Allmerica Financial Life Insurance and Annuity Company.

Compensation shall also mean and include:

(iii)      commissions paid to the Participant by Allmerica Investments, Inc., and

(iv)       compensation which is not currently includable in the Participant’s gross income by reason of the application of Code Sections 125, 402(e)(3) or 132(f)(4).

Notwithstanding the foregoing, for purposes of Section 2.03(a), renewal commissions received which are attributable to business sold prior to the date the Employee became a Career Agent or General Agent of the Employer shall be excluded.

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(b)       For purposes of Section 2.03 of Part III of the Plan and for purposes of Article IV of Part III of the Plan, the term “Compensation” means a Participant’s earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Treasury Regulations), and excluding the following:

(i)        Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

(ii)       Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)      Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)      Other amounts which received special tax benefits.

For Plan Years commencing after December 31, 1997, Compensation for purposes of Section 2.03 of Part III of the Plan and Article IV of Part III of the Plan shall also include Employee elective deferrals under Code Section 402(g)(3), amounts contributed or deferred by the Employer at the election of the Employee and not includable in the gross income of the Employee by reason of Code Section 125, and elective amounts that are not includable in the gross income of the Employee by reason of Code Section 132(f)(4).

(c)        Notwithstanding Sections 2.03(a) and (b) above, for Plan Years beginning on or after January 1, 1994 and prior to January 1, 2002, the annual Compensation of each Participant taken into account for determining all benefits provided under Part II of the Plan for any determination period shall not exceed $150,000.  This limitation shall be adjusted for inflation by the Secretary under Code Section 401(a)(17)(B) in multiples of $10,000 by applying an inflation adjustment factor and rounding the result down to the next multiple of $10,000 (increases of less than $10,000 are disregarded).  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined beginning in such calendar year.  If Compensation is being determined over a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period

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begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

If Compensation for any prior determination period is taken into account in determining a Participant’s benefits for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior period.  For this purpose, in determining benefits in Plan Years beginning on or after January 1, 1989, the annual compensation limit in effect for determination periods beginning before that date is $200,000.  In addition, in determining benefits in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for determination periods beginning before that date is $150,000.

(d)       Notwithstanding the foregoing, the annual Compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000.  Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under Part II of the Plan (the “determination period”).  For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, the annual Compensation for any prior determination period shall be limited to $200,000.

The $200,000 limit on annual Compensation for determination periods beginning after December 31, 2001 shall be adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

2.04    “Career Agent Contract” means that form of contract between a life insurance agent and the Employer whereby the agent agrees to sell insurance and annuity policies on a full-time basis.

2.05    “Credited Interest” means interest utilized in determining the minimum death benefit specified in Section 6.02.  Such interest shall be at the rate determined in accordance with the Group Annuity Contract, but not less than 3% per annum compounded annually from the January 1st next following the date such contributions were made to the first day of the month as of which the Credited Interest is being determined for periods prior to January 1, 1976, plus 5% per annum compounded annually for periods beginning on or after January 1, 1976 and prior to January 1, 1988, plus the greater of (i) 5% per annum compounded annually or (ii) the interest rate which would be credited under Part II of the Plan under Step Four (A) of Section 2.01(b) for periods beginning on or after January 1, 1988.

2.06    “Credited Service”

(a)        Except as provided in Section 2.06(c) and except for Hours of Service excluded under Sections 2.12(b), (c), and (g), Credited Service means and shall include all Hours of Service completed with the Employer on and after the date the

Part II - 8

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Employee becomes a Participant in Part II of the Plan, completed while the Participant remains in an eligible class of Employees.

(b)       A Participant shall receive a year of Credited Service for each Plan Year in which he is credited with 1,000 or more Hours of Service with the Employer.

Additionally, for Plan Years beginning after 1998, a Participant shall receive a Year of Credited Service for the Plan Year he retires or dies, and a Former Participant shall receive a Year of Credited Service for the Year he again becomes a Participant upon a rehire, in each case regardless of the number of Hours of Service completed in such Year.  In no event will a Participant receive more than one Year of Credited Service for any one Plan Year.

(c)        Notwithstanding anything in this Section to the contrary, Credited Service shall not include periods of service with respect to which any Employee has received a distribution described in Section 2.01(d) unless a repayment has been made pursuant to the rules set forth in paragraph (ii) of such Section.

(d)       For purposes only of determining a Participant’s eligibility for the Disability Benefit specified in Section 5.04, the following periods of service shall be counted:

(i)        periods of prior service with an Affiliate during which he was a participant in a qualified pension or profit sharing plan sponsored by the Affiliate;

(ii)       periods of prior service with the Employer in a position in which he was not eligible to participate in this Plan during which he was a participant in another qualified pension or profit sharing plan sponsored by the Employer; and

(iii)      the number of full years and completed months during which a General Agent or former General Agent made contributions under Part II of his General Agent’s Contract.

2.07    “Employee” means any General Agent or life insurance agent who is a common-law employee of the Company or any life insurance agent who holds a Career Agent’s Contract with the Employer.

2.08    “Employee Contributions” means contributions made by a Participant prior to January 1, 1989 as a condition of participation in Part II of the Plan.

2.09    “Employer” means First Allmerica; provided that on and after January 1, 2008, the term “Employer” shall also mean the Plan Sponsor.

2.10    “General Agent” means an agent of the Company whose relationship is determined by a General Agent’s Agreement wherein the General Agent is required to devote his full-time business activities in the hiring, supervision and management of life insurance agents who sell, administer and service the policies and contracts of the Employer.

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2.11    “Grandfathered Benefit” means the frozen monthly retirement benefit payable as a single life annuity to a Participant on his Normal Retirement Date, calculated in accordance with the benefit formulas set forth in Section 5.01, and if applicable, Section 2.03 of Part III of the Plan, as in effect on December 31, 1998.  Such benefit shall be calculated based on the Participant’s Average Compensation, Final Average Compensation, Credited Service, and the amount of benefit offset as determined by applying Section 5.06, each determined as of December 31, 1998, based on the provisions of Part II of the Plan in effect on such date.

2.12    “Hour of Service” means:

(a)        Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.  For purposes of Part II of the Plan, a Career Agent shall be credited with 45 Hours of Service for each complete or partial week his Career Agent’s Contract remains in force, and a General Agent or life insurance agent who is a common-law employee shall be credited with 45 Hours of Service for each complete or partial week he performs duties for the Employer.

(b)       Each hour for which the Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.  Notwithstanding the preceding sentence:

(i)        Except in the case of a Participant who is eligible for the Disability Benefit specified in Section 5.04, no more than 1,000 Hours shall be credited to an Employee under this Section 2.12(b) on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(ii)       No hours shall be credited under this Section 2.12(b) for any payments made or due under a plan maintained solely for the purpose of complying with any applicable workers’ compensation, unemployment compensation or disability insurance laws; and

(iii)      No hours shall be credited under this Section 2.12(b) for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Section 2.12(b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums.

(c)        Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service shall not be both credited under Section 2.12(a) or Section 2.12(b), as the case may be, and under this Section 2.12(c).  No more than 501 Hours shall be credited under this

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Section 2.12(c) for a period of time during which an Employee did not or would not have performed duties.

(d)       Special rules for determining Hours of Service for reasons other than the performance of duties.  In the case of a payment which is made or due which results in the crediting of Hours of Service under Section 2.12(b) or in the case of an award or agreement for back pay, to the extent that such an award or agreement is made with respect to a period during which an Employee performs no duties, the number of Hours of Service to be credited shall be determined as follows:

(i)        In the case of a payment made or due which is calculated on the basis of units of time (such as hours, days, weeks or months), the number of Hours of Service to be credited shall be determined as provided in Section 2.12(a).

(ii)       Except as provided in Section 2.12(d)(iii), in the case of a payment made or due which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the Employee’s most recent hourly rate of compensation (as determined below) before the period during which no duties are performed.

(A)      In the case of General Agents, the hourly rate of compensation shall be the Employee’s most recent rate of semi-monthly compensation divided by 80.

(B)      In the case of life insurance agents, the hourly rate of compensation shall be the minimum wage as established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.

(iii)      Rule against double credit.  An Employee shall not be credited on account of a period during which no duties are performed with more hours than such Employee would have been credited but for such absence.

(e)       Crediting of Hours of Service to computation periods.

(i)        Hours of Service described in Section 2.12(a) shall be credited to the Employee for the computation period or periods in which the duties are performed.

(ii)       Hours of Service described in Section 2.12(b) shall be credited as follows:

(A)      Hours of Service credited to an Employee on account of a payment which is calculated on the basis of units of time (such as hours, days, weeks or months) shall be credited to the computation period or periods in which the period during which no duties are

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performed occurs, beginning with the first unit of time to which the payment relates.

(B)      Hours of Service credited to an Employee by reason of a payment which is not calculated on the basis of units of time shall be credited to the computation period in which the period during which no duties are performed occurs, or if the period during which no duties are performed extends beyond one computation period, such Hours of Service shall be allocated between not more than the first two computation periods in accordance with reasonable rules established by the Employer, which rules shall be consistently applied with respect to all Employees within the same job classification, reasonably defined.

(iii)      Hours of Service described in Section 2.12(c) shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement or payment is made.

(f)        For purposes of Article III, determining eligibility for early retirement (Section 5.02) and Article VII, Hours of Service shall also include Hours of Service determined in accordance with the rules set forth in this Section 2.12 and which would not have been excluded if such Service had been performed with the Employer, completed prior or subsequent to the Employee’s commencement of service with the Employer, completed with an Affiliate, as a General Agent or with the Employer in a position in which he was not eligible to participate in this Plan.

(g)        Rules for Maternity or Paternity Leaves of Absence.  In addition to the foregoing rules and solely for purposes of determining whether a One Year Break in Service for participation and vesting purposes has occurred in a computation period, an individual who is absent for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours cannot be determined, eight Hours of Service per day of such absence;  provided, however, that:

(i)        Hours of Service shall not be credited under both this Section 2.12(g) and one of the other subsections of this Section 2.12;

(ii)       no more than 501 Hours of Service shall be credited for each maternity or paternity absence; and

(iii)      if a maternity or paternity leave extends beyond one Plan Year, Hours of Service shall be credited to the Plan Year in which the absence begins to the extent necessary to prevent a One Year Break in Service, otherwise such Hours of Service shall be credited to the following Plan Year.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the

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individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual, in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(h)        Other Federal Law.  Nothing in this Section 2.12 shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law.

2.13    “Normal Retirement Age” means the later of:

(a)       the 65th birthday of the Employee; or

(b)       the fifth anniversary of the time the Participant commenced participation in Part II of the Plan.

For purposes of the foregoing, the participation commencement date is the first day of the Plan Year in which the Participant commenced participation in Part II of the Plan.

2.14    “Normal Retirement Date” means the first day of the month next following the Participant’s Normal Retirement Age.

2.15     (a)       “One Year Break in Service” means, except for purposes of Article III of this Part II, any Plan Year during which the Employee has not completed more than 500 Hours of Service.

(b)        For purposes of Article III of this Part II, “One Year Break in Service” means a twelve consecutive month period, computed with reference to the date the Employee’s employment commenced, during which the Employee does not complete more than 500 Hours of Service.

ARTICLE III

PARTICIPATION REQUIREMENTS

3.01    Participation Requirements.

(a)        Employee Participation.  Individuals who were Participants in Part II of the Plan on December 31, 2015 shall continue as a Participant in this Part II of the Plan on January 1, 2016.  On and after January 1, 1983, no additional Employees shall be eligible to become Participants in Part II of the Plan.

(b)       Notwithstanding the rules set forth in Section 3.01(a), a Former Participant who again becomes eligible to participate in Part II of the Plan will become a Participant on the date of his recommencement of service with the Employer.

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(c)       Notwithstanding anything in Part II of the Plan to the contrary, for periods commencing on and after January 1, 2003, a Former Participant who is re-employed as an Employee shall be reinstated as an active Plan Participant only for purposes of increasing Plan vesting on his or her frozen Accrued Benefit and for purposes of determining eligibility for early retirement under Section 5.02.

3.02     Classification Changes.  In the event of a change in job classification, such that an Employee, although still in the employment of the Employer, no longer is an eligible Employee, he shall receive no further Credited Service under Part II of the Plan, and the Participant’s Accrued Benefit on the date he becomes ineligible shall continue to vest, become payable or be forfeited, as the case may be, in the same manner and to the same extent as if the Employee had remained a Participant.

For periods commencing prior to January 1, 2003, in the event a Participant becomes ineligible to accrue further Credited Service because he is no longer a member of an eligible class of Employees, but has not terminated his employment with the Employer, such Employee shall again be eligible to accrue further Credited Service immediately upon his return to an eligible class of Employees.

3.03     Participant Cooperation.  Each eligible Employee who becomes a Participant thereby agrees to be bound by all of the terms and conditions of this Plan.  Each eligible Employee, by becoming a Participant, agrees to cooperate fully with the Insurer, including completion and signing of such forms as are required by the Insurer under the Group Annuity Contract.

ARTICLE IV

EMPLOYER CONTRIBUTIONS

4.01     Employer Contributions.  Each Employer shall pay to the Trustee for each Plan Year such amount which, when combined with required Employee Contributions, shall be necessary in the opinion of the Plan’s enrolled actuary to provide the benefits of Part II of the Plan.

4.02     Plan Contributions to Trustees.  The Employer shall make payment of all contributions directly to the Trustee to be held, managed and invested in one or more Group Annuity Contracts and in other investments permitted under the Trust, but subject to Section 4.03.

4.03     Receipt of Contributions by Trustee.  The Trustee shall accept and hold under the Trust Indenture such contributions of money, or other property approved for acceptance by the Trustee, on behalf of the Employer and its Employees and Beneficiaries, as it may receive from time to time, other than cash it is instructed to remit to the Insurer for deposit with the Insurer.  However, the payor may pay contributions directly to the Insurer and such payment shall be deemed a contribution to the Trust to the same extent as if payment had been made to the Trustee.  All such contributions shall be accompanied by written instructions from the Plan Administrator accounting for the manner in which they are to be credited.

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Notwithstanding the foregoing, for periods commencing on and after January 1, 1992, Plan contributions will also be used to fund costs and provide benefits under the merged State Mutual Companies’ Pension Plan, which plan was merged with The Allmerica Financial Agents’ Pension Plan on such date.

ARTICLE V

RETIREMENT AND DISABILITY BENEFITS

5.01     Normal Retirement Benefit.  (Applicable to all Employees who are active Participants on or after January 1, 1999).

Except as provided in Section 2.03 of Part III of the Plan and Section 5.06, each Participant who retires on his Normal Retirement Date shall be entitled to receive a monthly retirement income, commencing on his Normal Retirement Date and terminating on the last regular payment date prior to his death, which monthly retirement income will be equal to the sum of (a) and, if applicable, (b) below:

(a)        The Participant’s Grandfathered Benefit; and

(b)        For those Participants whose Participant Number is listed on Exhibit B, attached hereto and made a part hereof, an amount equal to 1/12 of the Participant’s Post-1998 Annual Accrued Benefit.

For purposes of Part II of the Plan, a Participant’s “Post-1998 Annual Accrued Benefit” shall be equal to the Participant’s total Compensation paid during all Years of Credited Service completed after December 31, 1998 multiplied by the Participant’s individual accrual percentage.  Each eligible Participant’s accrual percentage is set forth in Exhibit B.

5.02     Early Retirement Benefit.

An actively employed Participant in Part II of the Plan who has completed at least 15 Years of Service may retire on the first day of any month after his 55th birthday, in which event, except as provided in Section 5.06, he shall receive a monthly retirement benefit equal to the appropriate percentage set forth below of his Accrued Benefit.

Notwithstanding the above, if the Plan is top heavy and the minimum benefit for Non-Key Employees described in Section 2.03 of Part III of the Plan is to be provided to the Participant, the Participant’s early retirement benefit shall be equal to the appropriate percentage set forth below of the Participant’s Accrued Benefit (as described in Section 2.03 of Part III of the Plan) earned as of the date of his early retirement.

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In the event of early retirement, benefits shall be determined as of the date of retirement and shall be equal to the following percentage of the benefit payable at Age 65:

Retirement Age*	Percentage of Monthly Accrued Benefit

65	100%
64	97
63	94
62	91
61	88
60	85
59	82
58	79
57	76
56	73
55	70
54	67
53	64
52	61
51	58
50	55

*If benefit payments commence in a month other than the month in which the Participant attains the specified Age, the percentage shall be determined by straight line interpolation.

If a Participant terminates his employment (or terminates his Career Agent Contract) after having completed at least 15 Years of Service, he may elect to retire at any time after the first day of the month next following his 55th birthday and prior to his Normal Retirement Date and receive a retirement benefit based on his Credited Service as of the date of termination.  The benefit to be provided to any such terminee shall be equal to the appropriate percentage set forth above of his Accrued Benefit.

Notwithstanding anything in this Section to the contrary, any Participant who was actively employed on June 30, 1977 may elect early retirement on the earlier of (i) and (ii) below, in which event, except as provided in Section 5.06, he shall receive a monthly retirement benefit equal to the appropriate percentage set forth above of his Accrued Benefit.

(i)        the first day of the month following attainment of Age 50, and completion of at least 20 Years of Service; and

(ii)       the first day of any month following attainment of Age 55 and completion of at least 15 Years of Service.

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5.03     Late Retirement Benefit.

With the consent of the Employer, a Participant may elect to have his retirement benefit deferred to a late retirement date which may be the first day of any month after his Normal Retirement Date; provided, however, that Employer consent shall not be required for Employees protected beyond their Normal Retirement Date under the Age Discrimination in Employment Act of 1967, as amended or under applicable state law.  Except as provided in Section 5.06, the monthly benefit payable to the Participant on his late retirement date shall be equal to the sum of (a) and (b) below:

(a)        The Participant’s Grandfathered Benefit, which benefit will be actuarially increased; and

(b)        For those Participants whose Participant Number is listed on Exhibit B, attached hereto and made a part hereof, an amount equal to 1/12 the Participant’s Post-1998 Annual Accrued Benefit, which benefit will be actuarially increased.

For purposes of Section 5.03, and notwithstanding anything in Section 5.01, a Participant’s “Post-1998 Annual Accrued Benefit” shall be equal to the Participant’s total Compensation paid during all Years of Credited Service completed after December 31, 1998, including Years of Credited Service completed after the Participant’s Normal Retirement Date, multiplied by the Participant’s individual accrual percentage.  Each eligible Participant’s accrual percentage is set forth in Exhibit B.

Actuarial increases will be determined as provided in Exhibit A, attached hereto and made a part hereof.

Notwithstanding the above, if the Plan is top heavy and the minimum benefit for Non-Key Employees described in Section 2.03 of Part III of the Plan is to be provided to the Participant, the Participant’s late retirement benefit shall be determined in accordance with Section 2.03 of Part III of the Plan, with top-heavy minimum benefits being computed for each Year of Service completed until the Participant’s Late Retirement Date, which resulting benefit shall be actuarially increased.

5.04     Disability Benefit.

If a Participant becomes Totally Disabled while employed as a General Agent or while his Career Agent Contract remains in force and if such total disability commenced after the Participant had completed at least five Years of Credited Service, it shall be assumed for purposes of this Plan that his employment or contractual relationship continued unchanged from the date of the commencement of his total disability to the earliest of his Normal Retirement Date, death, termination of employment (or, in the case of an Agent, termination of his Career Agent Contract) or the date that he is no longer Totally Disabled.  While an Employee is Totally Disabled it shall be assumed for purposes of this Section that the Employee continued to earn annually an amount determined by dividing by three the Compensation paid to the Participant during the 36 months prior to the month in which he became Totally Disabled.

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For purposes of this Part II of the Plan “Totally Disabled” means the inability to perform the duties of any occupation for which the Employee is reasonably fitted by training, education or experience; provided, however, that during the first 30 months of any disability an Employee will be considered Totally Disabled if he is unable to perform the duties of his occupation and is not working at any other occupation unless such occupation constitutes rehabilitative employment approved by the Plan Administrator.

5.05     Distribution of Benefits.  The Plan Administrator shall direct the Insurer to commence payment of benefits provided under this Article V (or provided to a Former Participant pursuant to Article VII).  Plan benefits will be paid only on death, disability, termination of employment, Plan termination or retirement.

Except as otherwise provided in Section 5.06, the requirements of this Section shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Part II of the Plan.

All distributions required under the Plan shall be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9), including, to the extent applicable, the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Treasury Regulations.

Except as provided below and in Section 5.06, a Participant’s retirement benefit shall be payable as a life annuity for the life of the Participant with no further benefits payable after the last regular payment date prior to his death.

At any time prior to actual retirement a Participant, with spousal consent if the Participant is married, may elect to receive his retirement benefit under one or more of the following settlement options:

(a)        An annuity for the joint lives of the Participant and his spouse with 50% or 66 2/3% (whichever is specified when this option is elected) of such amount payable as an annuity for life to the survivor.  No further benefits are payable after the death of both the Participant and his spouse.

(b)        An annuity for the life of the Participant and upon his death 100%, 66 2/3%, or 50% (whichever is specified when this option is elected) of the annuity amount will be continued to his spouse as his contingent annuitant.  No further annuity benefits are payable after the death of both the Participant and his spouse.

(c)        An annuity for the life of the Participant with guaranteed installment payments for a period certain not longer than the life expectancy of the Participant.

(d)        An annuity for the life of the Participant with guaranteed installment payments for a period certain not longer than the life expectancy of the Participant and his spouse.

(e)        A lump sum amount equal to the present value of the portion of the Participant’s Accrued Benefit described in Section 2.01(b) attributable to required Employee Contributions.  Additionally, the Participant shall be entitled to receive a monthly

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annuity benefit equal to the portion of his Accrued Benefit described in Section 2.01(a) attributable to Employer Contributions.  The Participant may elect to receive such monthly annuity benefit under one or more of the options described in Sections 5.05(a) through (d) above, subject to spousal consent if the Participant is married.

(f)        An annuity payable for only the life of the Participant that terminates on the last regular payment date prior to the death of the Participant.

All optional forms of benefits shall be the Actuarial Equivalent (as of the date selected) of the normal retirement benefits described in Section 5.01, or Section 2.03 of Part III of the Plan.  Any spousal consent shall satisfy the requirements of Section 5.06.

Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the later of the close of the Plan Year in which:

(i)        the Participant attains Normal Retirement Age; or

(ii)       the Participant terminates service with the Employer.

Notwithstanding anything in Part II of the Plan to the contrary except Section 5.08, effective for involuntary cashouts paid after December 1, 2012, a Former Participant (other than a Former Participant who is a participant in The Hanover Excess Benefit Retirement Plan) who is not an Employee of the Employer or an Affiliate will be paid the present value of his or her vested Accrued Benefit on the Determination Date in an immediate lump sum if the present value of the Former Participant’s vested Accrued Benefit, if any, on the Determination Date does not exceed $5,000.  Consent to this involuntary cashout by the Former Participant will not be required, and spousal consent to this involuntary cashout will not be required in the case of a married Former Participant

Notwithstanding the foregoing, the failure of a Participant and spouse (or where either the Participant or the spouse has died, the survivor) to consent to a distribution (other than an involuntary cashout) when a benefit is “immediately distributable” (as described below) shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 5.05 (and provisions of Article III of Part III of the Plan).  In no event will benefits begin to be distributed (other than as an involuntary cashout) prior to the later of Age 62 or Normal Retirement Age without the consent of the Participant.  The consent of the Participant’s spouse will also be required for any such distribution (other than an involuntary cashout) unless the benefit is paid in the form of a Qualified Joint and Survivor Annuity.

If the Accrued Benefit is immediately distributable, the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution (other than as an involuntary cashout) of such Accrued Benefit.  Needed consents of the Participant and the Participant’s spouse shall be obtained in writing within the 90-day period (180-day period for Plan Years beginning January 1, 2007 and thereafter) ending on the annuity starting date.  The “annuity starting date” is the first day of the first period for which an amount is paid as an annuity or any other

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form.  The Plan Administrator shall notify the Participant and the Participant’s spouse of the right to defer any distribution (other than an involuntary cashout) until the Participant’s Accrued Benefit is no longer immediately distributable.  Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under Part II of the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days (180 days for Plan Years beginning January 1, 2007 and thereafter) prior to the annuity starting date;  provided, however, that the minimum 30 day notice period described in this sentence may be waived by the Participant’s written waiver given after notice to the Participant has described that the Participant was allowed at least 30 days to consider his choice under this Section and that the Participant was allowed to revoke his waiver under this Section at any time through his or her annuity starting date.

Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Accrued Benefit is immediately distributable.  Neither the consent of the Participant nor the Participant’s spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415.

An Accrued Benefit is "immediately distributable" if any part of the Accrued Benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or Age 62.

Notwithstanding the above, the distribution of the entire interest of a Participant or a Beneficiary must not violate the minimum required distribution rules set forth in Article III of Part III of the Plan.

5.06     Qualified Joint and Survivor Annuity for Married Participants.

(a)        General Rules.  Notwithstanding anything in this Article to the contrary, unless a married Participant’s Accrued Benefit has been paid in a lump sum pursuant to Section 5.05 above, such Participant’s retirement benefit will be payable to the Participant and his spouse in the form of a Qualified Joint and Survivor Annuity, with the survivor to receive 100% of the benefit which had been payable during their joint lives, unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period (180-day period for Plan Years beginning January 1, 2007 and thereafter) ending on the annuity starting date.  In the case of an unmarried Participant, unless the Participant elects an optional form of benefit the Participant’s retirement benefit will be paid in the form of a no-death benefit life annuity.

(b)        Definitions.

(i)        Qualified election:  A waiver of a Qualified Joint and Survivor Annuity.  Any waiver of a Qualified Joint and Survivor Annuity shall not be effective unless:  (A) the Participant’s spouse consents in writing to the election; (B) the election designates a specific Beneficiary, including any

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class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (C) the spouse’s consent acknowledges the effect of the election; and (D) the spouse’s consent is witnessed by a Plan representative or notary public.  Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity will not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent).  If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse.  A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights.  A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.  No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 5.06(c) below.

(ii)       Spouse (surviving spouse): the person, if any, to whom the Participant is lawfully married at the date of his death or at his annuity starting date, whichever is earlier; provided, however, that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order.

(iii)      Annuity starting date:  The first day of the first period for which an amount is paid as an annuity or under any other form.

(c)        Notice Requirement.

(i)        In the case of a Qualified Joint and Survivor Annuity as described in Subsection (a), the Plan Administrator shall provide each Participant no less than 30 days and no more than 90 days (180 days for Plan Years beginning January 1, 2007 and thereafter) prior to the annuity starting date a written explanation of:  (A) the terms and conditions of a Qualified Joint and Survivor Annuity; (B) the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (C) the rights of a Participant’s spouse; (D) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and (E) the relative values of the various optional forms of benefit.  Notices given to Participants pursuant to Code

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Section 411(a)(11) in Plan Years beginning after December 31, 2006 shall include a description of how much larger benefits will be if the commencement of distributions is deferred.

(ii)       A Participant may commence receiving a distribution in a form other than a Qualified Joint and Survivor Annuity less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (A) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity; (B) the Participant is permitted to revoke any affirmative distribution election at least until the Distribution Commencement Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (C) the Distribution Commencement Date is after the date the written explanation was provided to the Participant.  For distributions on or after December 31, 1996, the Distribution Commencement Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not commence until at least 30 days after such written explanation is provided, subject to the waiver of the 30-day period.  For the purposes of this paragraph, the “Distribution Commencement Date” is the date a Participant commences distributions from Part II of the Plan.  If a Participant commences distribution with respect to a portion of his/her Accrued Benefit, a separate Distribution Commencement Date applies to any subsequent distribution.  If distribution is made in the form of an annuity, the Distribution Commencement Date is the first day of the first period for which annuity payments are made.

(d)       Applicability.  The provisions of this Section 5.06 shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after January 1, 1976.  In addition, any living Participant or Former Participant not receiving Plan benefits on August 23, 1984 who would otherwise not receive the benefits prescribed by this Section 5.06 shall be given the opportunity to elect to have the provisions of this Section apply provided such Participant or Former Participant was credited with at least one Hour of Service under this Plan or a predecessor Plan on or after September 2, 1974.

The opportunity to elect a Qualified Joint and Survivor retirement option must be afforded to the appropriate Participants or Former Participants during the period commencing on August 23, 1984 and ending on the dates benefits would otherwise commence to such person.

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5.07     Supplementary Pension Benefits.

Effective July 1, 1986, and on each July 1 thereafter, the amount of monthly retirement benefits payable to eligible retirees (as described below) or their Beneficiaries shall be increased by a percentage determined in accordance with the following formula:

Percentage Increase = .8 (M - .07) x 100

For Plan Years beginning after December 31, 2008, for purposes of the above formula, “M” equals the annual coupon return on December 31, 2009 and on each December 31 thereafter of the Barclays Capital U.S. Government/Credit 5-10 Year Index, or its successor.

For Plan Years beginning before January 1, 2009, for purposes of the above formula, “M” equals the earnings rate for the prior Plan Year on assets representing retired life reserves for retirees under this Plan and retirees under The Allmerica Financial Cash Balance Pension Plan as adopted by First Allmerica (now known as The Hanover Insurance Company Cash Balance Pension Plan), certain of First Allmerica’s General Agents, retirees of The Hanover Insurance Company (“Hanover’’) and retirees of Citizens Insurance Company of America, both Affiliates of First Allmerica.  Additionally, in determining “M’’, retired life reserve assets attributable to retirees of Beacon Insurance Company of America, formerly an Affiliate of Hanover, shall be aggregated and combined with the retired life reserve assets of this Plan.

For the Plan Years for which “M” depended on the returns of designated retired life reserve assets, the earnings rate on retired life reserve assets was to be determined by an actuary, using the “investment year block” method of crediting interest that First Allmerica used to credit interest on its Experience Rated group annuity contracts that are in force on an active basis. The resulting earnings rate(s) should neither be associated with nor construed as the investment yield (all or in part) of the pension fund.

For each Plan Year for which “M” depended on the returns of designated retired life reserve assets, the retired life reserve assets for newly qualified retirees to be added to the total retired life assets outstanding was to be determined using a 7% interest rate and the 1971 GAM mortality table.

The determination of “M” and of the overall earnings rate(s) shall be final and conclusively binding for all persons.

The effective date for the payment of supplemental pension benefits paid as a result of this Section shall be each July 1, commencing with July 1, 1986. Those eligible to receive supplemental pension benefits as a result of this Section shall be those Plan retirees and their Beneficiaries who were receiving basic Plan retirement benefits on the July 1 increase effective date, had been retired for at least 18 months on such increase effective date, and:

(A)      were actively employed Plan Participants who had elected an immediate early retirement benefit pursuant to Section 5.02 (or its successor, if any):

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(B)      had terminated employment after having met the eligibility requirements for early retirement specified in Section 5.02 (or its successor, if any) and elected to defer receipt of retirement benefits; or

(C)      had retired on or after their Normal Retirement Age after having completed at least 15 Years of Service.

The Beneficiaries of any retiree meeting the above requirements shall be entitled to receive a supplemental pension benefit under this Section if the Beneficiaries were receiving Plan survivor benefits on the July 1 increase effective date.

A supplemental pension benefit determined under this Section shall be added to and become a part of the recipient’s basic Plan benefit and shall be payable during such period and under such option as the basic Plan benefit is being paid.

5.08     Rollovers to Other Qualified Plans.

(a)        Notwithstanding any provision of Part II of the Plan to the contrary that would otherwise limit a distributee’s election under this Article or under Articles VI and VII other than this Section 5.08(a), a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover; provided, however, that if the Actuarial Equivalent present value of a distributee’s vested Accrued Benefit does not exceed $1,000, the distributee does not have to be allowed the eligible rollover election described in this sentence.  If the Actuarial Equivalent present value of a Participant’s Accrued Benefit exceeds $1,000 and does not exceed $5,000 and the Participant does not elect a distribution or a rollover, the Plan shall automatically distribute the Participant’s Accrued Benefit, in a direct rollover, to an eligible individual retirement plan (a “Rollover IRA”) for the benefit of such Participant and pursuant to a written agreement with the Rollover IRA provider that provides (i) the amount rolled over to the Rollover IRA shall be invested in a manner designed to preserve principal and provide a reasonable rate of return and liquidity; (ii) all fees and expenses attendant to a Rollover IRA shall not exceed the fees and expenses charged by the Rollover IRA provider for comparable IRAs established for reasons other than receipt of a rollover distribution; and (iii) the Participant on whose behalf the automatic rollover is made under this Section shall have the right to enforce the terms of the written agreement establishing the Rollover IRA, with regard to his or her rolled over funds, against the Rollover IRA provider.  All fees and expenses attendant to the Rollover IRA shall be allocated to the Rollover IRA.

(b)        Definitions.

(i)        Eligible rollover distribution:  An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

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any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.  A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to (i) an individual retirement account or annuity described in Code Sections 408(a) or (b); (ii) for taxable years beginning after December 31, 2001 and before January 1, 2007, to a qualified trust which is part of a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible; or (iii) for taxable years beginning after December 31, 2006, to a qualified trust or to an annuity contract described in Code Section 403(b), if such trust or contract provides for separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(ii)       Eligible retirement plan:  An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a Roth IRA as pursuant to in Code Section 408A(e), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified plan described in Code Section 401(a) that accepts the distributee’s eligible rollover distribution, or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.  However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(iii)      Distributee:  A “distributee” includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

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(iv)      Direct rollover:  A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)        For distributions after June 9, 2009, a non-spouse Beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of his or her distribution to an individual retirement account the Beneficiary establishes for purposes of receiving the distribution.  In order to do a direct rollover of the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.

Although a non-spouse Beneficiary may roll over directly a distribution as provided above, any distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B)), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c)).  If a non-spouse Beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.

If the Participant’s named Beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a “designated beneficiary” within the meaning of Code Section 401(a)(9)(E).

A non-spouse Beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury regulations and other Internal Revenue Service guidance.  If the Participant dies before his or her required beginning date and the non-spouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulation Section 1.401(a)(9)-3, Q&A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse Beneficiary’s distribution.

ARTICLE VI

DEATH BENEFITS

6.01     Pre-Retirement Spouse Benefit for Married Participants.

(a)        General Rules.  The provisions of this Section shall apply to any Participant or Former Participant described in Section 6.01(b).

(i)        If an eligible married Participant:

(A)      dies after attaining eligibility for early retirement but before actually retiring;

(B)      dies on or after his Normal Retirement Age while still working for the Employer; or

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(C)      separates from service on or after his Normal Retirement Age (or after attaining the age necessary for early retirement) and after satisfying the eligibility requirements for the payment of benefits under Part II of the Plan and thereafter dies before beginning to receive such benefits;

then the Participant’s surviving spouse will receive a monthly retirement benefit equal to the benefit that would have been payable if the Participant had retired on the day before his death after having elected an immediate Qualified Joint and Survivor Annuity option with a 50% continuation of monthly benefits to be payable to the survivor.  The amount of such 50% continuation shall be payable monthly for the life of such spouse, with the first payment payable as of the date of the Participant’s death, unless the spouse requests a later commencement date (consistent with the provisions of Part II of the Plan).

(ii)       If a fully or partially vested eligible married Participant dies on or before the earliest retirement age, the Participant’s surviving spouse will receive the same benefit that would be payable if the Participant had:

(A)      separated from service on the date of death;

(B)      survived to the earliest retirement age;

(C)      retired at the earliest retirement age after having elected an immediate Qualified Joint and Survivor Annuity option with a 50% continuation of monthly benefits to be payable to the survivor; and

(D)      died on the day after the earliest retirement age.

A surviving spouse entitled to benefits under this Section 6.01(a)(ii) will begin to receive payments at the earliest retirement age unless the spouse requests an earlier or later commencement date (consistent with the provisions of Part II of the Plan).

For purposes of this Section 6.01(a)(ii) the “earliest retirement age” is the earliest date on which, under Part II of the Plan, the Participant could elect to receive retirement benefits.

In the case of a partially vested Participant, benefits under this Section 6.01(a)(ii) will be based on the Participant’s vested Accrued Benefit computed on the date of his death.

(b)        Applicability.  The provisions of Section 6.01(a)(i) shall apply to all Participants or Former Participants who were credited with an Hour of Service on or after January 1, 1976 who meet the eligibility requirements described in such Section 6.01(a)(i) and thereafter die before actually retiring.  The provisions of Section 6.01(a)(ii) shall apply to any Participant who is credited with at least one Hour of

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Service on or after August 23, 1984 and to any Participant or Former Participant living on August 23, 1984 not receiving Plan benefits on such date who was credited with at least one Hour of Service on or after January 1, 1976 and who had at least ten years of vesting service when he separated from service.

6.02     Minimum Death Benefit.  If no optional form of retirement benefit has been elected by a Participant pursuant to Section 5.05, a death benefit, as described below, shall be payable.  If the death benefit is payable as a result of the Participant’s death, any such death benefit shall be payable to the Participant’s Beneficiary or, if no Beneficiary survives the Participant, to the executors or administrators of the Participant’s estate.  If the Participant was survived by his spouse and (i) if the joint and survivor benefit described in Section 5.06 was in effect on the date of the spouse’s death, or (ii) the pre-retirement spouse benefit described in Section 6.01 was being paid to the spouse, any such death benefit shall be payable to the Participant’s Beneficiary, or if such Beneficiary does not survive the spouse, to the executors or administrators of the spouse’s estate.

The amount of this minimum death benefit will be equal to the Participant’s unrefunded required Contributions with Credited Interest to the first day of the month in which the earlier of the Participant’s death or retirement occurred reduced by (i), (ii) and (iii) below:

(i)        the amount of monthly retirement payments which had been paid to the Participant;

(ii)       the amount of monthly payments which had been paid to the Participant and his spouse, if the joint and survivor benefit described in Section 5.06 was being paid; and

(iii)      the amount of retirement benefits which had been paid to the spouse, if the pre-retirement spouse benefit described in Section 6.01 was being paid.

ARTICLE VII

BENEFITS UPON TERMINATION FROM SERVICE

7.01     In General.  In the event that an Employee shall terminate from service (or, in the case of a Career Agent, the agent terminates his Career Agent’s Contract) for any reason other than death, his becoming Totally Disabled (as described in Section 5.04), or Normal, Early or Late Retirement, the interests and rights of such Participant shall be limited to those contained in this Article.

7.02     Options on Termination of Participation.  Upon any termination of service described in Section 7.01, a Participant shall have the right, subject to any required spousal consent, to elect either Option 1 or Option 2 described below.

For purposes of determining the Actuarial Equivalent present value of benefits, values shall be calculated using the interest rate(s) specified in Section 2.02.

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Any distributions made pursuant to this Article shall be subject to the requirements of Sections 5.05 and 5.06 (and Article III of Part III of the Plan).

Option 1 - Deferred Benefit - Under this Option the Participant will receive a monthly retirement benefit commencing on his Normal Retirement Date equal to the sum of (a) and, if applicable, (b) below:

(a)        1/12 of the annual deferred benefit described in Section 2.01(b), which deferred benefit is attributable to required Employee contributions.

(b)        In addition, if as of his date of termination of participation the Employee has completed at least the minimum Years of Service required for vesting, he will receive commencing on his Normal Retirement Date, an additional monthly retirement benefit equal to (i) or (ii) below, whichever is applicable:

(i)        the portion of the Accrued Benefit described in Section 2.01(a) derived from Employer Contributions, multiplied by the appropriate percentage in Option 1(b)(iii) below.

(ii)       in the case of a Non-Key Employee Participant in a Top Heavy Plan, if greater than (i) above, the Accrued Benefit described in Section 2.01(c), multiplied by the appropriate percentage in Option 1(b)(iii) below.

(iii)

Completed Years of Service	Nonforfeitable Percentage

Less than 5	0%
5 or more	100%

Notwithstanding the above, if the Plan is a Top Heavy Plan for any Plan Year beginning after December 31, 1983, then the Plan shall meet the following vesting requirements for such Plan Year and for all subsequent Plan Years, even if the Plan is not a Top Heavy Plan for such subsequent Plan Years.

Completed Years of Service	Nonforfeitable Percentage

Less than 2	0%
2	20
3	40
4	60
5 or more	100

Notwithstanding anything in Part II of the Plan to the contrary, the portion of an Employee’s Accrued Benefit derived from Employer Contributions shall be 100% vested upon completion of three (3) Years of Service.

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Option 2 - Cash Option - Under this option, except as provided in Section 5.08, the Participant will receive an amount equal to (a) below plus, if applicable, a deferred benefit as described in (b) below:

(a)        an amount equal to the present value of the portion of the Participant’s Accrued Benefit described in Section 2.01(b) attributable to required Employee Contributions, and

(b)        In addition, if the Employee is fully or partially vested in the portion of his Accrued Benefit derived from Employer Contributions, as determined from the appropriate table above on the date of his termination of participation, he will receive, commencing on his Normal Retirement Date, a monthly retirement benefit determined in accordance with Option 1(b).

Option 1 will be deemed to have been elected by an Employee unless he elects Option 2 within 90 days of his termination of participation in this Plan.

For purposes of this Article VII, “Years of Service” means Plan Years during which an Employee completed at least 1,000 Hours of Service; provided, however, for purposes of this Article, service shall not be deemed to be interrupted or employment terminated because employment is transferred to a position or job with the Employer in which he is no longer eligible to participate in this Plan, or because the Employee becomes a General Agent who is not a common-law employee of the Company, but service shall be deemed terminated if the Employee terminates from the Employer or as a General Agent.

Notwithstanding anything in of Part II of the Plan to the contrary, a Participant’s Normal Retirement Benefit shall become 100% vested and nonforfeitable upon the attainment of his Normal Retirement Age.

Notwithstanding anything in Part II of the Plan to the contrary, (i) a Participant who was actively employed on December 31, 2002 (or an agent whose Career Agent’s Contract had not been terminated prior to such date), and (ii) all Former Participants who had not incurred five consecutive One Year Breaks in Service as of December 31, 2002, shall have a fully vested and non-forfeitable interest in any Accrued Benefit that had not been distributed to the Participant or Former Participant prior to December 31, 2002.

7.03     Forfeitures.  The non-vested portion of a Participant’s Accrued Benefit shall be treated as a forfeiture when the Participant or his or her spouse (or surviving spouse) receives a distribution of the present value of his or her vested Accrued Benefit attributable to Employer and Employee Contributions pursuant to Section 7.02 and the Participant’s service attributable to such distribution shall be disregarded as provided in Section 7.06.  For purposes of this Section, if the present value of a Participant’s vested Accrued Benefit is zero, the Participant shall be deemed to have received a distribution of such vested Accrued Benefit.

In the case of a partially vested terminated Participant who does not receive a distribution pursuant to the above paragraph, the value of the nonvested portion of his Accrued Benefit shall be treated as a forfeiture at the end of the Plan Year in which the Participant

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incurs a One Year Break in Service until the Participant has completed one Year of Service after he has been re-employed.

Forfeitures will be used to reduce (i) Employer contributions for the Plan Year following the Plan Year in which the forfeiture occurs; and or (ii) the Employer’s costs under the Plan.

7.04     Resumption of Service.  A Participant who terminates his or her participation in Part II of the Plan and who subsequently resumes service with the Employer will again become a Participant, if eligible, on the date of his or her recommencement of such service.

7.05     Distribution of Benefits.  On the Former Participant’s Normal Retirement Date, benefits to which he or she is entitled pursuant to this Article shall be distributed in accordance with Article V.

If a Former Participant entitled to a deferred benefit pursuant to this Article VII dies prior to his or her Normal Retirement Date, the death benefit, if any, to which he is entitled shall be as is specified in Article VI.

7.06     Cashout Repayment Option.

(a)        Notwithstanding anything in this Article to the contrary, unless a repayment has been made in accordance with Section 7.06(b) below, in determining the portion of an Employee’s Accrued Benefit derived from Employer contributions (or, in the case of a Top Heavy Plan, the minimum benefit for Non-Key Employees described in Section 2.01(c)) after a resumption of participation, periods of service with respect to which the Employee received a distribution of the present value of his vested Accrued Benefit shall be disregarded.

(b)        In the case of the distribution of the present value of a partially vested Employee’s vested Accrued Benefit in accordance with Sections 5.05 or 7.02, the Employee’s Accrued Benefit described in Sections 2.01(a) and (b) (including all optional forms of benefits and subsidies relating to such benefits) shall be restored if he or she is subsequently an Employee and repays the amount distributed plus interest, compounded annually from the date of distribution at the rate of five percent.  Such repayment must be made by the Employee before the earlier of five years after the first date on which the Employee is subsequently reemployed by the Employer, or the date the Employee incurs five consecutive One Year Breaks in Service following the date of distribution.

If an Employee is deemed to receive a distribution pursuant to this Article, and the Employee resumes employment covered under this Plan before the date on which the Employee could no longer repay his distribution under the preceding paragraph, upon the reemployment of such Employee, the Employer-derived Accrued Benefit will be restored to the amount of such Accrued Benefit on the date of the deemed distribution.

7.07     Early Retirement Election.  Any Participant who terminates service after having completed at least fifteen Years of Service may elect to retire on the first day of any

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month following his 55th birthday.  Any Participant who was actively employed on June 30, 1977 who terminates service after having completed at least twenty Years of Service may elect to retire on the first day of any month following his 50th birthday.

7.08     Amendment to Vesting Schedule.  If the Vesting Schedule of Part II of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have their nonforfeitable percentage computed under Part II of the Plan without regard to such amendment or change.  The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(a)        60 days after the amendment is adopted;

(b)        60 days after the amendment becomes effective; or

(c)        60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

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EXHIBIT A
ADJUSTMENT FACTORS FOR OPTIONAL AND LATE RETIREMENT BENEFITS

Factors for ages not illustrated on the following tables will be computed on an actuarial basis consistent with that used to compute the factors shown.

JOINT AND SURVIVOR OPTION PERCENTAGES

(Applicable only if the Participant’s age, nearest birthday, on the date monthly income commences is 65).

Age Nearest Birthday of Joint Annuitant on the Date Monthly Income Commences to the Participant	Percentage of the Adjusted Retirement Annuity Payments which are to be Continued to the Surviving Joint Annuitant
	100%	66 2/3%	50%

50	80.3%	87.1%	90.9%
51	80.7	87.5	91.3
52	81.1	87.9	91.8
53	81.5	88.4	92.2
54	82.0	88.8	92.7
55	82.4	89.3	93.2
56	82.9	89.8	93.8
57	83.3	90.3	94.3
58	83.8	90.9	94.9
59	84.3	91.4	95.5
60	84.8	92.0	96.1
61	85.3	92.7	96.8
62	85.9	93.3	97.5
63	86.4	94.0	98.3
64	86.9	94.7	99.1
65	87.5	95.4	100.0
66	88.0	96.2	100.0
67	88.6	97.0	101.9
68	89.1	97.9	102.9
69	89.6	98.7	104.0
70	90.2	99.6	105.1

	1983 Group Annuity Table with Projection H, with mortality rates based on calendar year of birth of 1930 and interest at the rate of 7% per annum.

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CONTINGENT ANNUITANT OPTION PERCENTAGES

(Applicable only if the Participant’s age, nearest birthday, on the date monthly income commences is 65).

Age Nearest Birthday of Contingent Annuitant on the Date Monthly Income Commences to the Participant	Percentage of the Adjusted Retirement Annuity Payments which are to be Continued to the Surviving Contingent Annuitant

	100%	66 2/3%	50%

50	80.3%	85.9%	89.0%~
51	80.7	86.2	89.3
52	81.1	86.5	89.6
53	81.5	86.9	89.8
54	82.0	87.2	90.1
55	82.4	87.5	90.4
56	82.9	87.9	90.6
57	83.3	88.2	90.9
58	83.8	88.6	91.2
59	84.3	89.0	91.5
60	84.8	89.3	91.8
61	85.3	89.7	92.1
62	85.9	90.1	92.4
63	86.4	90.5	92.7
64	86.9	90.9	93.0
65	87.5	91.3	93.3
66	88.0	91.7	93.6
67	88.6	92.1	93.9
68	89.1	92.5	94.2
69	89.6	92.9	94.5
70	90.2	93.2	94.8

	1983 Group Annuity Table with Projection H, with mortality rates based on calendar year of birth of 1930 and interest at the rate of 7% per annum.

	Life Ann/Opt.

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ANNUITY OPTION ADJUSTMENT PERCENTAGES

Percentages to be applied (to the monthly benefit which would be payable to the Participant on his Retirement Date if no Optional Form of Annuity were in effect) to determine the monthly income benefit commencing on the Participant’s Retirement Date if one of the following options is in effect.

Age Nearest Birthday on the Date Monthly Income Commences	Annuity Option

	5C&C	10C&C	15C&C	20C&C

50	99.8%	99.2%	98.3%	97.2%
51	99.8	99.1	98.1	96.9
52	99.7	99.0	97.9	96.6
53	99.7	98.9	97.7	96.3
54	99.7	98.8	97.5	96.0
55	99.6	98.6	97.3	95.6
56	99.6	98.5	97.0	95.2
57	99.6	98.4	96.8	94.8
58	99.5	98.3	96.5	94.3
59	99.5	98.1	96.2	93.8
60	99.4	98.0	95.9	93.3
61	99.4	97.8	95.5	92.7
62	99.3	97.6	95.0	92.0
63	99.3	97.3	94.5	91.2
64	99.2	97.1	94.0	90.4
65	99.1	96.7	93.3	89.5
66	99.0	96.4	92.6	88.5
67	98.9	95.9	91.8	87.4
68	98.8	95.4	91.0	86.2
69	98.6	94.9	90.0	84.9
70	98.4	94.3	89.0	83.5

	1983 Group Annuity Table with Projection H, with morality rates based on calender year of birth of 1930 and interest at the rate of 7% per annum.

	Life Ann/Opt.

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LATE RETIREMENT PERCENTAGES

(Applicable only if the Participant’s age, nearest birthday, on his or her Normal Retirement Date is 65).

The following percentages are applied to retirement benefits determined in accordance with Part II of the Plan, prior to any actuarial increase with respect to a Participant whose date of retirement is subsequent to his or her Normal Retirement Date, to determine actuarially increased retirement benefits commencing on his or her Late Retirement Date.  If benefits commence in a month other than the month in which the Participant attains the specified age, the percentage shall be determined by straight line interpolation.  Percentages for Late Retirement Dates and ages not illustrated will be computed on an actuarial basis consistent with that used to compute the factors shown.

Number of Years Late Retirement Date Succeeds Normal Retirement Date	Actuarial Increase Percentage

1	111.3%
2	124.3%
3	139.2%
4	156.6%
5	176.8%
6	200.4%
7	228.3%
8	261.5%
9	301.1%
10	348.8%

The actuarial basis increase percentages beyond ten years after Normal Retirement Date shall be determined based on the 1951 Group Annuity Table with 2/3 of Projection C, with mortality rates based on calendar year of birth of 1910 and interest at a rate of 6% per annum (male rate).

Notwithstanding the foregoing, if late retirement benefits commence after Age 70½, a Participant’s Accrued Benefit shall be actuarially increased to take into account the period after Age 70½ in which the Participant was not receiving any benefits under Part II of the Plan.  Any such actuarial increase shall be the greater of (i) the actuarial increase determined in accordance with the rules described above, or (ii) such actuarial increase as shall be required under Code Section 401(a)(9)(C) and regulations promulgated thereunder.

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Exhibit B

Participant Accrual Percentages

[LEFT BLANK INTENTIONALLY]

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THE HANOVER INSURANCE GROUP CASH BALANCE
PENSION PLAN

PART III

(As amended and restated generally effective January 1, 2016)

PART III

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THE HANOVER INSURANCE GROUP CASH BALANCE
PENSION PLAN

PART III

PART III

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Part III

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ARTICLE I

PURPOSE AND EFFECTIVE DATE OF PLAN

1.01     General Statement.  The Hanover Insurance Group Cash Balance Pension Plan (the “Plan”) consists of three parts, Part I, Part II and Part III.  Part I of the Plan provides a cash balance and pension benefit, which was formerly provided under a plan known as “The Allmerica Financial Cash Balance Pension Plan”.  Part II of the Plan provides a pension benefit, which was formerly provided under a plan known as “The Allmerica Financial Agents’ Pension Plan”.  This Part III of the Plan contains provisions applicable to each of Part I and Part II.

The provisions of this Part III of the Plan shall override any provision of Part I and or Part II of the Plan as provided in Part III of the Plan.

The words and phrases used in this Part III of the Plan shall have the meanings set forth in Part I of the Plan, unless a different meaning is clearly required by the context or is otherwise provided in Part III of the Plan.

1.02     Effective Date.  The effective date of this Part III of the Plan is January 1, 2016 (except for those provisions of this Part of the Plan which have an expressly stated alternative effective date).

ARTICLE II

PROVISIONS APPLICABLE TO TOP HEAVY PLANS

2.01     Top Heavy Plan Requirements.

(a)        For any Top Heavy Plan Year, the Plan shall provide the following:

(i)        the minimum vesting requirements for Top Heavy Plans set forth in Section 8.02 of Part I of the Plan and Section 7.02 of Part II of the Plan; and

(ii)       the minimum benefit accruals for Non‑Key Employees set forth in Section 2.03 of this Part III below.

(b)        Once the Plan has become a Top Heavy Plan, the top heavy vesting requirements described in Section 8.02 of Part I of the Plan and Section 7.02 of Part II of the Plan shall be applicable to all subsequent Plan Years, regardless of whether such years are Top Heavy Plan Years.

(c)        If the Plan is or becomes a Top Heavy Plan, the provisions of this Article II of this Part III will supersede any conflicting provision in the Plan.

(d)        In determining Top Heavy Plan vesting, the Top Heavy vesting schedule set forth in Section 8.02 of Part I of the Plan and in Section 7.02 of Part II of the Plan

PART III ‑ 1

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applies to all benefits within the meaning of Code Section 411(a)(7), including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became top‑heavy.  Further, no reduction in vested benefits may occur in the event the Plan’s status as top heavy changes for any Plan Year.  However, this Section does not apply to the Accrued Benefits of any Employee who does not have an Hour of Service after the Plan has initially become top‑heavy and such Employee’s Accrued Benefits attributable to Employer contributions will be determined without regard to this Section.

2.02     Determination of Top Heavy Status.

(a)        This Plan shall be a Top Heavy Plan for any Plan Year commencing after December 31, 1983 if any of the following conditions exists:

(i)        The top heavy ratio for this Plan exceeds 60 percent, and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

(ii)       This Plan is a part of a required aggregation group of plans (but not part of a permissive aggregation group), and the top heavy ratio for the group of plans exceeds 60 percent.

(iii)      This Plan is a part of a required aggregation group and part of a permissive aggregation group of plans, and the top heavy ratio for the permissive aggregation group exceeds 60 percent.

(b)        The Plan's “top heavy ratio” shall be determined as follows:

(i)        If the Employer maintains one or more defined benefit plans and the employer has not maintained any defined contribution plan (including any simplified employee pension, as defined in Code Section 408(k)) which during the 5‑year period ending on the determination date(s) has or has had account balances, the top‑heavy ratio for this plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the present value of Accrued Benefits of all Key Employees as of the determination date(s) (including any part of any Accrued Benefit distributed in the 1‑year period ending on the determination date(s)) (5‑year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability), and the denominator of which is the sum of the present value of Accrued Benefits (including any part of any Accrued Benefits distributed in the 1‑year period ending on the determination date(s)) (5‑year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability), determined in accordance with Code Section 416 and the regulations thereunder.

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(ii)       If the Employer maintains one or more defined benefit plans and the employer maintains or has maintained one or more defined contribution plans (including any simplified employee pension) which during the 5‑year period ending on the determination date(s) has or has had any account balances, the top‑heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees, determined in accordance with Section 2.02(b)(i) of this Part III above, and the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the present value of accrued benefits under the defined benefit plan or plans for all participants, determined in accordance with Section 2.02(b)(i) of this Part III above, and the account balances under the aggregated defined contribution plan or plans for all participants as of the determination date(s), all determined in accordance with Code Section 416 and the regulations thereunder.  The account balances under a defined contribution in both the numerator and denominator of the top heavy ratio are increased for any distribution of an account balance made in the 1‑year period ending on the determination date (5‑year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability).

(iii)      For purposes of Sections 2.02(b)(i) and 2.02(b)(ii) of this Part III above, the value of account balances and the present value of Accrued Benefits will be determined as of the most recent valuation date that falls within or ends with the 12‑month period ending on the determination date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the 1‑year period ending on the determination date will be disregarded.  The calculation of the top‑heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder.  Deductible employee contributions will not be taken into account for purposes of computing the top‑heavy ratio.  When aggregating plans, the value of account balances and Accrued Benefits will be calculated with reference to the determination dates that fall within the same calendar year.

The Accrued Benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not

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more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(c)        Permissive aggregation group:  “Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(d)        Required aggregation group: “Required aggregation group” means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410.

(e)        Determination date:  “Determination date” means the last day of the preceding Plan Year.

(f)        Valuation date:  “Valuation date” means the last day of each Plan Year, as of which Accrued Benefits are valued for purposes of calculating the top heavy ratio.

(g)        Present value:  “Present value” shall be based on the interest and mortality rates specified in the definition of Actuarial Equivalent.

2.03     Minimum Benefit Requirements for Top Heavy Plans.

(a)        Minimum Benefit Requirements for Top Heavy Plans.

Notwithstanding any other provision in this Plan except Section 2.03(b) and Section 2.03(c) of this Part III below, for any Plan Year in which this Plan is a Top Heavy Plan, each Participant who is not a Key Employee and has completed at least 1,000 Hours of Service will accrue a benefit (to be provided solely by Employer contributions and expressed as a life annuity commencing at Normal Retirement Age) of not less than 2% of the Participant’s highest average Compensation for the five consecutive years in which such Non‑Key Employee had the highest Compensation (as defined for purposes of Article III of Part III of the Plan).  The aggregate Compensation for the years during such five‑year period in which the Participant was credited with a Year of Service will be divided by the number of such years in order to determine average annual Compensation.

Provided,  however, that no additional benefit accruals shall be provided pursuant to this Section to the extent that the total accruals on behalf of the Participant attributable to Employer contributions will provide a benefit expressed as a life annuity commencing at Normal Retirement Age that equals or exceeds 20% of the Participant’s average Compensation for the five consecutive years in which the Participant had the highest Compensation (as defined for purposes of Article III of Part III of the Plan).  All accruals of Employer‑derived benefits, whether or not

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attributable to years for which the Plan is Top Heavy, may be used in computing whether the minimum 20% accrual requirements of this paragraph are satisfied.

The minimum accrual above applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the Plan Year because (i) the Non‑Key Employee fails to make mandatory contributions to the Plan, (ii) the Non‑Key Employee’s Compensation is less than a stated amount, (iii) the Non‑Key Employee is not employed on the last day of the accrual computation period, or (iv) the Plan is integrated with Social Security.

The Compensation required to be taken into account under this Section is Compensation as defined for purposes of Article III of Part III of the Plan that is not in excess of the applicable dollar limitation imposed by Code Section 401(a)(17).  However, Compensation received by a Non‑Key Employee for Plan Years beginning after the close of the last year in which the Plan was a Top Heavy Plan shall be disregarded.  The minimum accrual determined under this Section shall be determined without regard to any Social Security contribution.

The top‑heavy minimum benefit is a life annuity benefit (with no ancillary benefits) commencing at Normal Retirement Age.  If the benefit commences at a date other than Normal Retirement Age, the Employee must receive at least an amount that is the Actuarial Equivalent of the minimum single life annuity benefit commencing at Normal Retirement Age.

Notwithstanding the foregoing, for Plan Years beginning after December 31, 2001, for purposes of satisfying the minimum benefit requirements of Code Section 416(c)(1) and the Plan, in determining Years of Service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no Key Employee or former Key Employee.

(b)       Notwithstanding anything herein to the contrary, in any Plan Year in which a Non‑Key Employee participates in both a defined benefit plan and a defined contribution plan included in a Required or Permissive Aggregation Group of Top Heavy Plans, the Employer is not required to provide the Non‑Key Employee with both the full and separate minimum benefit and the full and separate minimum contribution.  Therefore, if the Employer maintains such a defined benefit and defined contribution plan, the top‑heavy minimum benefits shall be provided as follows:

(i)        If a Non‑Key Employee is a participant in any such Top Heavy defined contribution plan, the minimum benefit described in Section 2.03(a) of this Part III above shall not be provided to each such Non‑Key Employee who receives at least the full Top Heavy minimum contribution provided in such defined contribution plan for Non‑Key Employee participants.

(ii)       If a Non‑Key Employee is not a Participant in any such Top Heavy defined contribution plan, the minimum and extra minimum benefits, if applicable, described in Section 2.03(a) of this Part III shall be provided to

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each such Non‑Key Employee meeting the requirements of Section 2.03(a) of this Part III above.

Notwithstanding any provision herein to the contrary, no minimum benefit will be required (or the minimum benefit will be reduced, as the case may be) for a Participant under this Plan for any Plan Year if the Employer maintains another qualified defined benefit plan under which a minimum benefit is being accrued in whole or in part for the Participant in accordance with Code Section 416(c).

(c)       The minimum accrued benefit described in this Section (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

ARTICLE III

MINIMUM DISTRIBUTION REQUIREMENTS

3.01     General Rules.

(a)       Effective date.  The provisions of this Article will apply with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2006.  With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002 and prior to the effective date of the application of the Treasury Regulations under Code Section 401(a)(9) that were finalized on June 15, 2004, the Plan used the 1987 proposed regulations.

(b)       Requirements of Treasury Regulations incorporated.  All distributions required under this Article of this Part III shall be determined and made in accordance with Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G), and the regulations thereunder.

(c)       Precedence.  Subject to the joint and survivor annuity requirements of the Plan, the requirements of this Article of this Part III will take precedence over any inconsistent provisions of the Plan.

(d)       TEFRA Section 242(b)(2) elections.

(i)        Notwithstanding the other provisions of this Article and the Plan, other than the spouse’s right of consent afforded under the Plan, distributions may be made on behalf of any Participant, including a five percent (5%) owner, who has made a designation in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and in accordance with all of the following requirements (regardless of when such distribution commences):

(A)      The distribution by the Plan is one which would not have disqualified such plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

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(B)      The distribution is in accordance with a method of distribution designated by the Participant whose interest in the plan is being distributed or, if the Participant is deceased, by a beneficiary of such Participant.

(C)      Such designation was in writing, was signed by the Participant or beneficiary, and was made before January 1, 1984.

(D)      The Participant had accrued a benefit under the Plan as of December 31, 1983.

(E)      The method of distribution designated by the Participant or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the beneficiaries of the Participant listed in order of priority.

(ii)       A distribution upon death will not be covered by the transitional rule of this Section 3.01(d) of this Part III unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(iii)      For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (i)(A) and (i)(E) of Section 3.01(d) of this Part III.

(iv)       If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder.  If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the regulations thereunder, but for the TEFRA Section 242(b)(2) election.  For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements.  Any changes in the designation will be considered to be a revocation of the designation.  However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

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(v)       In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Treasury Regulation Section 1.401(a)(9)-8, Q&A‑14 and Q&A‑15, shall apply.

(e)        Limits on distribution periods.  To the extent otherwise permitted under the terms of the Plan, as of the first Distribution Calendar Year, distributions to a Participant, if not made in a single sum, may only be made over one of the following periods:

(i)        The life of the Participant;

(ii)       The joint lives of the Participant and a Designated Beneficiary;

(iii)      A period certain not extending beyond the Life Expectancy of the Participant; or

(iv)      A period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.

3.02     Time and Manner of Distribution.

(a)        Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)        Death of Participant before distributions begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)        Life Expectancy rule, spouse is beneficiary.  If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, except as provided in Section 3.01(d) of this Part III, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½ , if later.

(ii)       Life Expectancy rule, spouse is not beneficiary.  If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in Section 3.01(d) of this Part III, distributions to the Designated Beneficiary will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died.

(iii)      No Designated Beneficiary, 5‑year rule.  If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

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(iv)       Surviving spouse dies before distributions begin.  If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, Section 3.02(b) of this Part III, other than Section 3.02(b)(i) of this Part III, will apply as if the surviving spouse were the Participant.

For purposes of Section 3.02(b) of this Part III, distributions are considered to begin on the Participant’s Required Beginning Date (or, if Section 3.02(b)(iv) of this Part III applies, the date distributions are required to begin to the surviving spouse under Section 3.02(a) of this Part III).  If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 3.02(b)(i) of this Part III), the date distributions are considered to begin is the date distributions actually commence.

(c)        Form of distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, distributions will be made in accordance with Sections 3.03, 3.04 and 3.05 of this Part III as of the first Distribution Calendar Year.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder.  Any part of the Participant’s interest which is in the form of an individual account described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and the regulations thereunder applicable to individual accounts.

3.03     Determination of Amount to be Distributed Each Year.

(a)        General annuity requirements.  A Participant who is required to begin payments as a result of attaining his or her Required Beginning Date and whose interest has not been distributed in the form of an annuity purchased from an insurance company or in a single sum before such date may receive such payments in the form of annuity payments under the Plan.  Payments under such annuity must satisfy the following requirements:

(i)        The annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(ii)       The distribution period will be over a life (or lives) or over a period certain not longer than the period described in Sections 3.04 or 3.05 of this Part III;

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(iii)      Once payments have begun over a period certain, the period certain will not be changed, even if the period certain is shorter than the maximum period permitted, unless otherwise elected in Section 3.01(d) of this Part III;

(iv)       Payments will either be non‑increasing or increase only to the extent permitted by one of more of the following conditions:

(A)       By an annual percentage increase that does not exceed the annual percentage increase in an Eligible Cost‑of‑Living Index for a 12‑month period ending in the year during which the increase occurs or the prior year;

(B)       By a percentage increase that occurs at specified times (e.g., at specified ages) and does not exceed the cumulative total of annual percentage increases in an Eligible Cost‑of‑Living Index since the annuity starting date, or if later, the date of the most recent percentage increase.  In cases providing such a cumulative increase, an actuarial increase may not be provided to reflect the fact that increases were not provided in the interim years;

(C)       To the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Section 3.04 of this Part III dies or is no longer the Participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);

(D)       To allow a beneficiary to convert the survivor portion of a joint and survivor annuity into a single sum distribution upon the Participant’s death;

(E)       To pay increased benefits that result from a Plan amendment or other increase in the Participant’s accrued benefit under the Plan;

(F)       By a constant percentage, applied not less frequently than annually, at a rate that is less than 5 percent per year;

(G)       To provide a final payment upon the death of the Participant that does not exceed the excess of the actuarial present value of the Participant’s accrued benefit (within the meaning of Code Section 411(a)(7)) calculated as of the annuity starting date using the applicable interest rate and the applicable mortality table under Code Section 417(e) (or, if greater, the total amount of employee contributions) over the total of payments before the death of the Participant; or

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(H)       As a result of dividend or other payments that result from Actuarial Gains, provided:

(1)       Actuarial Gain is measured not less frequently than annually;

(2)       The resulting dividend or other payments are either paid no later than the year following the year for which the actuarial experience is measured or paid in the same form as the payment of the annuity over the remaining period of the annuity (beginning no later than the year following the year for which the actuarial experience is measured);

(3)       The Actuarial Gain taken into account is limited to actuarial gain from investment experience;

(4)       The assumed interest rate used to calculate such Actuarial Gains is not less than 3 percent; and

(5)       The annuity payments are not also being increased by a constant percentage as described in Section 3.03(a)(iv)(F)

(b)        Amount required to be distributed by Required Beginning Date.

(i)        In the case of a Participant whose interest in the Plan is being distributed as an annuity pursuant to Section 3.03(a) of this Part III, the amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Sections 3.02(b)(i) or 3.02(b)(ii) of this Part III) is the payment that is required for one payment interval.  The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year.  Payment intervals are the periods for which payments are received, e.g., bi‑monthly, monthly, semiannually, or annually.  All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

(ii)       In the case of a single sum distribution of a Participant’s entire accrued benefit during a Distribution Calendar Year, the amount that is the required minimum distribution for the Distribution Calendar Year (and thus not eligible for rollover under Code Section 402(c)) is determined under this Section 3.03(b)(ii) of this Part III.  The portion of the single sum distribution that is a required minimum distribution is determined by treating the single sum distribution as a distribution from an individual account Plan and treating the amount of the single sum distribution as the Participant’s account balance as of the end of the relevant valuation

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calendar year.  If the single sum distribution is being made in the calendar year containing the Required Beginning Date and the required minimum distribution for the Participant’s first Distribution Calendar Year has not been distributed, the portion of the single sum distribution that represents the required minimum distribution for the Participant’s first and second Distribution Calendar Years is not eligible for rollover.

(c)        Additional accruals after first Distribution Calendar Year.  Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.  Notwithstanding the preceding, the Plan will not fail to satisfy the requirements of this Section 3.03(c) of this Part III and Code Section 401(a)(9) merely because there is an administrative delay in the commencement of the distribution of the additional benefits accrued in a calendar year, provided that the actual payment of such amount commences as soon as practicable.  However, payment must commence no later than the end of the first calendar year following the calendar year in which the additional benefit accrues, and the total amount paid during such first calendar year must be no less than the total amount that was required to be paid during that year under this Section 3.03(c) of this Part III.

(d)        Death after distributions begin.  If a Participant dies after distribution of the Participant’s interest begins in the form of an annuity meeting the requirements of this Article, then the remaining portion of the Participant’s interest will continue to be distributed over the remaining period over which distributions commenced.

3.04     Requirements for Annuity Distributions That Commence During Participant’s Lifetime.

(a)        Joint life annuities where the beneficiary is the Participant’s spouse.  If distributions commence under a distribution option that is in the form of a joint and survivor annuity for the joint lives of the Participant and the Participant’s spouse, the minimum distribution incidental benefit requirement will not be satisfied as of the date distributions commence unless, under the distribution option, the periodic annuity payment payable to the survivor does not at any time on and after the Participant’s Required Beginning Date exceed the annuity payable to the Participant.  In the case of an annuity that provides for increasing payments, the requirement of this Section 3.04(a) of this Part III will not be violated merely because benefit payments to the beneficiary increase, provided the increase is determined in the same manner for the Participant and the beneficiary.  If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and the Participant’s spouse and a period certain annuity, the preceding requirements will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

(b)        Joint life annuities where the beneficiary is not the Participant’s spouse.  If distributions commence under a distribution option that is in the form of a joint

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and survivor annuity for the joint lives of the Participant and a beneficiary other than the Participant’s spouse, the minimum distribution incidental benefit requirement will not be satisfied as of the date distributions commence unless under the distribution option, the annuity payments to be made on and after the Participant’s Required Beginning Date will satisfy the conditions of this Section 3.04(b) of this Part III.  The periodic annuity payment payable to the survivor must not at any time on and after the Participant’s Required Beginning Date exceed the applicable percentage of the annuity payment payable to the Participant using the table set forth in Q&A‑2(c)(2) of Section 1.401(a)(9)-6 of the Treasury Regulations.  The applicable percentage is based on the adjusted Participant/beneficiary age difference.  The adjusted Participant/beneficiary age difference is determined by first calculating the excess of the age of the Participant over the age of the beneficiary based on their ages on their birthdays in a calendar year.  If the Participant is younger than age 70, the age difference determined in the previous sentence is reduced by the number of years that the Participant is younger than age 70 on the Participant’s birthday in the calendar year that contains the annuity starting date.  In the case of an annuity that provides for increasing payments, the requirement of this Section 3.04(b) of this Part III will not be violated merely because benefit payments to the beneficiary increase, provided the increase is determined in the same manner for the Participant and the beneficiary.  If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a non‑spouse beneficiary and a period certain annuity, the preceding requirements will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

(c)        Period certain annuities.  Unless the Participant’s spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations for the calendar year that contains the annuity starting date.  If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date.  If the Participant’s spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 3.04(c) of this Part III, or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the annuity starting date.

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3.05     Requirements for Minimum Distributions Where Participant Dies Before Date Distributions Begin.

(a)        Participant survived by Designated Beneficiary.  Except as provided in Section 3.01(d) of this Part III, if the Participant dies before the date distribution of his or her interest begins and there is a Designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 3.02(b)(i) or Section 3.02(b)(ii) of this Part III, over the life of the Designated Beneficiary or over a period certain not exceeding:

(i)        Unless the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(ii)       If the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the annuity starting date.

(b)        No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)        Death of surviving spouse before distributions to surviving spouse begin.  If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 3.05 of this Part III will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 3.02(b)(i) of this Part III.

3.06     Definitions.

(a)        Actuarial Gain. “Actuarial Gain” means the difference between an amount determined using the actuarial assumptions (i.e., investment return, mortality, expense, and other similar assumptions) used to calculate the initial payments before adjustment for any increases and the amount determined under the actual experience with respect to those factors.  Actuarial Gain also includes differences between the amount determined using actuarial assumptions when an annuity was purchased or commenced and such amount determined using actuarial assumptions used in calculating payments at the time the Actuarial Gain is determined.

(b)        Designated Beneficiary. “Designated Beneficiary” means the individual who is designated as the beneficiary under the Plan and is the Designated Beneficiary

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under Code Section 401(a)(9) and Section 1.401(a)(9)-4, Q&A‑1, of the Treasury Regulations.

(c)        Distribution Calendar Year. “Distribution Calendar Year” means a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 3.02(b) of this Part III.

(d)        Eligible Cost‑of‑Living Index.  An “Eligible Cost‑of‑Living Index” means an index described below:

(i)        A consumer price index that is based on prices of all items (or all items excluding food and energy) and issued by the Bureau of Labor Statistics, including an index for a specific population (such as urban consumers or urban wage earners and clerical workers) and an index for a geographic area or areas (such as a given metropolitan area or state); or

(ii)       A percentage adjustment based on a cost‑of‑living index described in Section 3.06(d)(i) of this Part III above, or a fixed percentage, if less.  In any year when the cost‑of‑living index is lower than the fixed percentage, the fixed percentage may be treated as an increase in an Eligible Cost‑of‑Living Index, provided it does not exceed the sum of:

(A)       The cost‑of‑living index for that year, and

(B)       The accumulated excess of the annual cost‑of‑living index from each prior year over the fixed annual percentage used in that year (reduced by any amount previously utilized under this Section 3.06(d)(ii) of this Part III).

(e)        Life Expectancy. “Life Expectancy” means the life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(f)        Required Beginning Date.  Except as otherwise provided in the Plan, the “Required Beginning Date” means the April 1st of the calendar year following the later of the calendar year in which the Participant attains age 70 ½ , or the calendar year in which the Participant retires, except that benefit distributions to a “5‑percent owner” must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 ½.  Once distributions have begun to a “5‑percent owner” under this Article III, they must continue to be distributed, even if the Participant ceases to be a “5‑percent owner” in a subsequent Plan Year.

“5‑percent owner” means a Participant who is a 5‑percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in

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which such owner attains age 70 ½.  Once required minimum distributions have begun to a 5‑percent owner, they must continue to be distributed, even if the Participant ceases to be a 5‑percent owner in a subsequent year.

ARTICLE IV

LIMITATIONS ON BENEFITS

The limitations of Sections 4.01 through 4.05 of this Part III shall be subject to those of Section 4.06 of this Part III, which shall apply in Limitation Years beginning on or after July 1, 2007, except as otherwise provided therein.

4.01     General Limitations.  Section 4.01 of this Part III applies regardless of whether any Participant is or has ever been a participant in another qualified plan maintained by the Employer.  If any Participant is or has ever been a participant in another qualified plan, a welfare benefit fund (as defined in Code Section 419(e)), an individual medical account (as defined in Code Section 415(1)(2)), or a simplified employee pension (as defined in Code Section 408(k)) maintained by the Employer which provides an Annual Addition, Section 4.02 of this Part III is also applicable to that Participant’s benefits.

(a)        The Annual Benefit otherwise payable to a Participant at any time will not exceed the Maximum Permissible Benefit.  If the benefit the Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Benefit, the benefit must be limited (or the rate of accrual reduced) so that the Annual Benefit does not exceed the Maximum Permissible Benefit.

(b)        If a Participant has made voluntary employee contributions, or mandatory employee contributions as defined in Code Section 411(c)(2)(C) under the terms of this Plan, the amount of such contributions is treated as an Annual Addition to a qualified defined contribution plan, for purposes of Sections 4.01(a) and 4.01(b) of this Part III.

4.02     Additional General Limitations.  Section 4.02 of this Part III applies if any Participant is also a participant, or has ever participated, in another plan maintained by the Employer, including a qualified plan, a welfare benefit fund maintained by the Employer (as defined in Code Section 419(e)) under which amounts attributable to post‑retirement medical benefits are allocated to separate accounts of Key Employees (as defined in Code Section 419(A)(d)(3)), an individual medical account, or a simplified employee pension which provides an Annual Addition.

(a)        If a Participant is, or has ever been, a participant covered under more than one defined benefit plan maintained by the Employer, the sum of the Participant’s Annual Benefits from all such plans may not exceed the Maximum Permissible Benefit.  If a Participant is or has ever been a participant in more than one defined benefit plan maintained by an Employer, the rate of accrual in this Plan will be

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reduced so that the total Annual Benefits payable at any time under such plans will not exceed the Maximum Permissible Benefit.

(b)        For Limitation Years beginning before January 1, 2000, if the Employer maintains, or ever maintained, one or more qualified defined contribution plans covering any Participant in this Plan, a welfare benefit fund (as defined in Code Section 419(e)), an individual medical account (as defined in Code Section 415(1)(2)), or a simplified employee pension(as defined in Code Section 408(k)), the sum of the Participant’s Defined Contribution Fraction and Defined Benefit Fraction (the “Combined Limit”) will not exceed 1.0 in any Limitation Year.  In the event that a Participant’s Combined Limit would otherwise be exceeded for a Limitation Year, the Participant's rate of accrual under this Plan will be reduced, to the extent necessary, such that such accrual plus the Annual Additions credited to any such Participant’s account for the Limitation Year under the defined contribution plan, welfare benefit fund, individual medical account or simplified employee pension will not exceed the Combined Limit.

4.03     Limitation Year beginning after December 31, 1986.  In the case of an individual who was a participant in one or more defined benefit plans of the Employer as of the first day of the first Limitation Year beginning after December 31, 1986, the application of the limitations of this Article shall not cause the Maximum Permissible Benefit for such individual under all such defined benefit plans to be less than the individual’s current Accrued Benefit.  The preceding sentence applies only if all such defined benefit plans met the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

4.04     Limitation Year beginning after December 31, 1994.  In the case of an individual who was a participant in one or more defined benefit plans of the Employer as of the first day of the first Limitation Year beginning after December 31, 1994, the application of the limitations of this Article shall not cause the Maximum Permissible Amount for such individual under all such defined benefit plans to be less than the individual’s Retirement Protection Act of 1994 (“RPA `94”) old law benefit.  The preceding sentence applies only if all such defined benefit plans met the requirements of Code Section 415 on December 7, 1994.

4.05     Definitions.  For the purposes of this Article, the following words and phrases shall have the meanings set forth in this Section 4.05 of this Part III, unless a different meaning is clearly required by the context.

(a)        Annual Additions.  “Annual Additions” means the sum of the following amounts credited to a Participant’s account for the Limitation Year:

(i)        Employer contributions;

(ii)       Employee contributions;

(iii)      Allocations under a simplified employee pension;

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(iv)       Forfeitures; and

(v)       Amounts allocated after March 31, 1984, to an individual medical account that is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan.  Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post‑retirement medical benefits allocated to the separate account of a Key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

(b)        Annual Benefit.  “Annual Benefit” means a retirement benefit under the Plan which is payable annually in the form of a straight life annuity.  A benefit which is payable in a form other than a straight life annuity must be adjusted to an actuarially equivalent straight life annuity before applying the limitations of this Article.  In the case of a “GATT Benefit” (which for this purpose is any benefit unless it is paid in the form of a non‑decreasing annuity payable over a period not less than the life of the Participant) or a “Non‑GATT Benefit” (which for this purpose is any benefit other than a GATT Benefit), the actuarial equivalent straight life annuity commencing as of the benefit commencement date of such GATT Benefit or Non‑GATT Benefit is the greater of (i) the equivalent annual life annuity determined by using the interest rate and mortality table in Section 2.02 in Part I of the Plan (the definition of the term “Actuarial Equivalent” for the purposes of Part I of the Plan), or Section 2.02 in Part II of the Plan (the definition of the term “Actuarial Equivalent” for the purposes of Part II of the Plan); and (ii) the equivalent annual life annuity determined by using the combination of (A) a 5% interest rate in the case of a Non‑GATT Benefit or the Code Section 417 Interest Rate in the case of a GATT Benefit; and (B) the Code Section 417 Mortality Table.  The portion of the actuarial equivalent straight life annuity attributable to the GATT Benefit is the “GATT Percentage,” and the portion of the actuarial equivalent straight life annuity attributable to the Non‑GATT Benefit is the “Non‑GATT Percentage.”  The Annual Benefit does not include any benefits attributable to Employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer.  No actuarial adjustment to the benefit is required for (i) the value of a Qualified Joint and Survivor Annuity, (ii) the value of benefits that are not directly related to retirement benefits (such as the qualified disability benefit, pre‑retirement death benefits, and post‑retirement medical benefits), and (iii) the value of post‑retirement cost‑of‑living increases made in accordance with Code Section 415(d) and Treasury Regulation Section 1.415(c)(2)(iii).

(c)        Defined Benefit Dollar Limitation. The “Defined Benefit Dollar Limitation” is $90,000.  Effective on January 1 of each year, the $90,000 limitation above will be automatically adjusted by multiplying such limit by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) in such manner as the Secretary shall prescribe.  The new limitation will

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apply to Limitation Years ending within the calendar year of the date of the adjustment.

Notwithstanding the foregoing, effective for Limitation Years ending after December 31, 2001, the Defined Benefit Dollar Limitation is $160,000, as adjusted effective January 1 of each year under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity.  A limitation as adjusted under Code Section 415(d) will apply to Limitation Years ending with or within the calendar year for which the adjustment applies.

(d)        Defined Benefit Fraction.  “Defined Benefit Fraction” means a fraction, the numerator of which is the sum of the Participant’s Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Section 415(b)(1)(A) and Code Section 415(d) or 140 percent of the Highest Average Compensation, including any adjustments under Code Section 415(b)(5), both in accordance with Section 4.05(h) of this Part III below.

Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986.  The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

Notwithstanding the foregoing, for Limitation Years beginning before January 1, 2000, for any Top Heavy Plan Year, 100 percent shall be substituted for 125 percent unless an extra minimum benefit or contribution is credited pursuant to Section 2.03(b) of Part III of the Plan.  However, for any such Plan Year in which this Plan is a super top heavy plan, 100 percent shall be substituted for 125 percent in any event.

(e)        Defined Contribution Fraction.  “Defined Contribution Fraction” means a fraction, the numerator of which is the sum of the Annual Additions to the Participant’s account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant’s nondeductible employee contributions to this and all other defined benefit plans (whether or not terminated) maintained by the Employer), and the Annual Additions attributable to all welfare benefit funds (as defined in Code Section 419(e)), individual medical accounts (as defined in Code Section 415(1)(2)), or

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simplified employee pensions (as defined in Code Section 408(k)), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer).

The maximum aggregate amount in any Limitation Year is the lesser of (i) 125 percent of the dollar limitation under Code Section 415(c)(1)(A) after adjustment under Section 415(d), or (ii) 35 percent of the Participant’s Compensation for such year.

If the Employee was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan.  Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction.  The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 6, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

The annual addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all employee contributions as Annual Additions.

Notwithstanding the foregoing, for Limitation Years beginning before January 1, 2000, for any Top Heavy Plan Year, 100 percent shall be substituted for 125 percent unless an extra minimum allocation is made pursuant to Section 2.03(b) of Part III of the Plan.  However, for any such Plan Year in which this Plan is a super top heavy plan, 100 percent shall be substituted for 125 percent in any event.

(f)        Employer.  “Employer” means the employer that adopt this Plan and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all trades or businesses under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)), or all members of an affiliated service group (as defined in Code Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

(g)        Highest Average Compensation. “Highest Average Compensation” means the average Compensation for the three consecutive years of service with the Employer that produces the highest average.  A “year of service” with the Employer is the 12‑consecutive month period defined in Section 2.44 of Part I of the Plan.

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In the case of a Participant who has separated from service, the Participant’s Highest Average Compensation will be automatically adjusted by multiplying such compensation by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) in such manner as the Secretary shall prescribe.  The adjusted compensation amount will apply to Limitation Years ending within the calendar year of the date of the adjustment.

(h)        Maximum Permissible Benefit. “Maximum Permissible Benefit” means

(i)        The lesser of the Defined Benefit Dollar Limitation or 100 percent of the Participant’s Highest Average Compensation.

(ii)       If the Participant has less than ten years of participation in the Plan, the Defined Benefit Dollar Limitation is reduced by one‑tenth for each year of participation (or part thereof) less than ten.

(iii)      If the Participant has less than ten years of service with the Employer, the Compensation limitation is reduced by one‑tenth for each Year of Service (or part thereof) less than ten.  The adjustments of this Section 4.05(h)(iii) of this Part III shall be applied in the denominator of the Defined Benefit Fraction based upon Years of Service.  For purposes of computing the Defined Benefit Fraction only, Years of Service shall include future years of service occurring before the Participant’s Normal Retirement Age.  Such future years of service shall include the year that contains the date the Participant reaches Normal Retirement Age, only if it can be reasonably anticipated that the Participant will receive a Year of Service for such year, or the year in which the Participant terminates employment, if earlier.

(iv)       If the Annual Benefit of the Participant commences before the Participant’s Social Security Retirement Age, but on or after Age 62, the Defined Benefit Dollar Limitation as reduced above, if necessary, shall be determined as follows:

(A)       If a Participant’s Social Security Retirement Age is 65, the Dollar Limitation for benefits commencing on or after Age 62 is determined by reducing the Defined Benefit Dollar Limitation by 5/9 of one percent for each month by which benefits commence before the month in which the Participant attains Age 65.

(B)       If a Participant’s Social Security Retirement Age is greater than 65, the Dollar Limitation for benefits commencing on or after Age 62 is determined by reducing the Defined Benefit Dollar Limitation by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to 24 months) by which benefits

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commence before the month of the Participant’s Social Security Retirement Age.

(v)       If the Annual Benefit of a Participant commences prior to Age 62, the Defined Benefit Dollar Limitation shall be the actuarial equivalent of an Annual Benefit beginning at Age 62, as determined above, reduced for each month by which benefits commence before the month in which the Participant attains Age 62.  The reduced dollar limitation is the sum of the Non‑GATT Limitation and the GATT Limitation.  For purposes of the immediately preceding sentence, the “Non‑GATT Limitation” is the product of the Non‑GATT Percentage and the lesser of the equivalent early retirement dollar amount computed as described in Section 6.02 of Part I of the Plan or in Section 5.02 of Part II of the Plan  and the amount computed using an interest rate of 5% and the Code Section 417 Mortality Table in Section 2.02 in Part I of the Plan (the definition of the term “Actuarial Equivalent” for the purposes of Part I of the Plan) or Section 2.02 in Part II of the Plan (the definition of the term “Actuarial Equivalent” for the purposes of Part II of the Plan), as appropriate; and the “GATT Limitation” is the product of the GATT Percentage (as described in Section 4.05(b) of Part III of the Plan) and the lesser of the equivalent early retirement dollar amount computed as described in Section 6.02 of Part I of the Plan or in Section 5.02 of Part II of the Plan and the amount computed using the Code Section 417 Interest Rate and the Code Section 417 Mortality Table (as described in Section 2.02 in Part I of the Plan (the definition of the term “Actuarial Equivalent” for the purposes of Part I of the Plan)) or Section 2.02 in Part II of the Plan (the definition of the term “Actuarial Equivalent” for the purposes of Part II of the Plan).  Any decrease in the Defined Benefit Dollar Limitation determined in accordance with Section 4.05(h)(v) of this Part III shall not reflect a mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.

(vi)       If the Annual Benefit of a Participant commences after the Participant’s Social Security Retirement Age, the Defined Benefit Dollar Limitation as reduced in Section 4.05(h)(ii) of this Part III above, if necessary, shall be adjusted so that it is the actuarial equivalent of an annual benefit of such Dollar Limitation beginning at the Participant’s Social Security Retirement Age.  The increased dollar limitation is the lesser of the equivalent dollar amount computed using the interest rate and mortality table used for actuarial equivalence set forth in Part I of the Plan (the definition of the term “Actuarial Equivalent” for the purposes of Part I of the Plan) or Section 2.02 in Part II of the Plan (the definition of the term “Actuarial Equivalent” for the purposes of Part II of the Plan) and the amount computed using an interest rate of 5 percent and the Code Section 417 Mortality Table as described in Part I of the Plan (the definition of the term “Actuarial Equivalent” for the purposes of Part I of the Plan) or in

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Section 2.02 in Part II of the Plan (the definition of the term “Actuarial Equivalent” for the purposes of Part II of the Plan).

(i)        Projected Annual Benefit.  “Projected Annual Benefit” means the Annual Benefit, as defined in Section 4.05(b) of this Part III, to which the Participant would be entitled under the terms of the Plan assuming:

(i)        the Participant will continue employment until Normal Retirement Age under the Plan (or current Age, if later); and

(ii)       the Participant’s Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

(j)        RPA ‘94 Old Law Benefit.  “RPA '94 Old Law Benefit” means the Participant’s Accrued Benefit under the terms of the plan as of December 31, 1996, (the “RPA ‘94 freeze date”), for the annuity starting date and optional form and taking into account the limitations of Code Section 415, as in effect on December 7, 1994, including the participation requirements under Code Section 415(b)(5).  In determining the amount of a Participant’s RPA ‘94 Old Law Benefit, the following shall be disregarded;

(i)        any Plan amendment increasing benefits adopted after the RPA ‘94 freeze date; and

(ii)       any cost of living adjustments that become effective after such date.

A Participant’s RPA ‘94 Old Law Benefit is not increased after the RPA ‘94 freeze date, but if the limitations of Code Section 415, as in effect on December 7, 1994, are less than the limitations that were applied to determine the Participant’s RPA `94 Old Law Benefit on the RPA ‘94 freeze date, then the Participant’s RPA ‘94 Old Law Benefit will be reduced in accordance with such reduced limitation.  If, at any date after the RPA ‘94 freeze date, the Participant’s total plan benefit, before the application of Code Section 415, is less than the Participant’s RPA ‘94 Old Law Benefit, the RPA ‘94 Old Law Benefit will be reduced to the Participant’s total plan benefit.

(k)        Social Security Retirement Age.  “Social Security Retirement Age” means age 65 in the case of a Participant attaining Age 62 before January 1, 2000 (i.e., born before January 1, 1938), Age 66 for a Participant attaining age 62 after December 31, 1999, and before January 1, 2017 (i.e., born after December 31, 1937, but before January 1, 1955), and Age 67 for a participant attaining Age 62 after December 31, 2016 (i.e., born after December 31, 1954).

(l)        TRA ‘86 Accrued Benefit.  “TRA '86 Accrued Benefit” means a Participant’s Accrued Benefit under the Plan, determined as if the Participant had separated from service as of the close of the last Limitation Year beginning before January 1, 1987, when expressed as an annual benefit within the meaning of Code Section

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415(b)(2).  In determining the amount of a Participant’s TRA ‘86 Accrued Benefit, the following shall be disregarded:

(i)        any change in the terms and conditions of the Plan after May 5, 1986; and

(ii)       any cost of living adjustments occurring after May 5, 1986.

(m)      Year of Participation.  “Year of Participation” means the Participant shall be credited with a year of participation (computed to fractional parts of a year) for each accrual computation period for which the following conditions are met: (i) The Participant is credited with at least the number of Hours of Service for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, and (ii) the Participant is included as a Participant under the eligibility provisions of the plan for at least one day of the accrual computation period.  If these two conditions are met, the portion of a year of participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period.

4.06     Final Section 415 Regulations Effective Date.  The limitations of this Section shall apply in Limitation Years beginning on or after July 1, 2007, except as otherwise provided herein.

(a)        Grandfather Provision.  The application of the provisions of this Section shall not cause the maximum permissible benefit for any Participant to be less than the Participant’s accrued benefit under all the defined benefit plans of the employer or a predecessor employer as of the end of the last Limitation Year beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007.  The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, regulations, and other published guidance relating to Code Section 415 in effect as of the end of the last Limitation Year beginning before July 1, 2007, as described in Section 1.415(a)-1(g)(4) of the Treasury Regulations.

(b)        Incorporation by Reference.  Notwithstanding anything contained in the Plan to the contrary, the limitations, adjustments, and other requirements prescribed in the Plan shall comply with the provisions of Code Section 415 and the final regulations promulgated thereunder, the terms of which are specifically incorporated herein by reference as of the first Limitation Year beginning on or after July 1, 2007, except where an earlier effective date is otherwise provided in the final regulations or in this Section.  However, where the final regulations permit the Plan to specify an alternative option to a default option set forth in the regulations, and the alternative option was available under statutory provisions, regulations, and other published guidance relating to Code Section 415 as in effect prior to April 5, 2007, and the Plan provisions in effect as of April 5, 2007 incorporated the alternative option, said alternative option shall remain in effect as a plan provision for Limitation Years beginning on or after July 1, 2007.

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(c)        High Three‑Year Average Compensation.  For purposes of the Plan’s provisions reflecting Code Section 415(b)(3) (i.e., limiting the annual benefit payable to no more than 100% of the Participant’s average annual compensation), a Participant’s average compensation shall be the average compensation for the three consecutive years of service, during which the Employee had the greatest aggregate compensation from the Employer, except that a Participant’s compensation for a year of service shall not include compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which such year of service begins.  If the Participant has less than three consecutive years of service, compensation shall be averaged over the Participant’s longest consecutive period of service, including fractions of years, but not less than one year.  In the case of a Participant who is rehired by the Employer after a severance of employment, the Participant’s high three‑year average compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no compensation from the Employer (the “break period”), and by treating the years immediately preceding and following the break period as consecutive.

(d)        Adjustment to dollar limit after date of severance.  In the case of a Participant who has had a severance from employment with the Employer, the Defined Benefit Dollar Limitation applicable to the Participant in any Limitation Year beginning after the date of severance shall be automatically adjusted under Code Section 415(d).

(e)        Compensation paid after severance from employment.  For Limitation Years beginning on or after July 1, 2007 compensation for a Limitation Year, within the meaning of Code Section 415(c)(3), shall also include the following types of compensation paid by the later of 2½ months after a Participant’s severance from employment with the employer maintaining the plan or the end of the Limitation Year that includes the date of the Participant’s severance from employment with the employer maintaining the plan.  Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

(i)        Regular pay after severance from employment.  Compensation shall include regular pay after severance of employment if:

(A)       The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

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(B)       The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the employer.

(ii)       Leave cashouts and deferred compensation.  Leave cashouts and deferred compensation shall be included in compensation, if those amounts would have been included in the definition of compensation if they were paid prior to the Participant’s severance from employment with the Employer maintaining the Plan, and the amounts are either:

(A)       Payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued; or

(B)       Received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the if the Participant had continued in employment with the employer and only to the extent that the payment is includible in the Participant’s gross income.

(iii)      Salary continuation payments for military service Participants.  Compensation does not include payments to an individual who does not currently perform services for the employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the employer rather than entering qualified military service.  Notwithstanding the foregoing, for Plan Years beginning after December 31, 2008, a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as compensation, for purposes of Code Section 415(c)(3) and Treasury Regulation Section 1.415(c)-2, as provided Section 11.02 of Part III of the Plan.

(iv)       Salary continuation payments for disabled Participants.  Compensation does not include compensation paid to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)) if the Participant is not a highly compensated employee (as defined in Code Section 414(q)) immediately before becoming disabled, or to all Participants if the Plan provides for the continuation of compensation on behalf of all Participants who are permanently and totally disabled for a fixed or determinable period.

(f)        Administrative delay.  Compensation for a Limitation Year shall not include amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Limitation Year, the amounts are included on a

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uniform and consistent basis with respect to all similarly situation Participants, and no compensation is included in more than one Limitation Year.

(g)        Option to apply compensation provisions early.  The rules in Section 4.06(f) of this Part III shall apply for Limitation Years beginning on or after July 1, 2007.

ARTICLE V

PRE‑TERMINATION BENEFIT RESTRICTIONS

5.01     In General.  In the event of Plan termination, the benefit of any Highly Compensated Employee is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

Benefits distributed to any of the 25 most Highly Compensated Employees shall be restricted such that the annual payments shall be no greater than an amount equal to the payment that would be made on behalf of the Employee under a single life annuity that is the Actuarial Equivalent of the sum of the Employee’s Accrued Benefit and the Employee’s other benefits under the Plan.

5.02     Exceptions.  Section 5.01 of this Part III shall not apply if: (i) after payment of the benefit to an Employee described in the preceding Section, the value of Plan assets equals or exceeds 110% of the value of current liabilities, as defined in Code Section 412(1)(7); or (ii) the value of the benefits for an Employee described above is less than 1% of the value of current liabilities.

5.03     Included Benefits.  For purposes of this Article, benefits include any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee’s life.

ARTICLE VI

BENEFIT RESTRICTIONS

6.01     Effective Date and Application of Section.

(a)        Effective Date.  The provisions of this Section 6.01 of this Part III apply to Plan Years beginning after December 31, 2007.

(b)        Notwithstanding anything in this Section to the contrary, the provisions of Code Section 436 and the regulations thereunder are incorporated herein by reference.

(c)        For Plans that have a valuation date other than the first day of the Plan Year, the provisions of Code Section 436 and this Article will be applied in accordance with the regulations under Code Section 436.

6.02     Funding‑Based Limitation on Shutdown Benefits and Other Unpredictable Contingent Event Benefits.

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(a)        In general.  If a Participant is entitled to an “unpredictable contingent event benefit” payable with respect to any event occurring during any Plan Year, then such benefit may not be provided if the “adjusted funding target attainment percentage” for such Plan Year (i) is less than sixty percent (60%) or, (ii) would be less than sixty percent (60%) percent taking into account such occurrence.

(b)        Exemption.  Section 6.02(a) of this Part III shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code Section 430) equal to:

(i)        in the case of Section 6.02(a)(i) of this Part III above, the amount of the increase in the funding target of the Plan (under Code Section 430) for the Plan Year attributable to the occurrence referred to in Section 6.02(a) of this Part III, and

(ii)       in the case of Section 6.02(a)(ii) of this Part III above, the amount sufficient to result in an “adjusted funding target attainment percentage” of sixty percent (60%).

(c)        Unpredictable contingent event benefit.  For purposes of this subsection, the term “unpredictable contingent event benefit” means any benefit payable solely by reason of:

(i)        a plant shutdown (or similar event, as determined by the Secretary of the Treasury), or

(ii)       an event other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or occurrence of death or disability.

6.03     Limitations on Plan Amendments Increasing Liability for Benefits.

(a)        In general.  No amendment which has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during any Plan Year if the “adjusted funding target attainment percentage” for such Plan Year is:

(i)        less than eighty percent (80%), or

(ii)       would be less than eighty percent (80%) taking into account such amendment.

(b)        Exemption.  Section 6.03(a) of this Part III above shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year (or if later, the effective date of the amendment), upon payment by the Employer of a

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contribution (in addition to any minimum required contribution under Code Section 430) equal to -

(i)        in the case of Section 6.03(a)(i) of this Part III above, the amount of the increase in the funding target of the Plan (under Code Section 430) for the Plan Year attributable to the amendment, and

(ii)       in the case of Section 6.03(a)(ii) of this Part III above, the amount sufficient to result in an “adjusted funding target attainment percentage” of eighty percent (80%).

(c)        Exception for certain benefit increases.  Section 6.03(a) of this Part III shall not apply to any amendment which provides for an increase in benefits under a formula which is not based on a Participant’s compensation, but only if the rate of such increase is not in excess of the contemporaneous rate of increase in average wages of Participants covered by the amendment.

6.04     Limitations on Accelerated Benefit Distributions.

(a)        Funding percentage less than sixty percent (60%).  If the Plan’s “adjusted funding target attainment percentage” for a Plan Year is less than sixty percent (60%), then the Plan may not pay any “prohibited payment” after the valuation date for the Plan Year.

(b)        Bankruptcy.  During any period in which the Employer is a debtor in a case under title 11, United States Code, or similar Federal or State law, the Plan may not pay any “prohibited payment.” The preceding sentence shall not apply on or after the date on which the enrolled actuary of the Plan certifies that the “adjusted funding target attainment percentage” of the Plan is not less than one hundred percent (100%).

(c)        Limited payment if percentage at least sixty percent (60%) but less than eighty percent (80%) percent.

(i)        In general.  If the Plan’s “adjusted funding target attainment percentage” for a Plan Year is sixty percent (60%) or greater but less than eighty percent (80%), then the Plan may not pay any “prohibited payment” after the valuation date for the Plan Year to the extent the amount of the payment exceeds the lesser of:

(A)       fifty (50) percent of the amount of the payment which could be made without regard to this subsection, or

(B)       the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Code Section 417(e)) of the maximum guarantee with respect to the participant under ERISA Section 4022.

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(ii)       One‑time application.

(A)       In general.  Only 1 “prohibited payment” meeting the requirements of Section 6.04(c)(i) of this Part III may be made with respect to any Participant during any period of consecutive Plan Years to which the limitations under Section 6.04(a) or Section 6.04(b) or this Section 6.04(c)(ii)(A) of this Part III applies.

(B)       Treatment of beneficiaries.  For purposes of this subparagraph, a Participant and any Beneficiary (including an alternate payee, as defined in Code Section 414(p)(8)) shall be treated as one Participant.  If the Accrued Benefit of a Participant is allocated to such an alternate payee and one or more other persons, the amount under Section 6.04(c)(i) of this Part III shall be allocated among such persons in the same mariner as the Accrued Benefit is allocated unless the qualified domestic relations order (as defined in Code Section 414(p)(1)(A)) provides otherwise.

(d)        Exception.  Section 6.04 of this Part III shall not apply for any Plan Year if the terms of the Plan (as in effect for the period beginning on September 1, 2005, and ending with such Plan Year) provide for no benefit accruals with respect to any Participant during such period.

(e)        “Prohibited payment.” For purpose of Section 6.04 of this Part III, the term “prohibited payment” means:

(i)        any payment, in excess of the monthly amount paid under a single life annuity (plus any Social Security supplements described in the last sentence of Code Section 411(a)(9)), to a Participant or Beneficiary whose Annuity Starting Date occurs during any period in which a limitation under Section 6.04(a) or Section 6.04(b) of this Part III is in effect,

(ii)       any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, and

(iii)      any other payment specified by the Secretary by regulations under Code Section 436.

Such term shall not include the payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

6.05     Limitation on Benefit Accruals for Plans With Severe Funding Shortfalls.

(a)        In general.  If the Plan’s “adjusted funding target attainment percentage” for a Plan Year is less than sixty percent (60%), benefit accruals under the Plan shall cease as of the valuation date for the Plan Year.

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(b)        Exemption.  Section 6.05(a) of this Part III shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code Section 430) equal to the amount sufficient to result in an “adjusted funding target attainment percentage” of sixty percent (60%).

(c)        Temporary modification of limitation.  In the case of the first Plan Year beginning during the period beginning on October 1, 2008, and ending on September 30, 2009, the provisions of Section 6.05(a) of this Part III above shall be applied by substituting the Plan’s “adjusted funding target attainment percentage” for the preceding Plan Year for such percentage for such Plan Year, but only if the “adjusted funding target attainment percentage” for the preceding year is greater.

6.06     Rules Relating to Contributions Required to Avoid Benefit Limitations.

(a)        Security may be provided.

(i)        In general.  For purposes of this section, the “adjusted funding target attainment percentage” shall be determined by treating as an asset of the Plan any security provided by the Employer in a form meeting the requirements of Section 6.06(a)(ii) of this Part III.

(ii)       Form of security.  The security required under Section 6.06(a)(i) of this Part III shall consist of:

(A)       a bond issued by a corporate surety company that is an acceptable surety for purposes of ERISA Section 412;

(B)       cash, or United States obligations which mature in three (3) years or less, held in escrow by a bank or similar financial institution; or

(C)       such other form of security as is satisfactory to the Secretary and the parties involved.

(iii)      Enforcement.  Any security provided under Section 6.06(a)(i) of this Part III may be perfected and enforced at any time after the earlier of:

(A)      the date on which the Plan terminates;

(B)      if there is a failure to make a payment of the minimum required contribution for any Plan Year beginning after the security is provided, the due date for the payment under Code Section 430(j); or

(C)      if the “adjusted funding target attainment percentage” is less than sixty percent (60%) for a consecutive period of 7 years, the valuation date for the last year in the period.

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(iv)       Release of security.  The security shall be released (and any amounts thereunder shall be refunded together with any interest accrued thereon) at such time as the Secretary may prescribe in regulations under Code Section 436, including regulations for partial releases of the security by reason of increases in the “adjusted funding target attainment percentage.”

(b)        Prefunding balance or funding standard carryover balance may not be used.  No prefunding balance under Code Section 430(f) or funding standard carryover balance may be used under Sections 6.02, 6.03, or 6.05 of this Part III to satisfy any payment an Employer may make under any such subsection to avoid or terminate the application of any limitation under such subsection.

(c)        Deemed reduction of funding balances:

(i)        In general.  In any case in which a benefit limitation under Sections 6.02, 6.03, 6.04, or 6.05 of this Part III would (but for this Section 6.06(c) of this Part III and determined without regard to Sections 6.02(b), 6.03(b), or 6.05(b) of this Part III) apply to such Plan for the Plan Year, the Employer shall be treated for purposes of this title as having made an election under Code Section 430(f) to reduce the prefunding balance or funding standard carryover balance by such amount as is necessary for such benefit limitation to not apply to the Plan for such Plan Year.

(ii)       Exception for insufficient funding balances.  Section 6.06(a)(i) of this Part III shall not apply with respect to a benefit limitation for any Plan Year if the application of Section 6.06(a)(i) of this Part III would not result in the benefit limitation not applying for such Plan Year.

6.07     Presumed Underfunding for Purposes of Benefit Limitations.

(a)        Presumption of continued underfunding.  In any case in which a benefit limitation under Sections 6.02, 6.03, 6.04, or 6.05 of this Part III has been applied to a Plan with respect to the Plan Year preceding the current Plan Year, the “adjusted funding target attainment percentage” of the Plan for the current Plan Year shall be presumed to be equal to the “adjusted funding target attainment percentage” of the Plan for the preceding Plan Year until the enrolled actuary of the Plan certifies the actual “adjusted funding target attainment percentage” of the Plan for the current Plan Year.

(b)        Presumption of underfunding after 10th month.  In any case in which no certification of the “adjusted funding target attainment percentage” for the current Plan Year is made with respect to the Plan before the first day of the 10th month of such year, for purposes of Sections 6.02, 6.03, 6.04, and 6.05 of this Part III; such first day shall be deemed, for purposes of such subsection, to be the valuation date of the Plan for the current Plan Year and the Plan’s “adjusted funding target attainment percentage” shall be conclusively presumed to be less than sixty percent (60%) as of such first day.

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(c)        Presumption of underfunding after 4th month for nearly underfunded plans.  In any case in which:

(i)        a benefit limitation under Sections 6.02, 6.03, 6.04, or 6.05 of this Part III did not apply to a Plan with respect to the Plan Year preceding the current Plan Year, but the “adjusted funding target attainment percentage” of the Plan for such preceding Plan Year was not more than ten (10) percentage points greater than the percentage which would have caused such subsection to apply to the Plan with respect to such preceding Plan Year, and

(ii)       as of the first day of the 4th month of the current Plan Year, the enrolled actuary of the Plan has not certified the actual “adjusted funding target attainment percentage” of the Plan for the current Plan Year, until the enrolled actuary so certifies, such first day shall be deemed, for purposes of such subsection, to be the valuation date of the Plan for the current Plan Year and the “adjusted funding target attainment percentage” of the Plan as of such first day shall, for purposes of such subsection, be presumed to be equal to ten (10) percentage points less than the “adjusted funding target attainment percentage” of the Plan for such preceding Plan Year.

6.08     Treatment of Plan as of Close of Prohibited or Cessation Period.  The following provisions apply for purposes of applying this Article.

(a)        Operation of Plan after period.  Payments will resume effective as of the day following the close of the period for which any limitation of payment of benefits under Section 6.04 of this Part III applies.  If a limitation on benefit accruals under Section 6.05 of this Part III applies to the Plan as of a “Section 436 measurement date,” but that limit no longer applies to the Plan as of a later “Section 436 measurement date,” then that limitation shall not apply to benefit accruals that are based on service on or after that later “Section 436 measurement date,” except to the extent that the Plan does then not provide for such benefit accruals or provides that benefit accruals will not resume when the limitation ceases to apply.  A “Section 436 measurement date” is the date that is used to determine when the limitations of Code Sections 436(d) and 436(e) apply or cease to apply.

(b)        Treatment of affected benefits.  Nothing in this Section 6.08 of this Part III shall be construed as affecting the Plan’s treatment of benefits which would have been paid or accrued but for this Article.

6.09     Definitions.

(a)        The term “funding target attainment percentage” has the same meaning given such term by Code Section 430(d)(2), except as otherwise provided herein.  However, in the case of Plan Years beginning in 2008, the “funding target

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attainment percentage” for the preceding Plan Year may be determined using such methods of estimation as the Secretary may provide.

(b)        The term “adjusted funding target attainment percentage” means the “funding target attainment percentage” which is determined under paragraph (a) by increasing each of the amounts under subparagraphs (A) and (B) of Code Section 430(d)(2) by the aggregate amount of purchases of annuities for employees other than highly compensated employees (as defined in Code Section 414(q)) which were made by the Plan during the preceding two (2) Plan Years.

(c)        Application to plans which are fully funded without regard to reductions for funding balances.

(i)        In general.  In the case of a Plan for any Plan Year, if the “funding target attainment percentage” is one hundred percent (100%) or more (determined without regard to this paragraph and without regard to the reduction in the value of assets under Code Section 430(l)(4)(A)), the “funding target attainment percentage” for purposes of Sections 6.09(a) and (b) of this Part III shall be determined without regard to such reduction.

(ii)       Transition rule.  Section 6.09(c)(i) of this Part III shall be applied to Plan Years beginning after 2007 and before 2011 by substituting for “one hundred percent (100%)” the applicable percentage determined in accordance with the following table:

In the case of a Plan Year beginning in calendar year:	The applicable percentage is:

2008	92%
2009	94%
2010	96%

(iii)      Section 6.09(c)(ii) of this Part III shall not apply with respect to any Plan Year after 2008 unless the “funding target attainment percentage” (determined without regard to Section 6.09(c)(iii) of this Part III) of the Plan for each preceding Plan Year after 2007 was not less than the applicable percentage with respect to such preceding Plan Year determined under Section 6.09(c)(ii) of this Part III.

ARTICLE VII

PLAN FIDUCIARY RESPONSIBILITIES

7.01     Plan Fiduciaries.  The Plan Fiduciaries shall be:

(a)        the Trustee(s) of the Plan;

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(b)        the Plan Administrator; and

(c)        such other person or persons as may be designated by the Plan Administrator as a fiduciary in accordance with the provisions of this Article.

7.02     General Fiduciary Duties.  Each Plan Fiduciary shall discharge his or her or her duties solely in the interest of the Participants and their Beneficiaries and act:

(a)        for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

(b)        with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c)        by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, if the Fiduciary has the responsibility to invest plan assets; and

(d)        in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions only Title I of ERISA.

Each Plan Fiduciary shall perform the duties specifically assigned to him or her.  No Plan Fiduciary shall have any responsibility for the performance or non‑performance of any duties not specifically allocated to him or her.

7.03     Duties of the Trustee(s).  The specific responsibilities and duties of the Trustee(s) are set forth in the Trust Indenture among the Plan Sponsor, the Plan Administrator, and the Trustee(s).  In general, the Trustee(s) shall:

(a)        invest Plan assets, subject to directions from the Plan Administrator or from any duly appointed investment manager;

(b)        maintain adequate records of receipts, disbursements, and other transactions involving the Plan; and

(c)        prepare such reports, statements, tax returns and other forms as may be required under the Trust Indenture or applicable laws and regulations.

7.04     Powers and Duties of the Plan Administrator.  The “Plan Administrator” is the Benefits Committee.  The Plan Administrator shall have the power, discretionary authority, and duty to interpret the provisions of the Plan and to make all decisions and take all actions that shall be necessary or proper in order to carry out the provisions of the Plan.  Without limiting the generality of the foregoing, the Plan Administrator shall:

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(a)        monitor compliance with the provisions of ERISA and other applicable laws with respect to the Plan;

(b)        establish an investment policy and funding method consistent with objectives of the Plan and with the requirements of applicable laws and regulations;

(c)        invest Plan assets except to the extent that the Plan Administrator has delegated such investment duties to an investment manager;

(d)        evaluate from time to time investment policy and the performance of any investment manager or investment advisor appointed by it;

(e)        be solely responsible to, and shall, interpret and construe the Plan and resolve any ambiguities therein, with any such interpretations or constrictions to be conclusively binding and final, to the extent permitted by applicable law, upon all persons interested or claiming under the Plan;

(f)        determine, in its sole discretion, all questions concerning the eligibility of any person to participate in the Plan, the right to and the amount of any benefit payable under the Plan to or on behalf of an individual and the date on which any individual ceases to be a Participant, with any such determination to be conclusively binding and final, to the extent permitted by applicable law, upon all persons interested or claiming an interest in the Plan;

(g)        establish guidelines as required for the orderly and uniform administration of the Plan;

(h)        exercise overall control of the operation and administration of the Plan in matters not allocated to some other Fiduciary by the terms of this Plan.

(i)        administer the Plan on a day‑to‑day basis in accordance with the provisions of this Plan and all other pertinent documents;

(j)        retain and maintain Plan records, including Participant census data, participation dates, compensation records, and such other records necessary or desirable for proper Plan administration;

(k)        prepare and arrange for delivery to Participants of such summaries, descriptions, announcements and reports as are required to be given to participants under applicable laws and regulations;

(l)        file with the U.S. Department of Labor, the Internal Revenue Service and other regulatory agencies on a timely basis all required reports, forms and other documents;

(m)      prepare and furnish to the Trustee(s) sufficient records and data to enable the Trustee(s) to properly perform its obligations under the Trust Indenture; and

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(n)        to take appropriate actions required to correct any errors made in determining the eligibility of any employee for benefits under the Plan or the amount of benefits payable under the Plan, including as part of correcting any error made in computing the benefits of any Participant or Beneficiary, making equitable adjustments (an increase or decrease) in the amount of any future benefits payable under the Plan and including the recovery of any overpayment of benefits paid from the Plan as provided in Treasury Regulation Section 1.401(a)-13(c)(2)(iii).

The Plan Administrator may appoint or employ such advisers or assistants as the Plan Administrator deems necessary and may delegate to any one or more of its members any responsibility it may have under the Plan or designate any other person or persons to carry out any responsibility it may have under the Plan.

Notwithstanding any provisions elsewhere to the contrary, the Plan Administrator shall have total discretion to fulfill the above responsibilities as the Plan Administrator sees fit on a uniform and consistent basis and as the Plan Administrator believes a prudent person acting in a like capacity and familiar with such matters would do.

7.05     Designation of Fiduciaries.  The Plan Administrator shall have the authority to appoint and remove Trustee(s) in accordance with the Trust Indenture.  The Plan Administrator may appoint and remove an investment manager and delegate to said investment manager power to manage, acquire or dispose of any assets of the Plan.

While there is an investment manager, the Plan Administrator shall have no obligation under this Plan with regard to the performance or non‑performance of the duties delegated to the investment manager.

The Plan Administrator shall appoint all other Fiduciaries of this Plan.  In making its appointment or delegation of authority, the Plan Administrator may designate all of the responsibilities to one person or it may allocate the responsibilities, on a continuing basis or on an ad hoc basis, to one or more individuals either jointly or severally.  No individual named a Fiduciary shall have any responsibility for the performance or non‑performance of any responsibilities or duties not allocated to him or her.

The appointing authority of a Fiduciary shall periodically, but not less frequently than annually, review the performance of each Fiduciary appointed in order to carry out the general fiduciary duties specified in Section 7.02 of this Part III and, where appropriate, in its sole discretion, take or recommend remedial action.

7.06     Delegation of Duties by a Fiduciary.  Except as provided in this Plan or in the appointment as a Fiduciary, no Fiduciary may delegate his or her or her fiduciary responsibilities.  If authorized by the appointing authority, a Fiduciary may appoint such agents as may be deemed necessary and delegate to such agents any non‑fiduciary powers or duties, whether ministerial or discretionary.  No Fiduciary or agent of a Fiduciary who is a full‑time employee of the Employer will receive any compensation from the Plan for his or her or her services, but the Employer or the Plan shall pay all expenses that such employee reasonably incurs in the discharge of his or her duties.

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ARTICLE VIII

BENEFITS COMMITTEE

8.01     Appointment of Benefits Committee.  The Benefits Committee (the “Benefits Committee”) shall consist of three or more members appointed from time to time by the President of the Employer (the “President”), who shall also designate one of the members as chairperson.  Each member of the Benefits Committee and its chairperson shall serve at the pleasure of the appointing authority.

8.02     Benefits Committee to Act by Majority Vote.  The Benefits Committee shall act by majority vote of all members.  All actions, determinations, interpretations and decisions of the Benefits Committee with respect to any matter within its jurisdiction will be conclusive and binding on all persons.  Any person may rely conclusively upon any action if certified by the Benefits Committee.

Notwithstanding the above, a member of the Benefits Committee who is also a Participant shall not vote or act upon any matter relating solely or primarily to himself or herself.

8.03     Records and Reports of the Benefits Committee.  The Benefits Committee shall keep a record of all of its proceedings and acts, and shall keep such books of account, records and other data as may be necessary for the proper administration of the Plan and file or deliver to Participants and their Beneficiaries whatever reports are required by any regulatory authority.

8.04     Costs and Expenses of Administration.  Notwithstanding any provisions of the Plan to the contrary, all clerical, legal and other expenses of the Plan and the Trust, including Trustee’s fees, shall be paid by the Plan, except to the extent the Employer elects to pay such amounts; provided, however, that if the Employer pays such amounts, it shall be reimbursed by the Trust for such amounts unless the Employer elects not to be so reimbursed.

8.05     Indemnification of the Plan Administrator and Assistants.  The Employer shall indemnify and defend, to the extent permitted under the By‑Laws of the Employer, any Employee or former Employee (i) who serves or has served as a member of the Benefits Committee, (ii) who has been appointed to assist the Benefits Committee in administering the Plan, or (iii) to whom the Benefits Committee has delegated any of its duties or responsibilities against any liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is in good faith and without gross negligence; provided that such Employee or former Employee is not otherwise indemnified or saved harmless under any liability insurance or other indemnification arrangement.

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ARTICLE IX

CLAIMS PROCEDURE

9.01     Claims Fiduciary.  The Plan Administrator will act as “Claims Fiduciary,” except to the extent that the Plan Administrator has delegated the function to some other person or persons, committee or entity.

Notwithstanding anything in the Plan to the contrary, the Claims Fiduciary shall have total and complete discretion to fulfill its fiduciary responsibilities as it sees fit on a uniform and consistent basis and as it believes a prudent person acting in a like capacity and familiar with such matters would do.

9.02     Claims for Benefits.  Claims for benefits or to enforce or clarify rights under the Plan, under any provision of law, whether statutory or not, may be filed with the Plan Administrator using forms supplied by the Employer.  For the purpose of this procedure, “claim” means a request for a Plan benefit or to enforce or clarify rights under the Plan, under any provision of law, whether statutory or not, by a Participant or a Beneficiary of a Participant.  If the basis of the claim includes documentation not a part of the records of the Plan or of the Employer, all such documentation must be included with the claim.

9.03     Duty to Keep Plan Administrator Informed of Current Address.  Each Participant and Beneficiary must file with the Plan Administrator from time to time his or her post office address and each change thereof. Any communication, statement or notice addressed to a Participant or Beneficiary at his or her last post office address filed with the Plan Administrator, or if no address is filed with the Plan Administrator, then at his or her last post office address as shown on the Employer’s records, will be binding on the Participant and Beneficiary for all purposes of the Plan.  Neither the Plan Administrator nor the Employer shall be required to search for or locate a Participant or Beneficiary.

9.04     Failure to Claim Benefits.  If the Plan Administrator notifies a Participant or Beneficiary by registered or certified mail at his or her last known address that he or she is entitled to a distribution and also notifies him or her of the provision of this Section, and the Participant or Beneficiary fails to claim his or her benefits under the Plan, the Plan Administrator shall make reasonable efforts to locate such Participant or Beneficiary.  If the Participant or Beneficiary fails to claim his or her benefits under the Plan or fails to make his or her or her current address known to the Plan Administrator within three years after such notification, the Plan Administrator, at the end of such three‑year period, shall direct that benefits which would have been payable to such Participant or Beneficiary shall be forfeited.  In the event that the Participant or Beneficiary is subsequently located, the benefits which were forfeited shall be reinstated, and such reinstatement shall be taken into account in determining the Employer contribution for the Plan Year of the reinstatement.

9.05     Notice of Denial of Claim.  If a claim is wholly or partially denied, the Plan Administrator shall notify the claimant of the denial of the claim within a reasonable period of time.  Such notice of denial (i) shall be in writing, (ii) shall be written in a

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manner calculated to be understood by the claimant, and (iii) shall contain (A) the specific reason or reasons for denial of the claim, (B) a specific reference to the pertinent Plan provisions upon which the denial is based, (C) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and (D) an explanation of the Plan’s claim review procedure.  Unless special circumstances require an extension of time for processing the claim, the Plan Administrator shall notify the claimant of the claim denial no later than 90 days after the Plan Administrator’s receipt of the claim.  If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90‑day period.  The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render the final decision, which date will not be later than 180 days after the Plan Administrator’s receipt of the claim.

9.06     Request for Review of Denial of Claim.  Within 120 days of the receipt by the claimant of the written notice of the denial of the claim, or such later time as shall be deemed reasonable in the sole discretion of the Plan Administrator, taking into account the nature of the benefit subject to the claim and any other attendant circumstances, or if the claim has not been granted within a reasonable period of time, the claimant may file a written request with the Plan Administrator to conduct a full and fair review of the denial of the claimant’s claim for benefits.  In connection with the claimant’s appeal of the denial of his or her benefit, the claimant may review pertinent documents and may submit issues and comments in writing.

9.07     Decision on Review of Denial of Claim.  The Plan Administrator shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days, after the receipt of the claimant’s request for review, except that if there are special circumstances which require an extension of time for processing, the aforesaid 60‑day period may be extended to 120 days.  Such decision shall (i) be written in a manner calculated to be understood by the claimant, (ii) include specific reasons for the decision, and (iii) contain specific references to the pertinent Plan provisions upon which the decision is based.

9.08     Disability Claims.  Notwithstanding anything in this Article IX of Part III of the Plan to the contrary, when a claim under this Article is made in connection with a benefit payable under Section 6.05 of Part I (as a result of a qualifying Participant’s being Totally Disabled under Part I) or is made in connection with a benefit payable under Section 5.04 of Part II (as a result of a qualifying Participant’s being Totally Disabled under Part II), solely for purposes of processing such a claim, (i) all references in Sections 9.05 and 9.07 of this Part III to “90 days” and “60 days” are deemed to have been replaced with “45 days”, (ii) the reference to “180 days” in Section 9.05 of this Part III is deemed to have been replaced with “75 days”, (iii) the reference to “120 days” in Section 9.07 of this Part III is deemed to have been replaced with “90 days”, (iv) a second, maximum 30 day extension of time will be allowed only under Section 9.05 of this Part III in the case of a claim within this Section, but only if the other requirements for an extension of time to respond described in Section 9.05 of this Part III are satisfied with respect to this second extension, and (v) the claimant will be allowed at least 45 days within which to provide

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any needed additional information sought in connection with any extension under Sections 9.05 and 9.08 of this Part III.

9.09     Limitations Periods for Filing Claims and Legal Actions.  To be considered timely filed under the Plan's claims procedures and notwithstanding anything in this Part III to the contrary, a claim for benefits filed after 2015 must be filed with the appropriate Claims Fiduciary under Sections 9.02 or 9.08 of this Part III before the first (1st) anniversary of the date on which claimant knew or reasonably should have known of the principal facts upon which the claim is based. Notwithstanding anything in this Part III to the contrary, a legal action to recover Plan benefits or to enforce or clarify rights under the Plan under ERISA Section 502, ERISA Section 510 or under any other provision of law, whether statutory or not, may not be brought after 2015 by any claimant on any matter pertaining to this Plan unless the legal action is initiated in the proper forum before the earlier of (i) the expiration of thirty (30) completed calendar months after the date on which the claimant knew or reasonably should have known of the principal facts on which the claim is based, or (ii) the expiration of six (6) completed calendar months after the claimant has exhausted the applicable claims procedures under this Plan. For the purpose of applying this Section, knowledge of all facts that the Participant knew or reasonably should have known will be imputed to every claimant who is, or who purports to be, a Beneficiary of the Participant or otherwise purports to derive an entitlement to a Plan benefit or a Plan right by reference to the Participant.

Exhaustion of the Plan's claims procedures is mandatory for every claim and dispute of whatever nature or from whatever source and arising under this Plan.  As to such claims and disputes, no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under ERISA Section 502, ERISA Section 510 or under any other provision of law, whether or not statutory, until the applicable claims procedures set forth in the Plan have been exhausted in their entirety.

In any legal action described in this Section, all explicit and implicit determinations by the Plan Administrator, any Claims Fiduciary and all other persons determining or reviewing claims in such legal action (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.  Any interpretation, determination or other action of such persons shall be subject to change only if it was arbitrary or capricious or a more serious abuse of discretion.  Any external review of a final decision or action by such persons reviewing a claim under this Part III shall be based only on such evidence presented to or considered by such persons at the time they made the decision or decisions that are the subject of review.

ARTICLE X

AMENDMENT AND TERMINATION

10.01   Amendment of Plan.  The right is reserved to the Employer to amend the Plan at any time and from time to time and all parties or any person claiming any interest hereunder shall

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be bound thereby; except no person having an already vested interest in the Plan shall be deprived of any interest already existing nor have such interest adversely affected.  No such amendment shall have the effect of vesting in the Employer any right, title or interest to any assets of the Plan.  The decision of the Employer shall be binding upon the Participants and all other persons and parties interested as to whether or not any amendment does deprive a Participant or any other person or adversely affects such interest.  No amendment to the Plan (including a change in the actuarial basis for determining optional or early retirement benefits) shall decrease a Participant’s Accrued Benefit or eliminate an optional form of distribution.  Notwithstanding the preceding sentence, a Participant’s Accrued Benefit may be reduced to the extent permitted under Code Section 412(c)(8).  For purposes of this paragraph, a Plan amendment which has the effect of (i) eliminating or reducing an early retirement benefit or a retirement‑type subsidy, or (ii) eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits.  In the case of a retirement‑type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre‑amendment conditions for the subsidy.  In general, a retirement‑type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, or a social security supplement that does not continue after retirement age.  Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant’s vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or becomes effective.  Participants shall be notified of any Plan amendments.

In the case of any merger, consolidation with or transfer of assets or liabilities by the Employer to another Plan, each Participant in the Plan on the date of the transaction shall have a benefit in the surviving Plan (determined as if such Plan were terminated immediately after the transaction) at least equal to the benefit to which he or she would have been entitled to receive immediately prior to the transaction if the Plan had been terminated.  However, this provision shall not be construed to be a termination or discontinuance of the Plan or to be a guarantee of a specific level of benefits from this Plan.

Notwithstanding the foregoing, a transfer of amounts from this Plan or its related trust to a nonqualified foreign trust as described in Revenue Ruling 2008‑40 shall be treated as a distribution from the Plan.

10.02   Employer May Discontinue Plan.  The Employer reserves the right at any time to reduce its annual payments, to partially terminate its Plan or to terminate its Plan in its entirety.

In the event of the liquidation of the Employer or the bona fide sale of the controlling interest thereof, the Employer or its successors or assigns shall not be obligated to continue the Plan.

Upon termination of the Employer’s Plan or upon a partial termination of the Plan, each affected Participant shall have a 100% vested and non‑forfeitable right to his or her Accrued Benefit to the extent then funded.

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In the event of termination or partial termination of the Employer’s Plan, the assets of the Plan then available to provide benefits shall be applied in accordance with ERISA Section 4044 and regulations promulgated thereunder, in accordance with the following order of priority; provided, however, that no benefits being provided to former Participants or their Beneficiaries by the Insurer shall be canceled.

(a)        First, to provide that portion of each affected Participant’s Accrued Benefit which is derived from any mandatory Employee contributions.

(b)        Second, to provide, in the case of retirement income benefits of each affected Participant or Beneficiary:

(i)        Annuity benefits which were in pay status for at least the three‑year period ending on the date of Plan termination; and

(ii)       Annuity benefits which would have been in pay status during the three‑year period ending on the date of Plan termination, had a Participant eligible to retire at the beginning of such three‑year period retired on the date of Plan termination.

The level of benefits allocated to this priority class shall be determined on the basis of the Plan’s provisions which were in effect at any time during the five‑year period ending on the date of Plan termination under which the annuity benefits would be the least.  Additionally, the level of such benefits is limited to the lowest level which was, or could have been, in pay status during the three‑year period ending on the date of Plan termination (but, in the case of a benefit which would have been in pay status, the amount of the benefit, but not the entitlement to the benefit, shall be determined using the age, service and other relevant factors for computing the benefit under the Plan with respect to the Participant as of the date of Plan termination).

(c)        Third, to provide all other benefits guaranteed to affected Participants under Title IV of ERISA and regulations promulgated thereunder (determined as if the insurance limits provided under the Act for benefits payable to one person with respect to more than one Participant or from more than one terminated Plan and the insurance limits on benefits payable to a substantial owner all were not applicable).

(d)        Fourth, to provide all other non‑forfeitable benefits accrued by affected Participants under the Plan.

(e)        Fifth, to provide all other benefits accrued by affected Participants under the Plan.

(f)        Any residual assets of the Plan remaining after distribution in accordance with this Article shall be distributed to the Employer provided that all liabilities of the Plan to Participants and their Beneficiaries have been satisfied.

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Notwithstanding anything in this Section to the contrary, in the event of a partial termination of the Plan, this Section shall be applicable only to those Participants and their Beneficiaries affected by the partial termination.

Notwithstanding anything in the Plan to the contrary, the following special rules will apply to adjust Account Balances after the effective date of a termination of the Plan under this Section and Treasury Regulation Section 1.411(b)(5)-1(e)(2)(iv)(E) (the “termination date”):

(x)        The interest crediting rate used to credit interest to Account Balances under Section 4.03 of Part I of the Plan for all periods ending after the termination date will be the arithmetic average of the actual rate used to add interest credits to Account Balances for each of the five interest crediting periods that ended within the 60 month period ending on the termination date.

(y)        Whether an Account Balance has been converted to an Actuarial Equivalent annuity after the termination date will be determined by applying the arithmetic average of the Code Section 417 Applicable Interest Rates (or its successor) actually used during the 60 months ending on the termination date and the Code Section 417 Mortality Table (or its successor) specified for such conversions in Section 2.02 of Part I of the Plan, as appropriate, on the termination date. If tabular factors have been substituted for the Code Section 417 Applicable Interest Rate and the Code Section 417 Mortality Table for these annuity conversions prior to the termination date, the average of the tabular factors used during the 60 months ending on the Plan's termination date will be substituted and used to calculate conversions of Account Balances to an annuity after the termination date. If neither of the preceding two options in Section 10.02(y) of this Part III applies, the actuarial assumptions to be used to convert an Account Balance to an annuity after the termination date will be determined using guidance issued under Code Section 411(b)(5) and the regulations thereunder.

10.03   Distribution of Benefits Upon Plan Termination.  Subject to Article IV of Part III and upon approval of the Pension Benefit Guaranty Corporation (“PBGC”), when required, upon a termination or partial termination of the Plan, benefits shall be distributed to affected Participants in any manner which the Plan Administrator deems to be in the best interests of the Participants which is acceptable under applicable PBGC and Internal Revenue Code statutes and regulations.  Any such distribution may include a lump sum payment, deferment of the distribution or the distribution of an annuity contract without life insurance, immediate or deferred, which by its terms may not be sold, assigned discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any party other than the issuer thereof.  Spousal consent shall be required for distributions made on account of Plan termination.  In no event shall the payment of benefits be deferred beyond the Participant’s Normal Retirement Date.

10.04   Return of Employer Contributions Under Special Circumstances.

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Notwithstanding any provisions of this Plan to the contrary:

(a)        Any monies or other Plan assets attributable to any contributions made by the Employer to the Plan because of a mistake of fact must be returned to the Employer within one year after the date of contribution.

(b)        Any monies or other Plan assets attributable to any contribution made by the Employer which is conditional on the deductibility of such contribution must be refunded to the Employer, to the extent the deduction is disallowed, within one year after the date of such disallowance.

ARTICLE XI

MISCELLANEOUS

11.01   Protection of Employee Interest.  No Participant or Beneficiary shall have the right to assign, pledge, alienate or convey any right, benefit or payment to which he or she shall be entitled in accordance with the provisions of the Plan, and any such attempted assignment, pledge, alienation or conveyance shall be null and void and of no effect.  To the extent permitted by law, none of the benefits, payments, proceeds or rights herein created and provided for shall in any way be subject to any debts, contracts or engagements of any Participant or Beneficiary, as herein before described, nor to any suits, actions or other judicial process to levy upon or attach the same for the payment thereof; provided, however, that this provision does not preclude the Plan Administrator from complying with the terms of a Qualified Domestic Relations Order.

11.02   USERRA Compliance.  Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with the rules and requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) and Code Section 414(u).

(a)        Differential Wage Payments.  For Plan Years beginning after December 31, 2008, (i) an individual receiving a differential wage payment (as defined by Code Section 3401(h)(2)), shall be treated as an employee of the employer making the payment, (ii) the differential wage payment shall be treated as compensation, the differential wage payment shall be treated as compensation, for purposes of Code Section 415(c)(3) and Treasury Regulation Section 1.415(c)-2 (e.g., for purposes of Code Section 415, top‑heavy provisions of Code Section 416, determination of highly compensated employees under Code Section 414(q), and applying the 5% gateway requirement under the Code Section 401(a)(4) regulations), and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.  Section 11.02(a)(iii) of this Part III shall apply only if all employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on

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reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

(b)        Death Benefits Under USERRA.  Effective for deaths occurring on or after January 1, 2007, in the case of a Participant who dies while performing qualified military service as defined in Code Section 414(u), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.  Moreover, the Plan will credit the Participant’s qualified military service as service for vesting purposes, as though the Participant had resumed employment under USSERRA immediately prior to the Participant’s death.

11.03   Meaning of Words Used in Plan.  Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine or neuter gender in all cases where they would so apply.  Wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

Titles used herein are for general information only, and this Plan is not to be construed by reference thereto.

11.04   Plan Does Not Create or Modify Employment Rights.  The Plan shall not be construed as creating or modifying any contract of employment between the Employer and any Participant.  All Employees shall be subject to discharge to the same extent that they would have been if the Plan had never been adopted.

11.05   Massachusetts Law Controls.  This Plan shall be governed by the laws of the Commonwealth of Massachusetts to the extent that they are not pre‑empted by the laws of the United States of America.

11.06   Payments to come from Plan Assets.  All benefits and amounts payable under the Plan shall be paid or provided for solely from the assets of the Plan, and neither the Employer nor the Plan Administrator assumes any liability or responsibility therefor.

11.07   Receipt and Release for Payments.  Any payment to any Participant, his or her legal representative, Beneficiary, or to any guardian, custodian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Employer and the Insurer, any of whom may require such Participant, legal representative, Beneficiary, guardian, custodian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Employer or Insurer.

11.08   Mandatory Withholding on Eligible Rollover Distributions.  Except as provided in Code Section 3405 and in regulations promulgated thereunder, the Employer is required to

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withhold 20% on any portion of an eligible rollover distribution not paid directly to an eligible retirement plan.

11.09   Payment under Qualified Domestic Relations Orders.  Notwithstanding any provisions of the Plan to the contrary, if there is entered any Qualified Domestic Relations Order that affects the payment of benefits hereunder, such benefits shall be paid in accordance with the applicable requirements of such Order, provided that such Order (i) does not require the Plan to provide any type or form of benefits, or any option that is not otherwise provided hereunder, (ii) does not require the Plan to provide increased benefits, and (iii) does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

The Plan Administrator shall establish reasonable procedures to determine whether an order or other decree is a Qualified Domestic Relations Order and to administer distributions under such orders.

To the extent required or permitted by any such Order, at any time on or after the date the Plan Administrator has determined that the Order is a Qualified Domestic Relations Order, the alternate payee shall have the right to request the Plan Administrator to commence distribution of benefits under the Plan (including any single sum cash‑out that would be available if the Participant were the payee and entitled to a benefit payment on account of termination from service) regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

11.10   Electronic Communications.  Effective for Plan Years beginning on or after January 1, 2007, any electronic communications made by the Plan to Participants in regards to eligible rollover distribution tax notices, Participant consents to distributions, and tax withholding notices shall comply with the requirements contained in Treasury Regulation Section 1.401(a)-21, in addition to all otherwise applicable requirements relating to the specific communication.

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EXECUTED this 17th day of December, 2015.

The Hanover Insurance Company

By:	/s/ Elena Patronas
Name: Elena Patronas
Title: Vice President

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